Exhibit 99.1

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

PURCHASE AGREEMENT

by and among

KiOR, Inc.,

KiOR Columbus, LLC,

the Purchasers party hereto and

the Agent

October 18, 2013

ARTICLE 6
COVENANTS		31
6.1	Financial Reports; Notices.	31
6.2	Inspection Rights.	32
6.3	Further Assurances.	32
6.4	Negative Covenants.	33
6.5	Collateral.	34
6.6	Taxes.	34
6.7	Deposit Accounts.	35
6.8	Subsidiaries.	35
6.9	Certain After-Acquired Collateral; Insurance.	35
6.10	Compliance with Laws.	36
6.11	Register.	36
6.12	Kior Columbus, LLC.	37
6.13	Listing.	37
6.14	Reporting.	37
6.15	Reservation of Shares of Class A Common Stock.	37
6.16	Reasonable Best Efforts; Approvals.	37
6.17	Proxy Statement; Special Meeting.	37
6.18	Delivery of Certificates.	38
6.19	[Reserved].	38
6.20	Right of First Offer.	38
6.21	[Reserved].	39
6.22	Amendment to Existing Loan.	39

ARTICLE 7
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES		39
7.1	Restrictions on Transferability.	39
7.2	Khosla Ventures III, LP, VNK Management LLC and KFT Trust Restriction.	40
7.3	Restrictive Legends.	40
7.4	Removal of Legend and Transfer Restrictions.	40

ARTICLE 8
EVENTS OF DEFAULT		41
8.1	Payments.	41
8.2	Covenants.	41
8.3	Other Transaction Documents.	41
8.4	Representations.	41
8.5	Insolvency.	41
8.6	Attachments; Judgments.	42
8.7	Other Obligations.	42
8.8	Invalidity.	42

ARTICLE 9
REMEDIES		42
9.1	General.	42
9.2	Collection; Foreclosure.	43
9.3	No Waiver.	43
9.4	Cumulative Remedies.	43
9.5	License.	43
9.6	Power of Attorney.	44

ARTICLE 10
MISCELLANEOUS		44
10.1	Survival of Representations, Warranties and Agreements.	44
10.2	Notices.	44
10.3	Entire Agreement; Amendments.	45
10.4	No Strict Construction.	45
10.5	No Waiver.	45
10.6	Severability.	46
10.7	Governing Law.	46
10.8	Counterparts.	46
10.9	[Reserved].	46
10.10	Assignment.	46
10.11	Further Assurances.	46
10.12	[Reserved].	46
10.13	[Reserved].	46
10.14	Relationship with Purchasers.	46
10.15	Termination of Agreement.	47

ARTICLE 11
AGENT		47
11.1	Appointment and Authority.	47
11.2	Duties.	47
11.3	Agent Professionals.	47
11.4	Instructions of Required Purchasers.	47
11.5	Lien Releases; Care of Collateral.	48
11.6	Possession of Collateral.	48
11.7	Reliance By Agent.	48
11.8	Action Upon Default.	48
11.9	Ratable Sharing.	49
11.10	Indemnification.	49
11.11	Limitation on Responsibilities of Agent.	49
11.12	Resignation; Successor Agent.	49
11.13	Separate Collateral Agent.	50
11.14	Due Diligence and Non-Reliance.	50
11.15	Recovery of Payments.	50
11.16	Agent in its Individual Capacity.	50
11.17	No Third Party Beneficiaries.	51

ARTICLE 12
GUARANTEE		51
12.1	Guarantee.	51
12.2	Limitation on Liability.	52
12.3	Successors and Assigns.	52
12.4	No Waiver.	53
12.5	Modification.	53

KIOR, INC.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

PURCHASE AGREEMENT

October 18, 2013

This Senior Secured Convertible Promissory Note Purchase Agreement (this “Agreement”) is entered into as of the date set forth above by and among KiOR, Inc., a Delaware corporation (“KiOR”, and together with each other Subsidiary that is a party hereto or becomes a party hereto, collectively the “Company”), the undersigned purchasers (each a “Purchaser” and collectively, the “Purchasers”) set forth on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”) and Khosla Ventures III LP “KV III”), in its capacity as agent for the Purchasers (in such capacity, “Agent”). The parties hereby agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF SECURITIES

1.1 Authorization and Sale of Securities.

(A) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, severally and not jointly, and KiOR agrees to sell and issue to each Purchaser, one or more Notes, in the principal amount set forth opposite such Purchaser’s name under the heading “First Closing” on Exhibit A attached to this Agreement. The initial purchase and sale of the Notes shall take place remotely via the exchange of documents and signatures immediately following the execution and delivery of this Agreement, subject to the satisfaction of each of the Closing Conditions set forth in Section 3.1(A) below (which time and place are designated as the “First Closing”). At the First Closing, KiOR shall deliver to each Purchaser an executed Note being purchased by such Purchaser against payment of the purchase price therefor by check payable to KiOR, by wire transfer to the bank account that has been designated by KiOR, and/or, to the extent contemplated by the terms of the Existing Loan as in effect on the date hereof, by cancellation or conversion of indebtedness of KiOR to KFT Trust.

(B) Subject to the terms and conditions of this Agreement and to the right of each Purchaser to exercise its Option Right set forth in Section 1.1(D) below (which right, if exercised in full, shall terminate such Purchaser’s rights and obligations in respect of a Second Closing or Call Closing as applicable), in the event that KiOR consummates a Financing Event, then each Purchaser shall purchase, severally and not jointly, and KiOR shall sell, pursuant to the terms and conditions of this Agreement, the Shares at the Share Price, in the amounts set forth opposite such Purchaser’s name under the heading “Second Closing” on Exhibit A attached to this Agreement. Subject to the satisfaction in full of each of the Closing Conditions set forth in Section 3.1(B) and to the execution and delivery of those instruments, certificates and agreements contemplated by this Agreement to be delivered at or prior the purchase and sale of such Shares, the purchase and sale of such Shares shall take place on the date and at substantially the same time that KiOR consummates the Financing Event contemplated by this Section 1.1(B) (such purchase and sale, the “Second Closing”). At the Second Closing, KiOR shall deliver to each Purchaser one or more certificates evidencing the Shares being purchased by such Purchaser against payment of the purchase price therefor by check payable to KiOR, by wire transfer to the bank account designated by KiOR in the notice referred to in the immediately preceding sentence and/or, to the extent contemplated by the terms of the Existing Loan as in effect on the date hereof, by cancellation or conversion of indebtedness of KiOR to the applicable Purchaser.

(C) Subject to the terms and conditions of this Agreement and to the right of each Purchaser to exercise its Option Right set forth in Section 1.1(D) below (which right, if exercised in full, shall terminate such Purchaser’s rights and obligations in respect of a Second Closing or Call Closing, as applicable), in the event that KiOR consummates a Financing Event, then each Purchaser (other than Khosla Ventures III, LP to which this Section 1.1(C) shall not apply) shall purchase, severally and not jointly, and KiOR shall sell, pursuant to the terms and conditions of this Agreement, solely upon the election of KiOR (the “Call Right”), at any time beginning three hundred sixty five (365) days following the consummation of the Financing Event (the “Call Date”), by delivering notice of such election to the Purchasers pursuant to Section 10.2 hereof, the Shares (subject to adjustment as set forth below) at the Share Price, in the amounts set forth opposite each Purchaser’s name under the heading “Call Closing” on Exhibit A attached to this Agreement. Subject to the satisfaction in full of each of the Closing Conditions set forth in Section 3.1(C) and to the execution and delivery of those instruments, certificates and agreements contemplated by this Agreement to be delivered at or prior the purchase and sale of such Shares, the purchase and sale of such Shares shall take place on the date set forth in the election notice described herein (which shall not be less than five 5 days after the Call Right is executed) (such purchase and sale, a “Call Closing”). At the Call Closing, KiOR shall deliver to each Purchaser one or more certificates evidencing the Shares being purchased by such Purchaser against payment of the purchase price therefor by check payable to KiOR or by wire transfer to the bank account designated by KiOR in the notice referred to in the immediately preceding sentence. Notwithstanding the foregoing or anything else herein to the contrary, KiOR’s right to exercise the Call Right shall terminate, if not terminated sooner pursuant to the terms hereof, on the two year anniversary of the consummation of the Financing Event (the “Two Year Date”). Except with respect to Khosla Ventures III, LP, to which the Call Right shall not apply, in the event that KiOR shall have consummated, between the date of the First Closing and the date that the Call Right is exercised, a sale or sales of its equity securities (the “Equity Financing Transactions”) resulting in aggregate proceeds to KiOR of at least $100,000,000, the Call Right shall terminate. If KiOR consummates Equity Financing Transactions that result in aggregate gross proceeds to KiOR of less than $100,000,000 prior to the date on which the Call Right is exercised, then the amount of Shares required to be purchased by the Purchasers at the Call Closing shall be reduced by an amount equal to $100,000,000 less the amount of cash proceeds received by KiOR in such Equity Financing Transactions; provided, however; that in no event shall the aggregate proceeds to be paid by the Purchasers at such Call Closing exceed $35,000,000. For purposes of the foregoing calculations of proceeds: (i) the sale of the principal amount of the Notes and Shares pursuant to this Agreement, other than the sales to KFT Trust, shall be included in such calculations and (ii) the sale of shares of Class A Common Stock pursuant to that certain Class A Common Stock Purchase Agreement by and between Kior and the purchaser set forth therein and dated on or about the date hereof, shall be included in such calculations.

(D) Notwithstanding Section 1.1(B), or Section 1.1(C) at any time prior to the earlier to occur of (i) the Two Year Date and (ii) the Maturity Date, so long as a Purchaser beneficially owns at least twenty percent (20%) of the shares of Class A Common Stock issued or issuable upon conversion of the Notes purchased by such Purchaser, and subject to compliance with applicable securities laws, such Purchaser may exercise its Option Right, by delivering at least three (3) days written notice to KiOR, and may purchase the Shares at the Share Price, in the amounts set forth opposite each Purchaser’s name under the heading “Second Closing” on Exhibit A attached to this Agreement and under the heading “Call Closing” on Exhibit A (in each case to the extent not previously purchased by such Purchaser or its assignee).

1.2 Use of Proceeds. In accordance with the directions of the Board of Directors, the Company will use the proceeds from the sale of the Securities for the construction of the Facility and for general corporate purposes.

1.3 Tax Status of Purchasers. Each Purchaser, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company to determine whether or not such Purchaser is subject to withholding or information reporting requirements.

1.4 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent (or an agent or control agent for Agent), the relevant Company and a third party bank or other institution in which such Company maintains a Deposit Account, securities account or investment account and which perfects Agent’s (or such agent’s or control agent’s) security interest in the subject account or accounts.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, in no event shall any of the following be deemed an Affiliate of the Company for purposes of Section 4 hereof: Khosla Ventures, KFT Trust, 1538731 Alberta Ltd. or 1538716 Alberta Ltd.

“Affiliate Transaction” means any transaction directly or indirectly between the Company or any Subsidiary and any Affiliate thereof, other than (i) customary employee benefits, including equity based compensation, made available to employees in the ordinary course of business, (ii) transfers of Cash in the ordinary course of business among any Company and any Subsidiary and on terms that are fair to such Company in the reasonable determination of the Board of Directors or senior management of KiOR, (iii) Indebtedness among the Company and any Subsidiary that is permitted hereunder, (iv) executive or Board of Directors compensation arrangements in the ordinary course of business; and (v) transactions in respect of, and contemplated by the terms of, the Existing Loan as in effect on the date hereof.

“Agent Indemnitees” means Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” means this Senior Secured Convertible Note Purchase Agreement, as amended from time to time.

“Amendment to Existing Loan” shall mean Amendment No. 1 to the Loan and Security Agreement, dated as of March 17, 2013, by and among the Company and the other parties thereto.

“Assets” means all of the assets (real and personal, tangible and intangible, including all Intellectual Property) that are used or held for use in connection with the Company’s or any Subsidiary’s business or are reflected on the Financial Statements.

“Board of Directors” means the board of directors of KiOR.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

“Capital Assets” means capital assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP as in effect on the date of this Agreement.

“Capital Expenditures” means amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of Capital Assets.

“Cash” means all cash and liquid funds.

“Change in Control” means: (i) a consolidation, merger, reorganization or other form of acquisition of or by KiOR or other transaction in which KiOR’s stockholders retain less than 70% (by vote or value) of the surviving entity; (ii) any person or group, other than Khosla Ventures or KFT Trust, is or becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting power of the capital stock of KiOR; (iii) the adoption of a plan relating to the liquidation or dissolution of KiOR; or (iv) a sale or other transfer of all or substantially all of KiOR’s assets.

“Class A Common Stock” means KiOR’s Class A Common Stock, $0.0001 par value per share.

“Class B Common Stock” means KiOR’s Class B Common Stock, $0.0001 par value per share.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all assets of the Company, now owned or hereafter acquired, upon which a Lien is purported to be created by any Transaction Document.

“Collateral Information Certificate” has the meaning given to it in Section 4.12.

“Company Products” means all products, processes, software, service offerings, technical data or technology currently being designed, manufactured or sold by the Company or which the Company intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by the Company since its incorporation.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices (the amount of any such obligation to be equal at any time to (x) on or after the date on which the applicable agreement has been closed out and the termination value determined in accordance therewith, the termination value of such agreement or arrangement that would be payable by such person at such time (after taking into account any applicable netting agreement), and (y) at any time prior thereto, the mark to market value(s) for such agreement); provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. To the extent not provided herein, the amount of any Contingent Obligation described in clauses (i) and (ii) above, shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith in accordance with GAAP; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Converted Loan” means the conversion by KFT Trust (or any successor or permitted assign thereto) of all principal outstanding (including PIK Interest (as defined under the Existing Loan)) in respect of term loan advances made by KFT Trust under the Existing Loan prior to March 17, 2013, accrued interest, and, if applicable, prepayment premium, end-of-term charge and other fees payable thereunder and owed to KFT Trust (or any successor or permitted assign thereto) by the Company under the Existing Loan in respect of such term loan advances in accordance with the Amendment to Existing Loan, which obligations under the Existing Loan owed to KFT Trust (or any successor or permitted assign thereto) will be deemed satisfied and discharged in exchange for the issuance of Shares at the Second Closing at a price per share equal to the Share Price.

“Copyright License” means any written or oral agreement granting any right to the Company to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest and all license fees and royalties arising therefrom.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, provided that payroll accounts, trust fund accounts (including flexible spending accounts) and any accounts containing only the cash, certificates of deposit and/or cash equivalents subject to liens described in clause (xiv) of the definition of Permitted Liens shall not be “Deposit Accounts” as used in this Agreement and the Transaction Documents.

“Enforcement Action” means any action to enforce any Secured Obligations or Transaction Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of account debtors, exercise of setoff or recoupment, exercise of any right to vote or act in the Company’s Insolvency Proceeding, or otherwise).

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Event of Default” has the meaning given to it in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Loan” means the outstanding loan in the original principal amount of up to $125 million, and including all accrued PIK Interest (as defined therein) and other amounts from time to time owing thereunder, by the Company made pursuant to that certain Loan and Security Agreement, dated January 26, 2012, as amended by the Amendment to Existing Loan Agreement, and as amended from time to time as permitted hereunder, by and among the Company and the parties thereto.

“Facility” means a commercial production facility for the production of cellulosic biofuel that is designed to process approximately 500 bone dry tons per day of cellulosic biomass feedstock utilizing KiOR-proprietary technology.

“Financial Statements” has the meaning given to it in Section 6.1.

“Financing Event” means receipt by the Company of aggregate net cash proceeds in at least the Project Financing Amount from one or more offerings, private placements or other financing transactions comprised of the issuance of Notes and Shares under this Agreement, a High Yield Debt Financing and/or the sale of Class A Common Stock. In computing the Project Financing Amount: (i) the net cash proceeds, if any, in respect of any term loans made under the Existing Loan prior to March 17, 2013 (and any interest, premium, end-of-term charge or other fee thereon) that is converted into the debt securities issued by the Company pursuant to the High Yield Debt Financing shall be excluded from such amount, (ii) the net cash proceeds in respect of the amount paid by the Purchasers for the Notes and the Shares shall be included in such amount, but the term loans made on or after March 17, 2013 by KFT Trust under the Existing Loan, which term loans are converted into Notes on the date hereof, shall be excluded, and (iii) the Converted Loan shall be excluded.

“First Closing” has the meaning set forth in Section 1.1(A).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”, and for the interpretation of “Capital Assets” in the definition of “Capital Expenditures,” in each case unless the parties otherwise agree in writing.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“High Yield Debt Financing” means one or more high yield debt financing transactions consummated by the Company; provided that in order for any such High Yield Debt Financing to be included for purposes of meeting the requirements of the Financing Event set forth herein, such High Yield Debt Financing must meet the following criteria: (i) the aggregate weighted average stated coupon (including the effect of issuance with original issue discount) of all such transactions as of the date of any particular such transaction shall be no higher than 14% and (ii) no issuance of any warrants, equity, equity linked securities or “equity kickers” of any kind issued in connection with such transaction or transactions, shall exceed an amount equal to 2% of the fully diluted capitalization of the Company immediately prior to such issuance. Any original issue discount or related charge resulting from warrants, equity, equity linked securities or “equity kickers” of any kind that are issued in connection with the High Yield Debt Financing shall be excluded from the calculation of the foregoing percentages.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, bankers acceptances or letters of credit, (b) all obligations evidenced by notes, bonds evidencing borrowed money, debentures or similar instruments, (c) all capital lease obligations, (d) all indebtedness of other Persons secured by a Lien on the assets of such Person, whether or not such Indebtedness is assumed by such Person, (e) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Preferred Stock (in each case, other than any obligations that are convertible into or payable in Preferred Stock, provided that neither such obligations nor such Preferred Stock shall require any cash payments with respect thereto prior to ninety one (91) days after the Maturity Date), and (f) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person as a debtor under the United States Bankruptcy Code, or any other state, federal or foreign bankruptcy or insolvency law, including assignments of all or substantially all of such Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of the Copyrights, Trademarks, Patents, Licenses, trade secrets, proprietary information, processes and inventions, mask works, domain names and internet websites, designs rights, rights in computer software and computer software products used in connection with, and material to the conduct of, the Company’s business; the applications therefor and reissues, extensions, or renewals thereof; and the goodwill associated with any of the foregoing, together with the rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests or other securities) of or in any Person, or any loan, advance or other extension of credit, or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or business unit of another Person. For the avoidance of doubt, guarantees shall be deemed Investments.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit B.

“KFT Trust” means Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee.

“Khosla Ventures” means collectively, Khosla Ventures II, LP and Khosla Ventures III, LP.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Material Adverse Effect” means the occurrence of an event, effect, development, change, state of facts, condition, or occurrence that, individually or in the aggregate with all other events, effects, developments, changes, states of fact, conditions or occurrences has a material adverse effect upon: (i) the business, operations, results of operations, properties, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company and its subsidiaries taken as a whole to perform any of their obligations under the Transaction Documents, including, without limitation, repayment of the Secured Obligations when due in accordance with the terms of the Transaction Documents, or the ability of Agent or any Purchaser to enforce any of their rights or remedies with respect to the Secured Obligations or the Collateral in accordance with this Agreement; or (iii) the Collateral or the status, existence, perfection, priority, or enforceability of Agent’s Liens on the Collateral.

“Maturity Date” means February 1, 2020.

“Mississippi Loan Documents” means that certain Loan Agreement by and between Mississippi Development Authority and Kior Columbus, LLC dated as of March 17, 2011, that certain Guaranty, dated as of March 17, 2011, made by KiOR in favor of Mississippi Development Authority, that certain Memorandum of Understanding by and between Mississippi Development Authority and Kior, Inc. dated November 2010, and the documents, instruments and agreements executed in connection with the foregoing, each as amended, supplemented, modified, restated or refinanced from time to time in accordance with the terms hereof.

“New Securities” means, collectively, equity securities of KiOR, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided, however, the following securities shall not be deemed “New Securities”: (a) shares of Class A Common Stock issued or issuable upon conversion of the outstanding shares, as of the date of the First Closing, of Class B Common Stock; (b) shares of Class A Common Stock or Class B Common Stock issuable upon exercise of any options, warrants or rights to purchase any securities of KiOR outstanding as of the date of the First Closing and any securities issuable upon the conversion thereof; (c) shares of Class A Common Stock or Class B Common Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Class A Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, KiOR or any subsidiary of KiOR pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors; (e) shares of Class A Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; (f) shares of Class A Common Stock approved by Required Purchasers; (g) any securities offered or sold at or prior to a Second Closing in connection with the Financing Event; (h) warrants to purchase Class A Common Stock and shares of Class A Common Stock issued in connection with the Existing Loan; and (i) securities issued pursuant to that certain Class A Common Stock Purchase Agreement dated on or about the date hereof by and between the Company and the purchasers set forth therein.

“Non-Disclosure Agreement” means a non-disclosure agreement in form and substance reasonable acceptable to the Company, executed by a Purchaser in favor of the Company.

“Note(s)” means a Senior Secured Convertible Promissory Note in the form attached hereto as Exhibit C.

“Option Right” means the option of any Purchaser, provided the Second Closing or, if applicable the Call Closing, has not occurred, exercisable at its sole discretion, to purchase from KiOR a number of Shares at the Share Price in the amounts set forth opposite each Purchaser’s name under the heading “Second Closing” or “Call Closing” as applicable on Exhibit A attached to this Agreement.

“Patent License” means any written or oral agreement granting any right to the Company with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including, without limitation, improvements, divisions, continuations and continuations-in-part of the same.

“Permitted Indebtedness” means: (i) Indebtedness of the Company in favor of Agent and the Purchasers arising under this Agreement or any other Transaction Document; (ii) Indebtedness existing on the date of the First Closing which is disclosed in Schedule 1A and any Refinancing Indebtedness in respect of such Indebtedness; (iii) Indebtedness in the aggregate principal amount of up to $1,000,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness at the time of incurrence does not exceed the lesser of the cost or fair market value of the Equipment or other property financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Permitted Investments (other than Permitted Investments permitted under clause (xii) of the definition thereof to the extent such Investments constitute Indebtedness); (vi) Subordinated Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness; (vii) reimbursement obligations in connection with letters of credit and credit cards issued on behalf of the Company or a Subsidiary thereof in an amount not to exceed $1,000,000 at any time outstanding, (viii) Indebtedness among KiOR and any Company; (ix) other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; (x) Indebtedness of the Company pursuant to the Mississippi Loan Documents in an aggregate principal amount (excluding any interest paid in kind) not to exceed $80,000,000 at any time outstanding; and (xi) the High Yield Debt Financing and any Refinancing Indebtedness in respect of such Indebtedness.

“Permitted Investment” means: (i) Investments existing on the date of the First Closing which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by members of the Federal Reserve System with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market funds substantially all of whose assets are invested in the types of assets described in this clause (ii); (iii) repurchases of stock from former employees, directors, or consultants of the Company under the terms of applicable repurchase agreements or as otherwise approved by the Board of Directors, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (iv) Investments consisting of guarantees of obligations of any Company to the extent such obligations are otherwise permitted hereunder; (v) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (v) shall not apply to Investments of the Company in any Subsidiary; (vi) Investments consisting of non-cash loans to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Board of Directors so long as such loans are used in their entirety to purchase such capital stock of the Company; (vii) Investments consisting of travel and relocation advances in the ordinary course of business; (viii) Investments in Subsidiaries organized in the United States; provided that such Subsidiaries are either a Company or will become a Company under the terms and within the time frame set forth in Section 6.8; (ix) (I) Investments by any Company in any other Company, and (II) Investments by any Subsidiary in any Company in an aggregate amount for all such Investments under this clause (II) not to exceed $1,000,000 outstanding at any time; (x) Investments in subsidiaries organized outside of the United States approved in advance in writing by the Required Purchasers; (xi)

joint ventures or strategic alliances in the ordinary course of the Company’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments in connection therewith by the Company in another Person that is not the Company do not exceed $1,000,000 in the aggregate in any fiscal year; (xii) additional Investments that do not exceed $1,000,000 in the aggregate; and (xiii) Permitted Transfers (other than Permitted Transfers permitted under clause (iv) of the definition thereof to the extent such transfers constitute Indebtedness hereunder).

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent; (ii) Liens existing on the date of the First Closing which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintain adequate reserves therefor in accordance with GAAP and no such Lien has priority over Agent’s Liens in the Collateral; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Company’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens securing a material obligation and arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations (other than for the repayment of borrowed money); (vii) Liens on Equipment or software or other intellectual property, and related property (including products and proceeds (including insurance proceeds) thereof), constituting purchase money liens and liens in connection with capital leases, in each case, solely to the extent securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness, provided that such Liens secure only assets of any Company that constitute Collateral for the Secured Obligations hereunder; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance policies and proceeds thereof (including money that is or may become due to the insured, any unearned premiums, any dividends which may become due and any interests arising under a state guarantee fund) securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms solely to the extent incurred in connection with the maintenance of such deposit or securities accounts in the ordinary course of business; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness so long as the aggregate amount of such cash and cash equivalents does not exceed $1,500,000 at any time; (xv) Liens in connection with operating leases; (xvi) Permitted Transfers; (xvii) [Reserved]; (xviii) Liens under the Mississippi Loan Documents to the extent such Liens do not extend to any additional property of the Company or any Subsidiary after the First Closing; (xix) Liens described on Exhibit B to that certain Deed of Trust, Fixture Filing and Assignment of Leases and Rents dated as of December 12, 2011, by and among KiOR Columbus, LLC, as Grantor, Waverly Harkins, Special Assistant Attorney General, as Trustee, and

Mississippi Development Authority, as Beneficiary; (xx) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness; and (xxi) Liens securing the High Yield Debt Financing, provided that such Liens are subordinated to the Liens securing the Secured Obligations (to the extent that such High Yield Debt Financing is issued and outstanding at a time when any Secured Obligations are outstanding (other than any Secured Obligations that expressly survive payment of the Secured Obligations)).

“Permitted Transferee” has the meaning set forth in Section 7.1.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) other transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year, (v) Permitted Investments, and (vi) Permitted Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by KiOR that has any rights, preferences or privileges senior to the Class A Common Stock and Class B Common Stock.

“Project Financing Amount” means Four Hundred Million Dollars ($400,000,000).

“Pro Rata” means, with respect to any Purchaser, a percentage (rounded to the ninth decimal place) determined by dividing (i) the outstanding principal amount of all Notes held by a Purchaser, by (ii) the outstanding principal amount of all Notes then outstanding.

“Proxy Statement” has the meaning set forth in Section 4.26.

“Purchaser” and “Purchasers” have the meaning given to them in the preamble to this Agreement.

“Purchaser Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Purchaser in connection with this Agreement, the Transaction Documents, any other document or agreement described in or related to this Agreement, and the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, all such costs, expenses and fees: (a) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, performance, collection, defense and enforcement of the Transaction Documents and the Indebtedness arising thereunder (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); (b) incurred in connection with the creation, perfection, protection, satisfaction, foreclosure, or enforcement of any security interest granted under the Transaction Document (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings); (c) incurred in connection with the preparation and submission of all antitrust and competition related filings (including, without limitation, any filings required to be submitted under the HSR Act); and (d) otherwise incurred with respect to the Company.

“Receivables” means (i) all of the Company’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (ii) such refinancings, renewals, or extensions are not on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Purchasers, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Purchasers as those that were applicable to the refinanced, renewed, or extended Indebtedness, (iv) such refinanced, renewed, or extended Indebtedness has a weighted average maturity (measured as of the date of such refinancing, renewal or extension) and maturity no shorter than that of the Indebtedness so refinanced, renewed, or extended, (v) such refinanced, renewed, or extended Indebtedness is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, renewed, or extended, (vi) the obligors of such refinanced, renewed, or extended Indebtedness are the same as the obligors of the Indebtedness being refinanced, renewed, or extended, and (vii) such refinancings, renewals, or extensions do not result in terms materially more burdensome upon the Company or any Subsidiary.

“Registration Rights Agreement” means the agreement among KiOR and the Purchasers granting the Purchasers certain rights of registration, in the form attached hereto as Exhibit D.

“Required Purchasers” means Purchasers, or their Permitted Transferees, holding more than a majority of the principal amount of all then-outstanding Notes.

“Requisite Vote” has the meaning set forth in Section 4.24.

“SEC” means the Securities and Exchange Commission.

“Second Closing” has the meaning set forth in Section 1.1(B).

“Secured Obligations” means all loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Purchaser Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest (and paid in kind interest) not paid when due and all other expenses or other amounts that any Company is required to pay or reimburse pursuant to the Transaction Documents.

“Securities” means collectively, the Notes and the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means shares of Class A Common Stock: (i) issuable upon conversion of the Notes, (ii) pursuant to the exercise of the Call Right or a Purchaser’s Option Right and (iii) issued and sold in the Second Closing.

“Share Price” means the “Conversion Price” (as defined in the Notes).

“Stockholder Approval” shall mean the approval, if determined by KiOR to be required pursuant to applicable law or regulation, by the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, at a meeting of stockholders of KiOR, of the issuance and sale by KiOR to the Purchasers of the shares of Class A Common Stock hereunder, whether issuable upon conversion of the Notes or at the Second Closing or the Call Closing, in excess of 19.99% of (i) the shares of Class A Common Stock or (ii) the total voting power represented by the shares of Class A Common Stock, in each case outstanding as of immediately prior to the First Closing.

“Subordination Agreement” means the Subordination Agreement, among the Company, the Purchasers and the agent and lenders under the Existing Loan, in substantially the form attached hereto as Exhibit E, as amended from time to time.

“Subordinated Indebtedness” means (a) Indebtedness under the Existing Loan subordinated to the Secured Obligations pursuant to the Subordination Agreement, and (b) such other Indebtedness that is subordinated to the Secured Obligations, pursuant to documentation, in amounts and on terms and conditions satisfactory to the Required Purchasers in their discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademark License” means any written or oral agreement granting any right to the Company to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Trademarks” means all trademarks, service marks, trade names and trade dress (with respect to all of the foregoing, whether registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Transaction Documents” means this Agreement, the Notes, the Account Control Agreements, the Joinder Agreements, the Registration Rights Agreement, the Subordination Agreement, and any other documents executed in connection therewith or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Treasury Regulation” means the regulations (including any proposed and temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UCC Collateral” has the meaning set forth in Section 2.

“USRPI” means “United States real property interest” as defined in Section 897(c)(1) of the Code, and Treasury Regulation Section 1.897-1(c).

“USRPHC” means “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, and Treasury Regulation Section 1.897-2(b).

“VWAP” means the average of the daily volume-weighted average price per share of such common stock for each of a specified number of trading days during a specified period (as reported by Bloomberg Financial L.P. using the VWAP function, or if unavailable, by another authoritative source).

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Transaction Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein, terms that are used herein and defined in the UCC shall have the meanings given to them in the UCC. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to cover all genders. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement will mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein. References herein to any agreement or letter will be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time in accordance with the terms hereof. Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

ARTICLE 2

SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) and performance of all the Secured Obligations, each Company grants to Agent, for the benefit of Agent and the Purchasers, a security interest in and Lien upon all of such Company’s right, title, and interest in and to all Fixtures and the following personal property, in each case, whether now owned or hereafter acquired or arising and wherever located (collectively, the “UCC Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; (j) all Commercial Tort Claims described in Schedule 4.15 (together with Commercial Tort Claims subject to a further writing provided in accordance with Section 6.3); (k) all Contracts; (l) all Intellectual Property; and all other tangible and intangible personal property of such Company whether now or hereafter owned or existing or acquired by such Company, and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records pertaining to each the foregoing. Notwithstanding any of the foregoing, the Collateral shall not under any circumstance include, and no security interest is granted in (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of a Company if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of a Company in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, or license agreement (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, or license agreement); (ii) any assets subject to Liens under the Mississippi Loan Documents as of the date of the First Closing, (iii) any cash or cash equivalents described in clause (vii) of the definition of Permitted Indebtedness, and (iv) assets subject to a Lien permitted under clause (vii) of the definition of “Permitted Liens”.

ARTICLE 3

CLOSING CONDITIONS

3.1 Closings.

(A) First Closing.

i. The obligations of KiOR to sell the Notes, and of the Purchasers to purchase, severally and not jointly, the Notes are subject to the fulfillment, on or before the First Closing, of each of the following conditions:

(a) the notifications of the Purchasers and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated; and

(b) consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law.

ii. The obligations of KiOR to sell the Notes are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) each Purchaser shall have delivered to each other party an executed original of this Agreement and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby;

(b) each Purchaser shall have executed and delivered a Non-Disclosure Agreement; and

(c) each Purchaser shall pay to KiOR, by wire transfer of immediately available funds, by cancellation or conversion of indebtedness of the Company to the Purchaser, the amount set forth opposite such Purchaser’s name under the heading “Aggregate Principal Amount of Notes” on the Schedule of Purchasers for the Notes being purchased by such Purchaser at the First Closing. The First Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until all Purchasers listed on the Schedule of Purchasers have tendered to KiOR the applicable Principal Amount of Notes indicated thereon, except, to the extent contemplated by the terms of the Existing Loan as in effect on the date hereof, such amounts are deemed to be converted into Notes in exchange for the cancellation or conversion of indebtedness of KiOR to the applicable Purchaser under the Existing Loan.

iii. The obligations of each Purchaser to Purchase, severally and not jointly, the Notes are subject to the fulfillment, on or before the First Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

(a) the Company shall have delivered to each other party an executed original of this Agreement and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral;

(b) the Company shall have delivered to each Purchaser certified copies of resolutions of the Company’s Board of Directors, and with respect to each Subsidiary party hereto, sole member, as applicable, evidencing approval of this Agreement, the transactions contemplated hereunder (including the due authorization and issuance of any shares of common stock acquired hereunder) and other transactions evidenced by the Transaction Documents;

(c) the Company and each of its Subsidiaries party hereto shall have delivered to each Purchaser certified copies of the Certificate of Incorporation and the Bylaws, or other organizational documents, as applicable, each as amended through the First Closing, of the Company and each Subsidiary party hereto;

(d) the Company and each Subsidiary party hereto shall have delivered to each Purchaser a certificate of good standing for the Company and each Subsidiary party hereto from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) (i) each Purchaser shall have received UCC and Lien searches and other evidence satisfactory to each Purchaser that there are no Liens upon the Collateral except Permitted Liens, and (ii) without limitation of the foregoing, all UCC filings in favor of Silicon Valley Bank and Lighthouse shall have been terminated (or shall be terminated substantially contemporaneously with the First Closing);

(f) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by “materiality” or “Material Adverse Effect” in the text thereof) on and as of the First Closing;

(g) the Company shall have performed and complied with any covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the First Closing;

(h) the Chief Executive Officer of KiOR shall deliver to the Purchasers at the First Closing a certificate certifying that the conditions specified in Sections 3.1(A)(iii)(f) and 3.1(A)(iii)(g) have been fulfilled;

(i) KiOR shall have received all consents, authorizations or approvals referred to in Schedule 4.3, in form and substance reasonably satisfactory to KiOR and the Purchasers, and no such consent, authorization or approval shall have been revoked.

(j) the Company shall have taken all action necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state law, including Section 203 of the Delaware General Corporation Law, inapplicable to this Agreement and the transactions contemplated by hereby, including, without limitation, the purchase and sale of the Notes, the purchase and sale of the Shares, the grant herein of the Option Right and the purchase and sale of Shares in connection with the exercise thereof and the grant herein of preemptive rights and the purchase and sale of equity of KiOR in connection with the exercise thereof;

(k) the Company’s counsel, WilmerHale, shall have delivered a legal opinion to the Purchasers in a form to be mutually agreed by the Purchasers and the Company;

(l) trading in the common stock of KiOR shall not have been suspended by the SEC or any Permitted Exchange at any time since the date of execution of this Agreement, and the common stock of KiOR shall have been at all times since such date listed for trading on a Permitted Exchange;

(m) the Company shall have affected the Amendment to Existing Loan;

(n) KiOR shall have executed and delivered the Registration Rights Agreement to the Purchasers;

(o) the Company and the lenders under the Existing Loan shall have entered into the Subordination Agreement;

(p) the Company shall have provided each Purchaser with evidence of the filing of Listing of Additional Shares Notification Form with NASDAQ with respect to the shares of Class A Common Stock underlying the Notes to be issued at the First Closing;

(q) each other Purchaser shall have, substantially simultaneously with such Purchaser, consummated those transactions contemplated by this Agreement to occur at First Closing; and

(r) KiOR shall deliver to each Purchaser a Note in the principal amount set forth opposite such Purchaser’s name under the heading “First Closing” on the Schedule of Purchasers registered in the name of such Purchaser.

(B) Second Closing.

i. The obligations of KiOR to sell the Shares, and of the Purchasers to purchase the Shares are subject to the fulfillment, on or before the Second Closing, of each of the following conditions:

(a) The notifications of the Purchasers and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated;

(b) Consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law; and

(c) The Stockholder Approval shall have been obtained;

ii. The obligations of KiOR to sell the Shares are subject to the fulfillment, on or before the Second Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) the Company shall have completed the Financing Event;

(b) each Purchaser shall pay to KiOR, by wire transfer of immediately available funds, the amount set forth opposite such Purchaser’s name under the heading “Aggregate Purchase Price” on the Schedule of Purchasers for the Shares being purchased by such Purchaser at the Second Closing. The Second Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until all Purchasers listed on the Schedule of Purchasers have tendered to KiOR the applicable Aggregate Purchase Price indicated thereon, except, to the extent contemplated herein, such amounts are deemed to be converted into Shares at the Second Closing in exchange for the cancellation or conversion of indebtedness of KiOR to the applicable Purchaser under the terms of the Existing Loan as in effect on the date hereof; and

(c) each of the representations and warranties of each Purchaser in this Agreement and the other Transaction Documents shall be true and correct on the date of the Second Closing, and the occurrence of such Second Closing shall be deemed to be a representation and warranty of each Purchaser that such representations and warranties are true and correct.

iii. The obligations of each Purchaser to purchase the Shares are subject to the fulfillment, on or before the Second Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

(a) the Company shall have completed the Financing Event,

(b) the representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or “Material Adverse Effect” in the text thereof) on and as of the Second Closing;

(c) the Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Second Closing;

(d) the Chief Executive Officer of Chief Financial Officer of KiOR shall deliver to the Purchasers at the Second Closing a certificate certifying that the conditions specified in clauses (b) and (c) have been fulfilled;

(e) KiOR shall have received all consents, authorizations or approvals referred to in Schedule 4.3, in form and substance reasonably satisfactory to KiOR and the Purchasers, and no such consent, authorization or approval shall have been revoked;

(f) KiOR shall deliver to each of the Purchasers one or more certificates for the number of Shares set forth opposite such Purchaser’s name under the heading “Second Closing” on the Schedule of Purchasers registered in the name of such Purchaser;

(g) each other Purchaser shall have, substantially simultaneously with such Purchaser, consummated those transactions contemplated by this Agreement to occur at the Second Closing; and

(h) the Company shall have provided each Purchaser with evidence of the filing of Listing of Additional Shares Notification Form with NASDAQ with respect to the shares of Class A Common Stock to be issued at the Second Closing.

(C) Call Closing.

i. The obligations of KiOR to sell the Shares, and of the Purchasers to purchase the Shares are subject to the fulfillment, on or before the Call Closing, of each of the following conditions:

(a) The notifications of the Purchasers and KiOR pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated;

(b) Consummation of the transactions contemplated hereby or by the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law; and

(c) The Stockholder Approval shall have been obtained.

ii. The obligations of KiOR to sell the Shares are subject to the fulfillment, on or before the Call Closing, of each of the following conditions, unless otherwise waived by KiOR:

(a) the Company shall have exercised the Call Right;

(b) each Purchaser shall pay to KiOR, by wire transfer of immediately available funds, the amount set forth opposite such Purchaser’s name under the heading “Aggregate Purchase Price” on the Schedule of Purchasers for the Shares being purchased by such Purchaser at the Call Closing; and

(c) each of the representations and warranties of each Purchaser in this Agreement and the other Transaction Documents shall be true and correct on the date of the Call Closing, and the occurrence of such Call Closing shall be deemed to be a representation and warranty of each Purchaser that such representations and warranties are true and correct.

iii. The obligations of each Purchaser to purchase the Shares are subject to the fulfillment, on or before the Call Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

(a) the Company shall have exercised the Call Right,

(b) KiOR shall have received all consents, authorizations or approvals referred to in Schedule 4.3, in form and substance reasonably satisfactory to KiOR and the Purchasers, and no such consent, authorization or approval shall have been revoked;

(c) KiOR shall deliver to each of the Purchasers one or more certificates for the number of Shares set forth opposite such Purchaser’s name under the heading “Call Closing” on the Schedule of Purchasers registered in the name of such Purchaser;

(g) each other Purchaser shall have, substantially simultaneously with such Purchaser, consummated those transactions contemplated by this Agreement to occur at the Call Closing; and

(h) the Company shall have provided each Purchaser with evidence of the filing of Listing of Additional Shares Notification Form with NASDAQ with respect to the shares of Class A Common Stock to be issued at the Call Closing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KIOR

KiOR hereby represents and warrants to each Purchaser as of the date hereof and as of the date of the Second Closing that:

4.1 Corporate Status. The Company is a corporation or limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation or limited liability company in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. In the five years preceding the First Closing, the Company has not been party to any merger or combination.

4.2 Collateral. The Company owns the Collateral, free of all Liens, except for Permitted Liens and Permitted Transfers. The Company has the corporate or limited liability company power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations. This Agreement is effective to create, as collateral security for the Secured Obligations of such Company, valid and enforceable liens on such Company’s Collateral in favor of the Agent for the benefit of the Purchasers, except as enforceability may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

4.3 Consents. The Company’s execution, delivery and performance of the Notes, this Agreement and all other Transaction Documents and the transactions contemplated hereby and thereby (including the issuance of any shares of common stock upon conversion of the Notes and upon the Second Closing), (i) have been duly authorized by all necessary corporate or limited liability company action of the Company, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Transaction Documents,

(iii) do not violate any provisions of any the Company’s Certificate of Incorporation, bylaws, Certificate of Formation, or operating agreement, as applicable, or any, material law, regulation, order, injunction, judgment, decree or writ to which the Company is subject, (iv) require no action by or in respect of, or filing with, any Governmental Authority, other than compliance with any applicable requirements of the HSR Act and as set forth on Schedule 4.3, and (v) except as described on Schedule 4.3, do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Transaction Documents are duly authorized to do so.

4.4 Material Adverse Effect. Since December 31, 2012, no event that has had or could reasonably be excepted to have a Material Adverse Effect has occurred and is continuing.

4.5 Reserved.

4.6 Laws. The Company is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to be materially adverse to the Company taken as a whole. The Company is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, in each case, where such default is reasonably expected to be materially adverse to the Company taken as a whole.

4.7 Information Correct and Current. No financial statement, exhibit or schedule furnished, by or on behalf of the Company to Agent or any Purchaser in connection with any Transaction Document contained any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Company to Agent and each Purchaser shall be at the time delivered provided in good faith and based on the most current data and information available to the Company, it being recognized by Agent and each Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. For purposes of clarification this representation is not intended to apply to nor does it apply to any of the financial statements, exhibits or materials described in Section 4.19 hereof.

4.8 Tax Matters. Except as described on Schedule 4.8, (a) the Company and its Subsidiaries has filed all federal and material state and local Tax returns that it is required to file (or extensions thereof) within the time and manner required by applicable law, (b) the Company and its Subsidiaries has duly paid or fully reserved for all material Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) the Company and its Subsidiaries has paid or fully reserved for any material Tax assessment received by the Company or any of its Subsidiaries, if any (including any Taxes being contested in good faith and by appropriate proceedings).

4.9 Intellectual Property Claims. Except for Permitted Liens, the Company is the sole owner of, or otherwise has the right to use, the Intellectual Property used in the conduct of the Company’s business. As of the First Closing, except as described on Schedule 4.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no Intellectual Property of the Company has been judged invalid or unenforceable, in whole or in part, by a final, non-appealable decision of a court of competent jurisdiction, and (iii) no claim has been made in writing to the Company that any Intellectual Property violates the rights of any third party, except for any such claims which are not reasonably likely to be found valid or any such claims which, if found valid, would not reasonably be expected to be materially adverse to the Company taken as a whole. The Company is not in material breach of, nor has the Company failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to the Company’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder, in each case, where such breach or failure would reasonably be expected to be materially adverse to the Company taken as a whole.

4.10 Intellectual Property. Except as described on Schedule 4.10, the Company has all material rights with respect to Intellectual Property necessary in the operation or conduct of the Company’s business as currently conducted and currently contemplated to be conducted. Except as would not reasonably be expected to be materially adverse to the Company taken as whole, the Company owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Company Products.

4.11 Company Products. Except as described on Schedule 4.11, no Intellectual Property owned by the Company or Company Product has been or is subject to any actual or, to the knowledge of the Company, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the Company’s use, transfer or licensing thereof or that affects the validity, use or enforceability thereof, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding against the Company that obligates the Company to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of the Company or Company Products, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. The Company has not received any written notice or claim challenging or questioning the Company’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto, except in each case, as would not reasonably be expected to be materially adverse to the Company taken as a whole. Neither the Company’s use of Intellectual Property nor the production and sale of Company Products infringes the Intellectual Property or other rights of others, provided that such representation is made to the Company’s knowledge with respect to patent rights of others.

4.12 Collateral Information Certificate. The Collateral Information Certificate delivered to the Purchasers by the Company on the date of the First Closing (the “Collateral Information Certificate”) is true and correct in all material respects as of the date of the First Closing.

4.13 Employee Loans. As of the date of this Agreement, except as set forth on Schedule 4.13 annexed hereto, the Company has no outstanding loans to any employee, officer or director of the Company nor has the Company guaranteed the payment of any loan made to an employee, officer or director of the Company by a third party.

4.14 Capitalization and Subsidiaries. The Company’s capitalization as of the date of this Agreement is set forth on Schedule 4.14 annexed hereto. All of KiOR’s issued and outstanding equity or equity linked securities have been (or will be, in the case of any shares of common stock issued upon conversion of the Notes or upon the Second Closing) duly authorized and validly issued and are (or will be, in the case of any shares of common stock issued upon conversion of the Notes or upon the Second Closing) fully paid and nonassessable. Except as set forth on Schedule 4.14, as of the date hereof, there are no outstanding (i) shares of capital stock of or other voting or equity interests in KiOR, (ii) securities of KiOR convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in KiOR, (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from KiOR, or other obligation of KiOR or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in KiOR or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in KiOR, (iv) voting trusts, proxies or other similar agreements or understandings to which KiOR or any of its Subsidiaries is a party or by which KiOR or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in KiOR or any of its Subsidiaries or (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in KiOR or any of its Subsidiaries (the items in clauses (i), (ii) and (iii) being referred to collectively as the “KiOR Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any KiOR Securities.

All of the outstanding shares of capital stock of and other voting or equity interests in each Subsidiary of KiOR have been duly authorized and validly issued, fully paid and nonassessable and are owned beneficially and of record by KiOR or one of its wholly owned Subsidiaries as set forth in Schedule 4.14, free and clear of any Liens. Except as set forth in Schedule 4.14, there are no outstanding (i) shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR, (ii) securities of KiOR or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR or (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from KiOR or any of its Subsidiaries, or other obligation of Seller, KiOR or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of KiOR (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of KiOR or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities

4.15 Commercial Tort Claims. Except as set forth on Schedule 4.15 annexed hereto, the Company does not have a Commercial Tort Claim.

4.16 Enforceability. Each Transaction Document is a legal, valid and binding obligation of the Company party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4.17 Not a Regulated Entity. The Company is not (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur Indebtedness.

4.18 Margin Stock. The Company is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors). No proceeds from the sales of the Notes or the Shares will be used by the Company to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose in violation of Regulations T, U or X of the Board of Governors.

4.19 Filings. The Company has timely filed, with the Securities and Exchange Commission, each report or other document required to be so filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and no such report or document, as of the date it was so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (all of the foregoing filed prior to the date hereof, as each may have been amended, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Securities Exchange Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) which will not be material either individually or in the aggregate.

Except (a) for liabilities and obligations disclosed or reserved against in the SEC Documents, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice (i) since March 31, 2013 through the First Closing which do not, in the aggregate, exceed $10,000,000, and (ii) from the date of the First Closing through the Second Closing which do not, in aggregate, exceed $10,000,000, (c) as set forth in Schedule 4.19 and (d) for liabilities and obligations not required to be disclosed on a balance sheet for the Company and its Subsidiaries prepared in accordance with GAAP in a manner consistent with the Financial Statements, the Company and its Subsidiaries have not incurred liabilities or obligations that would, in the aggregate, reasonably be expected to be materially adverse to the Company.

4.20 Contracts. Except as disclosed in the SEC Documents or on Schedule 4.20, with respect to any contract to which the Company is a party and which is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K, except as individually or in the aggregate has not had and would not be materially adverse to the Company taken as a whole, (a) each such contract is valid, binding and enforceable in accordance with its respective terms against the Company, and to the knowledge of the Company, each other party thereto, and in full force and effect in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (b) neither the Company, nor, to the knowledge of the Company, any counterparty to any such contract, is in violation or breach of such contract. Except as disclosed in the SEC Documents, the Company is not a party to any employment agreement with any individual having the title of vice president or higher or otherwise performing a senior managerial role on behalf of the Company.

4.21 USRPHC. The Company is not a USRPHC as of the date of this Agreement.

4.22 Kior Columbus, LLC. Kior Columbus, LLC (i) is the only subsidiary of KiOR organized within the United States, and (ii) has been properly treated since formation (and through the date hereof) as an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

4.23 Litigation. Except as set forth in Schedule 4.23, as of the date hereof, (a) there is no material Litigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Assets and (b) there are no material settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting the Company or any of its Subsidiaries or any of the Assets.

4.24 [Reserved].

4.25 Board Vote; Requisite Vote; Takeover Statutes. At or prior to the date hereof, the Board of Directors, at a meeting duly called and held, has, by unanimous vote of all directors then in office (other than any director abstaining from such vote), (a) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interest of KiOR’s stockholders; (b) approved and adopted this Agreement and the transactions contemplated hereby; and (c) resolved to recommend that the stockholders of KiOR approve the matters specified in the definition of “Stockholder Approval,” which is the only stockholder approval required in connection with the transactions contemplated hereby. The Board of Directors has taken all action necessary so that the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law will not apply with respect to this Agreement or the transactions contemplated hereby. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to KiOR is applicable to the purchase of the Securities or the other transactions contemplated hereby.

4.26 Proxy Statement. Any proxy statement (together with all amendments and supplements thereto, a “Proxy Statement”) relating to this Agreement and the transactions contemplated hereby that is provided to the stockholders of KiOR pursuant to applicable law will not, at the date the Proxy Statement is first mailed to stockholders of KiOR or at the time of the related meeting of KiOR’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A Proxy Statement will, at the time it is first mailed to stockholders of KiOR and at the time of the related meeting of KiOR’s stockholders, comply as to form in all material respects with the applicable requirements of applicable law, rules and regulations. For the avoidance of doubt, the Khosla Proxy conveys sufficient voting power in respect of Class A Common Stock and Class B Common Stock to obtain the Stockholder Approval at a meeting of KiOR’s stockholders.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants as follows:

5.1 This Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the Purchaser’s indemnification obligations set forth in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

5.2 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by KiOR and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the Securities set forth in Article 1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the rules and regulations promulgated thereunder, or the Purchaser’s right to indemnification under the Registration Rights Agreement); (iii) the Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities; (iv) the Purchaser has completed or caused to be completed, or will complete and deliver to KiOR within five (5) Business Days after the First Closing, the Registration Statement Questionnaire attached hereto as part of Exhibit F, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date such Registration Statement Questionnaire is delivered to KiOR and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify KiOR promptly of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until KiOR is no longer required to keep the Registration Statement effective; (v) the Purchaser has had an opportunity to discuss this investment with representatives of KiOR and ask questions of them; (vi) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (vii) the Purchaser agrees to notify KiOR promptly of any change in any of the foregoing information until such time as the Purchaser has sold all of its Securities or KiOR is no longer required to keep the Registration Statement effective; and (viii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws.

5.3 The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.4 The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Class A Common Stock has been volatile and that no representation is being made as to the future value of the Class A Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

5.5 The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

5.6 The Purchaser’s principal executive offices are at the address set forth below the Purchaser’s name on the Schedule of Purchasers.

5.7 For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the parties agree that each Purchaser shall be entitled to rely on the Company’s representations and warranties set forth in Article 4 to the fullest extent permitted by applicable law and, moreover, such Purchaser’s right to so rely shall not be affected by (i) any information that such Purchaser or its lawyers, auditors or other advisors obtained or could reasonably have obtained in the course of conducting their audits and due diligence investigations of the Company; or (ii) any other information known to the Purchaser, in either case, unless such information has been included in the Schedules as constituting an exception to the Company’s representations and warranties set forth in Article 4, upon which each such Purchaser shall be entitled to rely to the fullest extent permitted by applicable law.

5.8 If the Purchaser is not a U.S. person (as defined in Securities Act Rule 902(k)), he, she or it also represents and warrants as follows:

(A) Such Purchaser is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person.

(B) Such Purchaser will not offer or sell the Securities to a U.S. person or to for the account or benefit of a U.S. person prior to the expiration of the six-month period after the date on which such Purchaser purchased such Securities.

(C) Such Purchaser understands and acknowledges that the Securities have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the rules and regulations adopted thereunder. Accordingly, the Securities may not be offered or sold in the U.S. or to U.S. persons unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.

(D) Such Purchaser acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of Securities Act that is not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

ARTICLE 6

COVENANTS

The Company agrees as follows:

6.1 Financial Reports; Notices. For so long as (i) a Purchaser, as of any given time, beneficially owns 10% or more of the Shares issued to such Purchaser as of such time, and (ii) such Purchaser is then party to and bound by the terms of a Non-Disclosure Agreement, the Company shall furnish to such Purchaser the financial statements and reports listed hereinafter (the “Financial Statements”):

(A) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, (i) unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, certified by KiOR’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (x) for the absence of footnotes, and (y) that they are subject to normal year end adjustments; and (ii) the most recent capitalization table for KiOR;

(B) as soon as practicable after the end of each fiscal year (but in no event more than three (3) business days following the filing of KiOR’s Form 10-K with the SEC), audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by the Company, accompanied by an audit report from such accountants, without a “going concern” or like qualification or exception and which is unqualified as to scope of the audit; and

(C) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that the Company has made available to holders of its common stock and/or Preferred Stock, copies of all material financial statements, reports, notices and other documents dispatched by the Company to the holders of the Existing Loan or pursuant to the Mississippi Loan Documents, and copies of any regular, periodic and special reports or registration statements that the Company files with the SEC or any governmental authority that may be substituted therefor, or any national securities exchange;

6.2 Inspection Rights. For so long as (i) a Purchaser, as of any given time, beneficially owns ten percent (10%) or more of the Shares issued to such Purchaser as of such time, and (ii) such Purchaser is then party to and bound by the terms of a Non-Disclosure Agreement, the Company shall permit each such Purchaser, at such Purchaser’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its executive officers, during normal business hours of the Company as may be reasonably requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

6.3 Further Assurances. The Company shall from time to time execute, deliver and file, alone or with Agent or any Purchaser, any financing statements, security agreements, collateral assignments, notices or other documents necessary to perfect or give Agent a first priority Lien on the Collateral (subject, in each case, to Permitted Liens that are allowed to have priority over Agent’s Liens). The Company shall from time to time procure any instruments or documents as may be reasonably requested by Agent or any Purchaser, and take all further action that may be necessary to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, the Company hereby authorizes Agent to execute and deliver on behalf of the Company and to file financing statements without the signature of the Company either in Agent’s name or in the name of Agent as agent and attorney-in-fact for the Company. Without limiting the foregoing, prior to the Second Closing:

(A) The Company shall protect and defend the Company’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to the Company or Agent or any Purchaser other than Permitted Liens.

(B) The Company shall promptly notify Agent in writing describing the details thereof if any Company acquires a Commercial Tort Claim having a value in excess of $1,000,000, and shall grant to the Agent a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Agent.

(C) The Company will not, except upon not less than 30 days’ prior written notice to the Agent, merge into any Person or change its name or jurisdiction of organization (whether by merger of otherwise); provided that, such Company shall promptly deliver to the Agent all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

(D) Within 30 days after the end of each calendar quarter, the Company will notify the Agent of any acquisition by such Company of (i) any registration of any material Copyright, Patent or Trademark, or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably requested by the Agent to perfect the security interest granted to the Agent and the Purchasers therein.

(E) If a Company shall, as a result of its ownership of any pledged stock, become entitled to receive or shall receive any stock certificate, stock option or similar rights in respect of the equity interests of any Subsidiary of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the pledged stock, or otherwise in respect thereof, such Company shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent, duly indorsed by such Company to the Agent, or accompanied by an undated stock power covering such certificate duly executed in blank by such Company, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations (provided that in no event shall there be pledged more than 65% of any series of the outstanding capital stock of any foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the pledged stock upon the liquidation or dissolution of any issuer thereof (except any liquidation or dissolution of any Subsidiary of KiOR permitted by the Credit Agreement) shall be paid over to the Agent, subject to the terms hereof as additional collateral security for the Secured Obligations.

(F) Such Company shall promptly (or on such later date upon which it becomes a party hereto pursuant to Section 6.8), deliver to the Agent all promissory notes issued to, or held or owned by, such Company (excluding any promissory note the principal amount of which does not exceed $1,000,000), endorsed in blank. Furthermore, within ten Business Days after any Company obtains an promissory note with a principal amount in excess of $1,000,000, such Company shall cause such note to be delivered to the Agent, endorsed in blank.

6.4 Negative Covenants. Prior to the Second Closing, the Company shall not, and shall cause each Subsidiary not to, either directly or indirectly, without the prior written consent of the Required Purchasers, provided they continue to beneficially own at least $20,000,000 in principal amount of then-outstanding Notes originally acquired at the First Closing, take any of the following actions:

(A) (i) repurchase or redeem any class of stock or other equity interest other than pursuant to (x) employee repurchase plans or similar agreements, or (y) director or consultant repurchase plans or other similar agreements in effect on the date hereof, or (ii) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest (except a dividend or distribution may be made by the Company to any Subsidiary, or by any Subsidiary to the Company provided that such Subsidiary is either a Company or will become a Company under the terms and within the time frame set forth in Section 6.8);

(B) change, modify, amend or waive any provision of the Company’s organizational documents which would reasonably be expected to adversely affect the Notes or the rights of the Purchasers with respect to the Notes;

(C) until the Company has consummated the Project Financing, make or incur Capital Expenditures from and after the date of the First Closing with respect to the Facility in excess of $50 million;

(D) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than pursuant to the Notes, a High Yield Debt Financing and other Permitted Indebtedness;

(E) acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments;

(F) except for Permitted Transfers, Permitted Liens and Permitted Investments, the Company shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily (i) transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any portion of its assets, (ii) make an Investment, (iii) create or suffer to exist any Lien upon its property; or

(G) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate at any time outstanding for all such loans and guarantees, or otherwise consummate or agree to consummate any Affiliate Transaction.

6.5 Collateral. The Company shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in the Company’s business or in which such the Company now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens). The Company shall give Agent and the Purchasers prompt written notice when the Company knows of any legal process affecting title to the Collateral, or any pending or threatened (in writing) litigation against the Company that would reasonably be expected to have a Material Adverse Effect. The Company shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent and the Company prompt written notice when the Company knows of any legal process affecting title to such Subsidiary’s assets. The Company shall not agree with any Person (other than the Agent and the Purchasers and any lender, agent or trustee under the Existing Loan, a High Yield Debt Financing, any Indebtedness incurred under clauses (ii), (iii) or (vii) of the definition of Permitted Indebtedness, and/or any Refinancing of the foregoing), not to grant a Lien on the Collateral to the Agent or any Purchaser.

6.6 Taxes.

(A) The Company and its Subsidiaries shall pay when due all material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company or its Subsidiaries or the Collateral or upon the Company’s or its Subsidiaries ownership, possession, use, operation or disposition thereof or upon the Company’s or its Subsidiaries rents, receipts or earnings arising therefrom. The Company or its applicable Subsidiary shall file on or before the due date therefor all material personal property tax returns (or extensions) in respect of the Collateral. Notwithstanding the foregoing, the Company or its applicable Subsidiary may contest, in good faith and by appropriate proceedings, Taxes for which the Company or applicable Subsidiary maintains adequate reserves therefor in accordance with GAAP.

(B) The Company shall not take any action (including directly or indirectly by merger, consolidation or otherwise) that would cause it to become a USRPHC until the earlier to occur of (i) the moment each Purchaser no longer owns any capital stock in the Company or (ii) twelve months after the expiration of any restriction, by applicable law or otherwise, on any Purchaser’s right to dispose of or transfer any capital stock in the Company.

(C) The Company shall provide notice to Agent and the Purchasers following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the fair market value of any the Company’s USRPIs equals or exceeds thirty-five percent (35%) of the aggregate fair market value of (i) the Company’s USRPIs, (ii) the Company’s interests in real property located outside the United States (within the meaning of Section 897(c)(2)(B)(ii) of the Code), and (iii) any other of the Company’s assets which are used or held for use in a trade or business (within the meaning of Section 897(c)(2)(B)(iii) of the Code). The Company’s notice provided pursuant to the preceding sentence shall set forth the fair market values of each of the items listed in clauses (i), (ii), and (iii) of the preceding sentence. The Company’s obligation to furnish such notice shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market; provided, however, the terms of this paragraph shall terminate and have no further force and effect with respect to any period beginning after the moment that Purchasers and their Affiliates no longer own any capital stock in the Company.

6.7 Deposit Accounts. From and after sixty (60) days after the date of the First Closing, the Company shall not maintain any Deposit Accounts, except with respect to which Agent (or a control agent for Agent) has an Account Control Agreement. For a period of ninety (90) days after the First Closing, the Company shall use their commercially reasonable efforts to cause to be executed and delivered an Account Control Agreement in favor of Agent for each securities account and investment account maintained by the Company; provided that notwithstanding anything to the contrary herein or in any Transaction Document, the failure to have an Account Control Agreement in place for any such securities accounts or investments accounts shall not be a violation of this Agreement or any Transaction Document so long as the Company shall have used their commercially reasonable efforts within such time frame to obtain such Account Control Agreements.

6.8 Subsidiaries. The Company shall notify Agent and the Purchasers of each Subsidiary formed subsequent to the First Closing and, within fifteen (15) business days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States (other than Subsidiaries of foreign Subsidiaries) to execute and deliver to Agent and the Purchasers a Joinder Agreement. The Company shall take such actions as reasonably requested by Agent to perfect the security interest of the Agent in the stock of any such Subsidiary as and to the extent provided herein.

6.9 Certain After-Acquired Collateral; Insurance.

(A) After Acquired Property. Without limiting the provisions of Section 6.3, the Company shall promptly notify Agent and the Purchasers in writing if, after the First Closing, the Company obtains any interest in any Collateral consisting of Deposit Accounts, securities accounts, investment accounts, or registered Intellectual Property, and, upon Agent’s or the Purchasers’ request, shall promptly take such actions as Agent or the Purchasers deem appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral; provided, however, that with respect to obtaining Account Control Agreements in favor of Agent over any securities account or investment account, the Company shall only be required to use commercially reasonable efforts; provided, further, that the Company shall not establish any new Deposit Account without giving 15 days’ (or such shorter period as Agent may agree) prior notice thereof to the Agent.

(B) After-Acquired Real Property. With respect to any real property or fixtures thereon owned by the Company, in each case with a purchase price or a fair market value at the time of acquisition of at least $1,000,000 in which the Company acquires such ownership rights at any time after the date of the First Closing, (i) the Company shall, within ten (10) Business Days of the closing of each such acquisition, provide a notice to the Agent with respect to each such acquisition (such notice to include a summary as to the material terms of such acquisition and a description of the acquired property) and (ii) upon the Agent’s request, the Company shall promptly grant to the Agent for the benefit of the Purchasers, a Lien of record on any such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA); provided that nothing in this Section 6.9(b) shall defer or impair the attachment or perfection of any security interest in any Collateral covered hereby that would attach or be perfected pursuant to the terms thereof without action by the Company or any other Person. In connection with any such grant to the Agent, for the benefit of the Purchasers, of a Lien of record on any such real property in accordance with this subsection, the relevant Company shall deliver or cause to be delivered to the Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Agent shall reasonably request.

(C) Insurance Coverage. The Company shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in the Company’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. The Company must maintain a minimum of $2,000,000 of commercial general liability insurance (including umbrella) for each occurrence. The Company has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, the Company shall also cause to be carried and maintained insurance upon the Collateral, insuring against physical loss or damage in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

(D) Insurance Certificates. The Company shall deliver to the Agent certificates of insurance that evidence Company’s compliance with its insurance obligations under this Agreement. The Company’s contained insurance certificate shall state Agent is an additional insured for commercial general liability and a loss payee for property insurance with respect to the Collateral. All certificates of insurance with respect to the Collateral will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (except for 10 days for nonpayment), or other evidence of notice of cancellation reasonably acceptable to the Agent. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of Agent’s rights, all of which are reserved. Notwithstanding anything to the foregoing contained in this Section, no breach of this Section 6.2 shall be deemed to have occurred unless (i) 60 days has lapsed from the date of this Agreement, and (ii) the requirements stated in this Section are not satisfied.

6.10 Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules and regulations.

6.11 Register. The Company shall maintain at its offices a register for the recordation of the names and addresses of the Purchasers and the amount of principal and interest due and payable or to become due and payable from the Company to each Purchaser hereunder or under the Notes or any other Transaction Documents (the “Register”). Any assignment or transfer of an interest in the Notes shall be effective only upon appropriate entries with respect thereto being made in the Register, which the Company shall promptly record upon receiving notice of any such proposed assignment or transfer. The

Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the generality of the foregoing, the Company shall reflect ownership interests in the Notes in a book entry system in accordance with all applicable provisions of the Code and Treasury Regulations, including for purposes of establishing that the Notes are in registered form under Sections 1.871-14(c)(1)(i) and 5f.103-1(c) of the Treasury Regulations.

6.12 Kior Columbus, LLC. For all U.S. federal income tax purposes, KiOR shall take no action that would cause Kior Columbus, LLC to be treated as anything other than an entity that is disregarded as an entity separate from its owner under Treasury Regulation Section 301.7701-2.

6.13 Listing. The Company will use its reasonable best efforts to continue the listing and trading of its Class A Common Stock on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Capital Market or other equivalent U.S. national exchange or automated trading market (a “Permitted Exchange”) and to comply with the reporting, filing and other obligations under the bylaws or rules thereof.

6.14 Reporting. The Company will use its reasonable best efforts to continue to prepare and timely file all registration statements, forms, reports and other documents required to be filed by the Company with the SEC, and all such registration statements, forms, reports and other documents will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Company.

6.15 Reservation of Shares of Class A Common Stock. For so long as the Notes remains outstanding, the Company shall reserve a sufficient number of unissued shares of Class A Common Stock for issuance upon conversion of the Notes in accordance with their terms.

6.16 Reasonable Best Efforts; Approvals. Upon the terms and subject to the conditions set forth in this Agreement, the Company and the Purchasers shall each use their reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the First Closing and the other transactions contemplated by this Agreement; (ii) obtain from any Governmental Authorities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, permits, orders, authorizations, registrations, qualifications, designations, declarations or filings required to be obtained by the Company, the Purchasers or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (iii) subject to the cost allocation provisions set forth herein, make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the transactions contemplated hereby required under (A) any applicable federal or state securities laws, (B) any applicable competition, antitrust or investment laws (including, if applicable, under the HSR Act), and (C) any other applicable law; and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

6.17 Proxy Statement; Special Meeting. KiOR shall use its reasonable best efforts, as promptly as practicable following the First Closing, to file a Proxy Statement with the SEC with respect to a meeting of the stockholders seeking the Stockholder Approval, which shall include a recommendation of the Board of Directors that the stockholders approve such matters (unless the Board determines in good faith, after consultation with legal and financial advisors, that its fiduciary duties require it to do otherwise). KiOR shall use commercially reasonable efforts to hold a meeting of its stockholders to vote on such matters no more than 30 Business Days after the mailing of its Proxy Statement to stockholders, as such time may be extended by adjournments to obtain the requisite quorum for such meeting; provided, however, that such meeting of stockholders shall be held no later than six (6) months following the First Closing.

6.18 Delivery of Certificates. In connection with any conversion of the Notes by a Purchaser, KiOR shall use its best efforts to issue to such Purchaser the applicable certificate or certificates for the shares of Class A Common Stock within three Business Days of receipt of all documents and information needed to effect such conversion and issue such certificates.

6.19 [Reserved].

6.20 Right of First Offer.

(A) Subject to the terms and conditions of this Section 6.20 and applicable securities laws, if KiOR proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Purchaser who beneficially owns ten percent (10%) or more of the Shares issued to such Purchaser as of the time of such offer or sale. A Purchaser shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Purchaser.

i. KiOR shall give notice (the “Offer Notice”) to each such Purchaser, stating (1) its bona fide intention to offer such New Securities, (2) the number of such New Securities to be offered, and (3) the price and terms, if any, upon which it proposes to offer such New Securities.

ii. By notification to KiOR within (I) two (2) days in the case of any New Securities comprised of equity securities, and (II) five (5) days in the case of any New Securities comprised of debt securities, after the Offer Notice is given, each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals such Purchaser’s Pro Rata portion of such New Securities.

iii. Each Purchaser exercising its right of first offer under this Section 6.20 to purchase its Pro Rata portion of the New Securities in full (an “Exercising Purchaser”) will have a right of over-allotment such that if any other Purchaser fails to exercise its right of first offer under this Section 6.20 to purchase its Pro Rata portion of New Securities in full (a “Non-Purchasing Holder”), such Exercising Stockholder may purchase its Pro Rata portion of such unsold securities by giving written notice to the Company within two (2) days from the date that the Company provides written notice of the amount of New Securities as to which such Non-Purchasing Holders have failed to exercise their purchase rights hereunder.

iv. If any Purchaser fails to exercise fully the rights set forth in Section 6.20 within the periods described in clause iii above, the Company will be free to complete the proposed issuance or sale of the New Securities described in the Offer Notice with respect to which Exercising Purchasers failed to exercise the option set forth in this Section 6.20 on terms no less favorable to the Company than those set forth in the Offer Notice (except that the amount of securities to be issued or sold by the Company may be reduced); provided that (x) such issuance or sale is closed within one hundred twenty (120) days after the expiration of the applicable period in clauses ii and iii above and (y) the price at which the New Securities are issued or sold must be equal to or higher than the purchase price described in the Offer Notice. Such periods within which such issuance or sale must be closed will be extended to the extent necessary to obtain required approvals of Governmental Authorities and other required approvals and the Company will use its commercially reasonable efforts to obtain such approvals. In the event that the Company has not sold such New Securities within such one hundred twenty (120) day period, the Company will not thereafter issue or sell any New Securities, without first again offering such securities to the Purchasers in the manner provided in this Section 6.20.

6.21 [Reserved].

6.22 Amendment to Existing Loan. The Company shall not directly or indirectly, change or amend the terms of the Existing Loan, as amended by the Amendment to Existing Loan in a manner prohibited by the Subordination Agreement, it being understood and agreed that the Existing Loan may be amended to provide additional collateral security to the extent that such collateral is provided to the Purchasers hereunder.

ARTICLE 7

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

7.1 Restrictions on Transferability.

(A) The Notes shall not be sold, transferred, assigned or hypothecated by the Purchasers under any circumstances (except in connection with a Change in Control or to a Permitted Transferee). The shares of Class A Common Stock issued upon conversion of the Notes shall not be sold, transferred assigned or hypothecated by the Purchasers prior to the six (6) month anniversary of the First Closing; provided that transfer of such shares in connection with a Change in Control or by a Purchaser that is a partnership, a limited liability company or a corporation to (i) a partner of such partnership, a member of such limited liability company or a stockholder of such corporation, (ii) an entity that controls, or is controlled by, or is under common control with such partnership, limited liability company or corporation, or (iii) the estate of any such partner, member or stockholder (collectively, clauses (i) through (iii) the “Permitted Transferees”) during such six (6) month period shall be permitted; provided, further, that in each of the foregoing cases (other than a Change of Control) the proposed transferee of the Notes or the shares of Class A Common Stock issued upon conversion of the Notes held by the Purchaser agrees in writing to take and hold such shares subject to the provisions and upon the conditions specified in this Article 7. Except as provided above, and subject to Section 7.1(B) and to any requirements of Regulation S that may be applicable to non-U.S. persons, the Securities shall not be sold, transferred, assigned or hypothecated unless (i) there is an effective registration statement under the Securities Act covering such Securities, (ii) the sale is made in accordance with Rule 144 under the Securities Act, or (iii) KiOR receives an opinion of counsel for the holder of the Securities reasonably satisfactory to KiOR stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of the Securities Act, and each such case upon all other conditions specified in this Section 7.1. Furthermore, with respect to Securities that were initially sold by KiOR in reliance on Regulation S, hedging transactions involving such Securities may not be conducted unless in compliance with the Securities Act. Notwithstanding the provisions of the preceding sentence, no registration statement or opinion of counsel shall be required for any transfer of any Securities by a Purchaser to a Permitted Transferee; provided, that the proposed transferee of the Securities held by the Purchaser agrees in writing to take and hold such Securities subject to the provisions and upon the conditions specified in this Article 7. For purposes of this Agreement and the other Transaction Documents, upon a transfer of Notes to a Permitted Transferee, or otherwise in accordance with this Section 7.1, the applicable Permitted Transferee or transferee shall be deemed to be the “Purchaser” of such Note(s) and to have made each representation of a Purchaser under this Agreement and the other Transaction Documents.

(B) Any transfer not made in compliance with the requirements of this Section 7.1 shall be null and void ab initio, shall not be recorded on the books of KiOR or its transfer agent and shall not be recognized by KiOR. Each Purchaser acknowledges and agrees that any breach of this Section 7.1 by a Purchaser would result in substantial harm to KiOR and its stockholders for which monetary damages alone could not adequately compensate. Therefore, each Purchaser unconditionally and irrevocably agrees that KiOR shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Securities not made in compliance with this Section 7.1).

7.2 Khosla Ventures III, LP, VNK Management LLC and KFT Trust Restriction. Each of Khosla Ventures III, LP, VNK Management LLC and KFT Trust agrees, for the benefit of all the Purchasers, that neither it, nor any of its Affiliates, shall sell, transfer, assign or hypothecate any equity or debt securities of KiOR to any non-Affiliate during periods set forth in the first two sentences of Section 7.1 hereof.

7.3 Restrictive Legends. Each certificate representing the Securities, and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (except as otherwise permitted by the provisions of this Article 7), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.

U.S. Investors: THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Non-U.S. Investors: THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

7.4 Removal of Legend and Transfer Restrictions. The first paragraph of the foregoing legend shall be removed from the certificates representing any Securities, at the request of the holder thereof, (i) while a registration statement covering the resale of such Securities is effective under the Securities Act of 1933, as amended, (ii) following any sale of such Securities pursuant to Rule 144

(assuming the transferor is not an Affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144, (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Person acquiring such Securities provides KiOR with an opinion of counsel to such Person, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act of 1933, as amended or (v) if such legend is not required under applicable requirements of the Securities Act of 1933, as amended (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, KiOR shall no later than three (3) Business Days following the delivery by a Purchaser to KiOR or the transfer agent (with notice to KiOR) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 7.4, as directed by such Purchaser, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee. KiOR shall be responsible for any fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

ARTICLE 8

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

8.1 Payments. The Company fails to pay any amount due under this Agreement, the Notes or any of the other Transaction Documents on the due date thereof, and in each case such default continues for more than 3 Business Days after the due date thereof;

8.2 Covenants. The Company breaches or defaults in the performance of any: (a) covenant under any of Sections 6.1(A), 6.1(B), 6.4(A), 6.4(C), 6.4(D), 6.4(E), 6.4(F), 6.4(G), 6.5, or 6.6, or (b) covenant or Secured Obligation under this Agreement (other than those referenced in clause (a) of this Section 8.2), the Notes, or any of the other Transaction Documents, and such default continues for more than twenty (20) days after the earlier of the date on which (i) Agent or any Purchaser has given notice of such default to the Company and (ii) the Company has actual knowledge of such default;

8.3 Other Transaction Documents. The occurrence of any material default under any Transaction Document and such default continues for more than twenty (20) days after the earlier of (A) Agent or any Purchaser has given notice of such default to the Company, or (B) the Company has actual knowledge of such default;

8.4 Representations. Any representation or warranty made by the Company in any Transaction Document shall have been false or misleading in any material respect (without duplication of any other materiality qualifiers contained therein) when made or deemed made;

8.5 Insolvency. Any Company (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing that it is unable to pay its debts as they become due, or unable to pay the Secured Obligations under the Transaction Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself, as debtor, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Company or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such Company; or (vi)

such Company or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (v); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against such Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such Company being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) such Company shall file any answer admitting or not contesting the material allegations of a petition filed against such Company in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of such Company, of any trustee, receiver or liquidator of such Company or of all or any substantial part of the properties of such Company without such appointment being vacated;

8.6 Attachments; Judgments. Any substantial part (ie. 33-1/3 percent or more) of the Company’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $1,000,000, or the Company is enjoined or in any way prevented by court order from conducting any part of its business, and in each case, such attachment, seizure, levy, judgment or injunction is not stayed, satisfied, bonded or discharged within thirty days after the entry thereof; or

8.7 Other Obligations. The occurrence of any default under any agreement or obligation of the Company involving any Indebtedness in excess of $1,000,000, which default continues beyond any period of grace therein provided.

8.8 Invalidity. Any of the Transaction Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Company shall so assert in writing, or (ii) the Lien created by any of the Transaction Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of twenty five (25) days.

ARTICLE 9

REMEDIES

The following provisions in this Article 9 shall apply:

9.1 General. Upon and during the continuance of any one or more Events of Default, without the approval of any Purchaser, (i) Agent may, (and shall upon the written direction of the Required Purchasers) accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 8.5 (other than Section 8.5(A)(vi)), the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Agent may (and shall upon the written direction of the Required Purchasers) notify any of the Company’s account debtors to make payment directly to Agent (for the Pro Rata benefit of the Purchasers), compromise the amount of any such account on the Company’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may (and shall upon the written direction of The Required Purchasers) exercise all rights and remedies with respect to the Collateral under the Transaction Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All of Agent’s and each Purchaser’s rights and remedies shall be cumulative and not exclusive.

9.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may (and shall upon the written direction of The Required Purchasers), at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. The Company agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to the Company. Agent may require the Company, at the Company’s expense, to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent and the Purchasers in the following order of priorities:

First, to the Purchasers (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting the costs of collection;

Second, to the Purchasers (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting interest;

Third, to the Purchasers (on a Pro Rata basis) in an amount equal to the then unpaid amount of the Secured Obligations constituting principal;

Fourth, to the Purchasers in an amount equal to any other unpaid Secured Obligations (including Purchaser Expenses); and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to the Company or its representatives or as a court of competent jurisdiction may direct.

Agent and each Purchaser shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

9.3 No Waiver. Agent and each Purchaser shall be under no obligation to marshal any of the Collateral for the benefit of the Company or any other Person, and the Company expressly waives all rights, if any, to require Agent or any Purchaser to marshal any Collateral.

9.4 Cumulative Remedies. The rights, powers and remedies of Agent and each Purchaser hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent or any Purchaser.

9.5 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Company, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. The Company’s rights and interests under Intellectual Property shall inure to Agent’s benefit. Notwithstanding the foregoing, Agent shall not be entitled to exercise any such license right or interest unless an Event of Default has occurred and is continuing and Agent is exercising its rights and remedies hereunder.

9.6 Power of Attorney. The Company hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as the Company’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 9.6. Agent, or Agent’s designee, may, without notice and in either its or the Company’s name, but at the cost and expense of the Company, during the continuance of an Event of Default: (a) endorse the Company’s name on any proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; (b) notify any account debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (c) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (d) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (e) collect, liquidate and receive balances in Deposit Accounts, securities accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (f) prepare, file and sign the Company’s name to a proof of claim or other document in a bankruptcy of an account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (g) receive, open and dispose of mail addressed to the Company, and notify postal authorities to deliver any such mail to an address designated by Agent; (h) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (i) use the Company’s stationary and sign its name to verifications of Accounts and notices to account debtors; (j) use information contained in any data processing, electronic or information systems relating to Collateral; (k) make and adjust claims under insurance policies; (l) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which the Company is a beneficiary; and (m) take any and all appropriate actions and execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement and the other Transaction Documents.

ARTICLE 10

MISCELLANEOUS

10.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities being purchased and the payment therefor, provided that it is understood and agreed that the covenants set forth in Sections 6.3, 6.4 (other than the proviso set forth at the end of Section 6.4), 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.22, Article VII, Article VIII, Article IX (other than Section 9.4) and Article XII shall expire as of the Second Closing.

10.2 Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Transaction Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) when received if sent by United States mail, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(A) if to the Company, to:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Email: John.Karnes@kior.com

Email: Chris.Artzer@kior.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention: Peter Buckland

Facsimile: (650) 858-6100

Email: Peter.Buckland@wilmerhale.com

(B) if to a Purchaser, to its address set forth on the Schedule of Purchasers to this Agreement and to any other Persons to whom copies should be provided (such copies not constituting notice).

10.3 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. No amendment, waiver or other modification of any provision of this Agreement or any other Transaction Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Purchasers (or by Agent at the written request of the Required Purchasers) and the Company that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given. In addition to the forgoing, no amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of any Transaction Document that relates to the rights, duties or discretion of Agent, without the written consent of Agent, the Company and the Required Purchasers.

10.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.5 No Waiver. The powers conferred upon Agent and each Purchaser by this Agreement are solely to protect its rights hereunder and under the other Transaction Documents and its interest in the Collateral and shall not impose any duty upon Agent or any Purchaser to exercise any such powers. No omission or delay by Agent or any Purchaser at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Agent or any Purchaser is entitled, nor shall it in any way affect the right of Agent or any Purchaser to enforce such provisions thereafter

10.6 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.7 Governing Law. This Agreement and the other Transaction Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

10.9 [Reserved].

10.10 Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of a Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of KiOR, except such consent shall not be required in cases of assignments by a Purchaser as permitted under Section 7.1, provided that such assignee agrees in writing to be bound by the terms of this Agreement and shall be deemed to have made each of the representations and warranties of the Purchasers herein and in the Transaction Documents; provided further that in the event that only a portion of the Note or shares of common stock of such Purchaser are transferred, only the Purchaser or with the election of such Purchaser, only one Permitted Transferee designated by such Purchaser shall have the right to exercise rights hereunder on behalf of all holders of such Purchaser’s Note or shares of common stock. Notwithstanding the foregoing, and with respect to the exercise of the Call Right only, any Purchaser subject to the Call Right may assign the obligation to consummate any Call Closing to any Affiliate of such Purchaser or other third party, provided that such Purchaser shall guaranty and remain liable for the payment of any proceeds at such Call Closing by such assignee.

10.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

10.12 [Reserved].

10.13 [Reserved].

10.14 Relationship with Purchasers. The obligations of each Purchaser hereunder are several, and no Purchaser shall be responsible for the obligations of any other Purchaser. Amounts payable hereunder to each Purchaser shall be a separate and independent obligation. It shall not be necessary for Agent or any other Purchaser to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Purchaser pursuant to the Transaction Documents or otherwise shall be deemed to constitute Agent and any Purchaser to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of the Company.

10.15 Termination of Agreement. The parties may terminate this Agreement prior to the First Closing, as provided below upon the occurrence of any of the events set forth in clauses (A) or (B):

(A) The Company and the Requisite Purchasers may terminate this Agreement by written agreement signed by the Company and the Required Purchasers.

(B) Either the Company or the Requisite Purchasers may terminate this agreement by giving written notice to the other party if the First Closing shall not have occurred on or before October 31, 2013, for any reason whatsoever.

If any party terminates this Agreement pursuant to Section 10.15, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for fraud, intentional misrepresentation or willful breach of any provision this Agreement prior to such termination).

ARTICLE 11

AGENT

11.1 Appointment and Authority. Each Purchaser appoints and designates KV III as Agent for the following purposes under all Transaction Documents, it being acknowledged and agreed that to the extent that Agent is a Purchaser hereunder, it shall be free to act in its capacity as Agent in its own self-interest without fiduciary obligations to the other Purchasers in exercising, or refraining from exercising, the rights granted to Agent hereunder. Agent shall have the sole and exclusive authority to (a) execute and deliver as Agent each Transaction Document, including any intercreditor or subordination agreement, and accept delivery of each Transaction Document from the Company or other Person; (b) act as collateral agent for Purchasers for purposes of perfecting and administering Liens under the Transaction Documents, and for all other purposes stated therein; (c) deal with Collateral; and (d) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Transaction Documents, applicable law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Purchaser or other Person by reason of any Transaction Document or any transaction relating thereto.

11.2 Duties. Agent shall not have any duties except those expressly set forth in the Transaction Documents. The conferral upon Agent of any right shall not imply a duty to exercise such right.

11.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.4 Instructions of Required Purchasers. The rights and remedies conferred upon Agent under the Transaction Documents may be exercised without the necessity of joinder of any other party, unless required by applicable law. Agent may request instructions from Required Purchasers or other Purchasers with respect to any act (including the failure to act) in connection with any Transaction Documents, and may seek assurances to its satisfaction from Purchasers of their indemnification obligations against all claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of the Required Purchasers shall be binding upon Agent and all Purchasers (other than with respect to those actions to be taken, and decisions to be made, by the Agent which may be made and taken at the sole discretion of Agent as provided herein), and no Purchaser shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Purchasers. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 10.3. In no event shall Agent be required to take any action that, in its opinion, is contrary to applicable law or any Transaction Documents or could subject any Agent Indemnitee to personal liability.

11.5 Lien Releases; Care of Collateral.

(A) Purchasers authorize Agent to release any Lien with respect to any Collateral (i) upon full and final cash payment of all Secured Obligations; (ii) that is the subject of an asset disposition to a non-party which the Company certify in writing to Agent is a Permitted Transfer or a Lien which the Company certifies is a Permitted Lien entitled to priority over Agent’s Liens and should not constitute Collateral under the terms hereof (and Agent may rely conclusively on any such certificate without further inquiry); (iii) that does not constitute a material part of the Collateral; or (iv) with the written consent of all Purchasers. Agent and the Purchasers agree that Agent shall at Company’s expense execute and deliver all documents reasonably requested by the Company to effect or otherwise evidence such release described above (and, if requested by Agent in connection with such execution and delivery, the Company shall certify to Agent that any applicable sale or disposition is being made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry)). Any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Company in respect of) all interests retained by the Company, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(B) Agent shall have no obligation to assure that any Collateral exists or is owned by the Company, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.6 Possession of Collateral. Agent and Purchasers appoint each other Purchaser as agent (for the benefit of Purchasers) for the purpose of perfecting Liens in any Collateral held or controlled by such Purchaser, to the extent such Liens are perfected by possession or control. If any Purchaser obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.7 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Transaction Document, and shall not be liable for any delay in acting.

11.8 Action Upon Default. Without limiting any of the rights of the Agent hereunder, Agent shall not be deemed to have knowledge of any Event of Default unless it has received written notice from the Company specifying the occurrence and nature thereof. Each Purchaser agrees that, except with the written consent of Agent, it will not take any Enforcement Action, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

11.9 Ratable Sharing. If any Purchaser shall obtain any payment or reduction of any Secured Obligation, whether through set-off or otherwise, in excess of its share of such Secured Obligation, determined on a Pro Rata basis or in accordance with Section 9.2, as applicable, such Purchaser shall forthwith purchase from Agent and the other Purchasers such participations in the affected Secured Obligation as are necessary to cause the purchasing Purchaser to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 9.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Purchaser, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

11.10 Indemnification. EACH PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE COMPANY, ON A PRO RATA BASIS, AGAINST ALL INDEMNIFIED CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH AGENT INDEMNITEE, PROVIDED THAT ANY INDEMNIFIED CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Purchasers. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Purchaser to the extent of its Pro Rata share.

11.11 Limitation on Responsibilities of Agent. Agent shall not be liable to any Purchaser for any action taken or omitted to be taken under the Transaction Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Purchaser of any obligations under the Transaction Documents. Agent does not make any express or implied representation, warranty or guarantee to Purchasers with respect to any Secured Obligations, Collateral, Transaction Documents or the Company. No Agent Indemnitee shall be responsible to Purchasers for any recitals, statements, information, representations or warranties contained in any Transaction Documents; the execution, validity, genuineness, effectiveness or enforceability of any Transaction Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Company. No Agent Indemnitee shall have any obligation to any Purchaser to ascertain or inquire into the existence of any Event of Default, the observance by the Company of any terms of the Transaction Documents, or the satisfaction of any conditions precedent contained in any Transaction Documents.

11.12 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least ten (10) days written notice thereof to Purchasers and the Company. Upon receipt of such notice, KV III shall have the right to appoint a successor Agent which shall be a Purchaser or an Affiliate of a Purchaser and which shall be subject to the consent of KiOR (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an Affiliate of the retiring Agent, or (b) an Event of Default has occurred and is continuing). If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Purchasers (subject to the consent of KiOR (such consent not to be unreasonably withheld, delayed or conditioned and such consent not to be required if: (a) such successor Agent is an Affiliate of the retiring Agent, or (b)

an Event of Default has occurred and is continuing)) or, if no Purchaser accepts such role or KiOR does not provide any necessary consent, Agent may appoint any of the Required Purchasers as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of a Required Purchaser as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 11.10. Notwithstanding any Agent’s resignation, the provisions of this Section 11 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Agent by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

11.13 Separate Collateral Agent. If Agent believes that it may be limited in the exercise of any rights or remedies under the Transaction Documents due to any applicable law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Transaction Documents shall also be vested in such separate agent. Purchasers shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.

11.14 Due Diligence and Non-Reliance. Each Purchaser acknowledges and agrees that it has, independently and without reliance upon Agent or any other Purchaser, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Company and its own decision to enter into this Agreement. Without limiting Section 5.7, each Purchaser has made such inquiries as it feels necessary concerning the Transaction Documents, Collateral and the Company. Each Purchaser acknowledges and agrees that the other Purchasers have made no representations or warranties concerning the Company, any Collateral or the legality, validity, sufficiency or enforceability of any Transaction Documents or Secured Obligations. Each Purchaser will, independently and without reliance upon any other Purchaser, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining from any action under any Transaction Documents. Except for notices, reports and other information expressly requested by a Purchaser, but subject to the limitations set forth in Section 11.16, Agent shall have no duty or responsibility to provide any Purchaser with any notices, reports or certificates furnished to Agent by the Company or any credit or other information concerning the affairs, financial condition, business or properties of the Company (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.15 Recovery of Payments. If Agent pays any amount to a Purchaser in the expectation that a related payment will be received by Agent from the Company and such related payment is not received, then Agent may recover such amount from each Purchaser that received it. If Agent determines at any time that an amount received under any Transaction Document must be returned to the Company or paid to any other Person pursuant to applicable law or otherwise, then, notwithstanding any other term of any Transaction Document, Agent shall not be required to distribute such amount to any Purchaser. If any amounts received and applied by Agent to any Secured Obligations are later required to be returned by Agent pursuant to applicable law, each Purchaser shall pay to Agent, on demand, such Purchaser’s Pro Rata share of the amounts required to be returned.

11.16 Agent in its Individual Capacity. As a Purchaser, KV III (and any successor Agent that is a Purchaser) shall have the same rights and remedies under the other Transaction Documents as any other

Purchaser, and the terms “Purchasers,” “Required Purchasers” or any similar term shall include KV III (and any such successor Agent that is a Purchaser) in its capacity as a Purchaser. In their individual capacities, Agent and its Affiliates may receive information regarding the Company and their Affiliates (including information subject to confidentiality obligations), and each Purchaser agrees that KV III and its Affiliates shall be under no obligation to provide such information to any Purchaser, if acquired in such individual capacity.

11.17 No Third Party Beneficiaries. This Section 11 is an agreement solely among Purchasers and Agent, and shall survive full and final payment in Cash of the Secured Obligations. This Section 11 (other than Section 11.5(a) and Section 11.12 (as it relates to Section 11.12, solely with respect to the Company’s consent rights contained therein)) does not confer any rights or benefits upon the Company or any other Person. As between the Company and Agent, any action that Agent may take under any Transaction Documents or with respect to any Secured Obligations shall be conclusively presumed to have been authorized and directed by Purchasers.

ARTICLE 12

GUARANTEE

12.1 Guarantee.

(A) Each Company (other than KiOR) hereby unconditionally and irrevocably guarantees, jointly and severally, to each Purchaser and their respective successors and assigns: (i) the full and punctual payment of principal of, premium and interest on the Notes when due, whether at maturity, by acceleration, by prepayment or otherwise, and all other monetary Secured Obligations of KiOR under this Agreement and the Notes; and (ii) the full and punctual performance within applicable grace periods of all other Secured Obligations of KiOR under this Agreement and the Notes.

(B) Each Company (other than KiOR) further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Company and that such Company will remain bound under this Article 12 notwithstanding any extension or renewal of any Secured Obligation.

(C) Each Company (other than KiOR) waives presentation to, demand of, payment from and protest to KiOR of any of the Secured Obligations and also waives notice of protest for nonpayment. Each Company (other than KiOR) waives notice of any default under the Notes or the Secured Obligations. The Secured Obligations of each such Company hereunder shall not be affected by: (i) the failure of any Purchaser to assert any claim or demand or to enforce any right or remedy against KiOR or any other Person under this Agreement, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (iv) the release of any security held by any Purchaser for the Secured Obligations or any of them; or (v) the failure of any of the Purchasers to exercise any right or remedy against any other guarantor of the Secured Obligations.

(D) Each Company (other than KiOR) further agrees that its guarantee pursuant to this Article 12 (each, a “Guarantee”) constitutes a Guarantee of payment and performance (and not merely a Guarantee of collection) and waives any right to require that any resort be had by any Purchaser or to any security held for payment of the Secured Obligations.

(E) The Secured Obligations of each Company (other than KiOR) hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise (other than payment in full of the Secured Obligations other than contingent indemnification obligations and any other obligations which survive the payment of the Notes or the Second Closing). Without limiting the generality of the foregoing, the Secured Obligations of each Company (other than KiOR) herein shall not be discharged or impaired or otherwise affected by the failure of any Purchaser to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Company or would otherwise operate as a discharge of such Company as a matter of law or equity.

(F) Each Company (other than KiOR) further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium or interest on any Secured Obligation is rescinded or must otherwise be restored by any Purchaser upon the bankruptcy or reorganization of KiOR or otherwise.

(G) In furtherance of the foregoing and not in limitation of any other right which any Purchaser has at law or in equity against any Company (other than KiOR) by virtue hereof, upon the failure of KiOR to pay the principal of or interest on any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, each such Company hereby jointly and severally agrees to and shall, upon receipt of written demand by any Purchaser, forthwith pay, or cause to be paid, in cash, to each Purchaser an amount equal to the sum of: (i) the unpaid amount of such Secured Obligations; and (ii) accrued and unpaid interest on such Secured Obligations (but only to the extent not prohibited by law).

(H) Each Company (other than KiOR) agrees that it shall subordinate any right of subrogation in respect of any Secured Obligations guaranteed hereby until payment in full of all Secured Obligations (other than contingent indemnification obligations and any other obligations which survive the payment of the Notes or the Second Closing).

(I) Each Company (other than KiOR) further agrees that, as between it, on the one hand, and the Purchasers, on the other hand: (i) the maturity of the Secured Obligations guaranteed hereby may be accelerated as provided herein for the purposes of such Company’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Secured Obligations guaranteed hereby; and (ii) in the event of any declaration of acceleration of such Secured Obligations, such Secured Obligations (whether or not due and payable) shall forthwith become due and payable by such Company for the purposes of this Section 12.1.

(J) Each Company (other than KiOR) also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by each Purchaser in enforcing any rights under this Article 12.

12.2 Limitation on Liability. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Secured Obligations guaranteed hereunder by any Company will not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to such Company, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

12.3 Successors and Assigns. This Article 12 will be binding upon each Guarantor and its successors and assigns and will inure to the benefit of the successors and assigns of the Purchasers and, in the event of any transfer or assignment of rights by any Purchaser, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee.

12.4 No Waiver. Neither a failure nor a delay on the part of the Purchasers in exercising any right, power or privilege under this Article 12 will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Purchasers herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article 12, at law, in equity, by statute or otherwise.

12.5 Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Company therefrom, will in any event be effective unless the same is in writing and signed by the Required Purchasers and KiOR and the Company as contemplated by Section 10.3 and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Company in any case will entitle that Company to any other or further notice or demand in the same, similar or other circumstances.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

KIOR COLUMBUS, LLC, a Delaware limited liability company

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AGENT:

KHOSLA VENTURES III, LP

By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla

Name:	Vinod Kholsa
Title:	Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:

KHOSLA VENTURES III, LP

By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Vinod Khosla
Name:	Vinod Kholsa
Title:	Member

PURCHASER:

KFT TRUST, VINOD KHOSLA, TRUSTEE

By:	/s/ Vinod Khosla

Name:	Vinod Khosla

Title:	Trustee

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:

VNK MANAGEMENT LLC

By:	/s/ Neal Bhadkamkar
Name:	Neal Bhadkamkar

Title:	Manager

EXHIBIT A

Schedule of Purchasers

FIRST CLOSING

Purchaser Name and Address	Aggregate Principal Amount of Notes

Khosla Ventures III, LP 2128 Sand Hill Road Menlo Park, CA 94025	$21,250,000

VNK MANAGEMENT LLC c/o Kim Totah 1670 The Alameda, Suite 300 San Jose, CA 95126	$21,250,000

KFT Trust c/o Khosla Ventures 2128 Sand Hill Road Menlo Park, CA 94025	$ 53,197,307.58

*	Conversion of Indebtedness under Existing Loan (conversion of loans under Existing Loan on and after date of Amendment 1 to Existing Loan)

SECOND CLOSING

Purchaser Name	Shares	Aggregate Purchase Price

Khosla Ventures III, LP	[ ]	$3,750,000

VNK MANAGEMENT LLC	[ ]	$3,750,000

KFT Trust	[ ]	$25M plus PIK interest and fees under Existing Loan**

**	Converted Loan Amount (conversion of loans under Existing Loan prior to 3/18/13)

CALL CLOSING

Purchaser Name	Shares	Aggregate Purchase Price

KFT Trust	[ ]	$[1]

[1]	An aggregate amount equal to $100,000,000 less the actual cash proceeds to KiOR from the Equity Financing Transactions (not to exceed $35,000,000).

EXHIBIT B

Joinder Agreement

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is made as of             , 20        , by             , a             (the “New Subsidiary”), pursuant to Section 6.8 of that certain Note Purchase Agreement, dated as of October 18, 2013 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Purchase Agreement”), among KIOR, INC., a Delaware corporation (“KiOR”), certain Subsidiaries of KiOR from time to time party thereto, each purchaser from time to time party thereto (collectively, the “Purchasers”), and Khosla Ventuers III, LP, as agent for the Purchasers (in such capacity, the “Agent”). All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings herein as in the Purchase Agreement.

The New Subsidiary hereby (a) agrees to become a “Company” under, and does hereby join and become a party to the Purchase Agreement as a Company, (b) expressly assumes, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Company (other than KiOR) under the Purchase Agreement (including, without limitation, guaranteeing the payment and performance of the Secured Obligations as provided in Section 12.1 of the Purchase Agreement), and (c) accepts and assumes any liability of a Company (other than KiOR) related to each representation, warranty, covenant or obligation made by a Company (other than KiOR) in the Purchase Agreement, and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, in each case, as if it was an original signatory thereto. The New Subsidiary hereby grants, as and to the same extent as provided in the Purchase Agreement, to the Agent, for the benefit of Agent and the Purchasers, a continuing security interest in the Collateral (as such term is defined in Section 2 of the Purchase Agreement) of such New Subsidiary. The New Subsidiary shall, on or prior to the date hereof, deliver a Collateral Information Certificate covering substantially the same matters as covered in the certificate delivered by the Company pursuant to Section 4.12 of the Purchase Agreement. From and after the date of this Agreement, all references to the term “Company” in the Purchase Agreement shall be deemed to be a reference to, and shall include, the New Subsidiary.

This Agreement shall be effective as of the date first set forth above and is subject to the condition precedent that the Agreement shall be duly executed and delivered by each of the Agent and the New Subsidiary.

This Agreement may be executed in counterparts which, when taken together, shall constitute an original. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission (including .pdf format via electronic mail) shall be equally effective as delivery of a manually executed counterpart. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. This Agreement shall constitute a Transaction Document under the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

NEW SUBSIDIARY:

[ ]

By:
Name:
Title:

Agreed and Accepted to as of the date first set forth above:

KHOSLA VENTURES III, LP By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP,

as Agent

By:
Name:
Title:

EXHIBIT C

Senior Secured Convertible Promissory Note

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE PURCHASERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

No. [ ]	Date of Issuance
$[ ]	October 21, 2013

FOR VALUE RECEIVED, KiOR Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [—] (the “Holder” or “Purchaser”), the principal sum of [—] ($[—]) (the “Principal Amount”). This Note is one of a series of Notes issued pursuant to that certain Senior Secured Convertible Promissory Note Purchase Agreement dated October 18, 2013 among the Company, the Holder and certain other purchasers (as amended from time to time, the “Purchase Agreement”) and is entitled to the benefits of and is subject to the terms contained in that Purchase Agreement, including without limitation the security of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement). Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Definitions.

(a) “Additional Shares of Common Stock” means: all shares of Class A Common Stock issued by the Company after the date hereof, other than (i) the following shares of Class A Common Stock and (ii) shares of Class A Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (i) and (ii), collectively, “Exempted Securities”): (A) shares of Class A Common Stock issued or issuable upon conversion of the outstanding shares, as of the date of the First Closing, of Class B Common Stock (B) Shares of Class A Common Stock, Options or Convertible Securities issued as a dividend or distribution on Class A Common Stock; (C) shares of Class A Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 1(c)(ii) hereof); (D) shares of Class A Common Stock or Options issued to employees or directors of, or contractors, consultants or advisors to, the Corporation or any of its subsidiaries pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company; (E) shares of Class A Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Class A Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (F) shares of Class A Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company; (G) shares of Class A Common Stock approved by the Holder, (H) warrants to purchase Class A Common Stock and shares of Class A Common Stock issued in connection with or otherwise related to the Existing Loan; (I) securities issued by the Company in the Financing Event or the Purchase Agreement; and (J) securities issued pursuant to that certain Class A Common Stock Purchase Agreement dated on or about the date hereof by and between the Company and the purchasers set forth therein.

(b) “Applicable Interest Rate” means: zero percent (0%) per annum.

(c) “Conversion Price” means $2.897, which amount represents 125% of the twenty (20) day VWAP of the Class A Common Stock ending on the trading day preceding the date hereof, as adjusted for any stock splits, dividends, recapitalizations or the like after the date hereof, and as set forth below:

(i) Antidilution Protection.

a) Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the date hereof and before the first to occur of (i) the one year anniversary of the date hereof and (ii) the conversion of this Note pursuant to the terms hereof, issue Additional Shares of Common Stock, (including Additional Shares of Common Stock deemed to be issued pursuant to the terms hereof), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) equal to the product of (x) the Conversion Price then in effect and (y) the quotient of (A) the price per share of the Additional Shares of Common Stock so issued and (B) the Conversion Price then in effect.

b) Deemed Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the date hereof and before the first to occur of the Second Closing or the Maturity Date, issue, grant or sell Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), regardless of whether such Options or Convertible Securities are immediately exercisable or convertible, and the price per share for which Class A Common Stock is issuable upon the exercise or conversion of such Options or Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the grant, issue or sale of such Options or Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of such Options or Convertible Securities, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the exercise, conversion or exchange of all such Options or Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of the grant, issue or sale of such Options or Convertible Securities, then the total number of shares of Class A Common Stock issuable upon the exercise, conversion or exchange of all such Options or Convertible Securities shall be deemed to be Additional Shares of Common Stock issued for such price per share as of the date of grant, issue or sale of such Options or Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in Section 1(c)(vii), no adjustment of the Conversion Price shall be made upon the actual issue of such Class A Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Class A Common Stock upon conversion or exchange of such Convertible Securities. In the event any such Option shall terminate without exercise, the Conversion Price shall be subject to adjustment as provided in Section 1(c)(vii).

(ii) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Class A Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of the Note shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding. If the Company shall at any time or from time to time after the date hereof combine the outstanding shares of Class A Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of the Note shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective;

(iii) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in additional shares of Class A Common Stock, Convertible Securities or Options, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable (or issuable upon conversion or exercise thereof in the case of dividends or other distribution of Convertible Securities or Options) in payment of such dividend or distribution. Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

(iv) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Class A Common Stock is converted into or exchanged for securities, cash or other property then, following any such reorganization, recapitalization, reclassification, consolidation or merger, the Note shall thereafter be convertible in lieu of the Class A Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Company issuable upon conversion of the Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this Section 1(b)(iv) with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Section 1(b) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Note.

(v) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in cash, securities of the Company (other than a distribution of shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock) or in other property and the provisions above do not apply to such dividend or distribution, then and in each such event the holder of a Note shall receive, upon conversion of the Note, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities or other property as they would have received if the Note had been converted into Class A Common Stock on the date of such event.

(vi) [Reserved]

(vii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price, additional consideration payable or conversion rate provided for in any Option or Convertible Security referred to in Section 1(c)(i)(b) hereof, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination without exercise of any Option for which any adjustment was made pursuant to Section 1(c) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to Section 1(c) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

c) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 1(c)(i)(b) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors of the Company shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section will increase the Conversion Price as otherwise determined pursuant to this Section 1(c); provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board of Directors of the Company and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(d) “Conversion Shares” means shares of the Class A Common Stock of the Company.

(e) “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Common Stock, but excluding Options.

(f) “Maturity Date” means February 1, 2020.

(g) “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock or Convertible Securities.

(h) “PIK Interest” means interest paid in kind by adding such interest then due to the unpaid Principal Amount.

2. Interest. The Principal Amount (which, for clarification, will include any PIK Interest) shall bear interest from the Closing Date at the Applicable Interest Rate based on a year consisting of 365 days, with interest computed daily based on the actual number of days elapsed.

2.1 Interest; Payments; PIK Interest. Company shall pay interest on the Principal Amount on the first day of each fiscal quarter, beginning on January 1, 2014, provided that interest may, at Company’ election, be paid as PIK Interest calculated at the Applicable Rate. The Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest), shall be due and payable on the Maturity Date. Company shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Payments to the Holder hereunder shall be made to the Holder at the account from time to time designated by the Holder by written notice to the Company.

2.2 Maximum Interest. Notwithstanding any provision in this Note, or any other Transaction Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Company has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Company shall be applied as follows: first, to the payment of principal outstanding on all Notes; second, after all principal is repaid, to the payment of the Holder’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Company.

3. Maturity. Unless earlier converted into Conversion Shares in accordance with Section 4, the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) shall be due and payable by the Company on the Maturity Date.

4. Conversion of Notes.

4.1 Mandatory Conversion. (i) If on or before the one year anniversary of the First Closing, the Company consummates the Financing Event, then upon the first to occur after the consummation of the Financing Event of (A) the average closing price of the Class A Common Stock exceeds 150% of the Conversion Price in any thirty (30) day period (the “Pricing Event”) or (B) the one year anniversary of the First Closing occurs, then in such event and simultaneously with such event, as applicable, the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) shall be automatically, without any additional action of the Holder, be converted into Conversion Shares and (ii) if the Company consummates the Financing Event after the one year anniversary of the First Closing, then in such event and simultaneously with such event the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) shall be automatically, without any additional action of the Holder, be converted into Conversion Shares. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) on the date of conversion, by the Conversion Price. At least five (5) days prior to the closing of the Second Closing, the Company shall deliver notice to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of the Holder is located), notifying the Holder of the conversion to be effected.

4.2 Optional Conversion. Subject to the terms hereof, at any time prior to the consummation by the Company of a Change in Control or the Maturity Date, at the option of the Holder delivered in writing to the Company at least three (3) days prior to the Change in Control or Maturity Date, as applicable, the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) may be converted into Conversion Shares immediately prior to (but subject to) the consummation of, such Change of Control or Maturity Date, as applicable. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) by the Conversion Price. At least ten (10) days prior to the closing of a Change in Control, the Company shall deliver notice to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the place where the principal executive office or residence of the Holder is located), notifying the Holder of such proposed Change in Control, the anticipated consummation date of same, and the material terms thereof.

4.3 Limitations on Conversion. Notwithstanding anything in this Note to the contrary, the Holder acknowledges and agrees that the Company shall not have any obligation to issue, and shall not issue, Conversion Shares unless and until the Company has obtained the approval of its stockholders of the issuance of this Note and the issuance of the Conversion Shares to the Holder of this Note. The Company agrees to use commercially reasonable efforts to obtain such approval of its stockholders. To the extent that the Holder is also a stockholder of the Company, the Holder agrees to vote all shares held by it or over which it has voting control in favor of the issuance of this Note and the issuance of the Conversion Shares.

4.4 No Fractional Shares. Upon the conversion of a Note into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares and no fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

4.5 Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares until the Holder has surrendered the original Note to the Company or delivered an affidavit of loss related thereto together with an agreement to indemnify the Company for any losses associated with the loss of such Note. Upon the conversion of this Note, the Holder shall have no further rights under the Note, whether or not the Note is surrendered, and on and after such date, the persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Conversion Shares. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation; provided that the foregoing shall not limit any rights of the Holder under the Purchase Agreement. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the Holder, upon surrender of the original Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion, including a check payable to the Holder for any cash amounts payable as described in Section 4.4.

4.6 Cooperation. For the avoidance of doubt, the Company shall be obligated to comply with Section 6.16 of the Purchase Agreement in connection with any potential conversion of this Note to Conversion Shares, including making any timely filings required under the HSR Act, prior to any such conversion.

5. Repayment on Change in Control. In the event that prior to the Maturity Date, the Company consummates a Change in Control, the Holder may, at the option of the Holder delivered in writing to the Company at least three (3) days prior to the Change in Control, require the Company to repay all or a portion of the Notes at a purchase price equal to the sum of (a) One Hundred and One percent (101%) of the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) (the “Adjusted Principal Amount”) and (b) the aggregate amount of Interest that would have been payable with respect to the Note had such Note not been repaid on such date, calculated from the date of such repayment as if the Principal Amount was the Adjusted Principal Amount, over the shorter of (i) a period of one year from the date of the consummation of the Change in Control and (ii) a period beginning on the date of the consummation of the Change in Control and ending on the Maturity Date.

6. Payment; Prepayment.

6.1 Payments. All payments shall be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to costs of collection if any, second to accrued interest due and payable and any remainder applied to principal. Except as set forth in Section 5 hereof, prepayment of principal, together with accrued interest, may not be made prior to the Maturity Date without the consent of the Required Purchasers. Prepayment of this Note shall not occur without the Holder’s consent; if prepayment is consented to by the Holder, (a) it will be without any prepayment penalties and (b) interest will no longer continue to accrue on any prepaid principal amounts after such prepayments.

6.2 Prepayment. The Holder acknowledges and agrees that the payment and/or prepayment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and/or prepayment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event the Holder receives payments and/or prepayments in excess of its pro rata share of the Company’s payments and/or prepayments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments and/or prepayments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other Holders upon demand by such Holders.

7. Remedies. The acceleration of the obligations under this Note and the exercise of remedies under this Note shall be governed by the provisions of Article 9 of the Purchase Agreement. The Company waives presentment, demand, protest or (except as expressly provided in the Purchase Agreement or the other Transaction Documents) notice of any kind, all of which are hereby expressly waived. The Company will give prompt written notice to the Holder of the occurrence of any and all Events of Default.

8. Governing Law. This shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

10. Amendments and Waivers. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

11. Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically by .pdf transmission or by facsimile shall be binding to the same extent as an original counterpart with regard to any agreement subject to the terms hereof or any amendment thereto.

[Signature Page Follows]

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: October 21, 2013	KIOR INC.

By:
Fred H. Cannon
President and Chief Executive Officer

SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: October 21, 2013	PURCHASER:

By:

Name:

Title:

SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT D

Registration Rights Agreement

KIOR, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October [    ], 2013, by and among KiOR, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the persons or entities listed on Exhibit A hereto (the “Purchasers”).

WHEREAS:

In connection with the Senior Secured Convertible Promissory Note Purchase Agreement, dated as of October 18, 2013, by and among the Company, the Purchasers and the other parties thereto (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchasers (i) the Notes (as defined in the Purchase Agreement) and (ii) subject to the closing of a Financing Event (as defined in the Purchase Agreement), shares of Class A Common Stock (which, together with the Conversion Shares are referred to herein as the “Shares”).

To induce the Purchasers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. DEFINITIONS.

A. As used in this Agreement, the following terms shall have the following meanings:

i. “Class A Common Stock” means shares of the Company’s Class A Common Stock, $0.0001 par value per share.

ii. “Conversion Shares” means shares of Class A Common Stock issued or issuable upon conversion of the Notes.

iii. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

iv. “Purchasers” means the Purchasers and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

v. “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

vi. “Registrable Securities” means (a) the Shares and (b) any shares of capital stock issued or issuable, from time to time (with any adjustments), in respect of the Shares by virtue of any stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Class A Common Stock that are Registrable Securities shall cease to be Registrable Securities upon the earliest of (A) the date such shares become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act; provided that a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company, (B) the date that such shares are sold (I) pursuant to a registration statement, (II) to or through a broker, dealer or underwriter in a public securities transaction and/or (III) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, (C) five (5) years after the date of this Agreement, or (D) any sale or transfer to any person or entity which by virtue of Section 10 of this Agreement is not entitled to the rights provided by this Agreement.

vii. “Registration Statement” means a registration statement of the Company under the Securities Act (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements, each, as defined below).

viii. “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (ii) any written or oral guidance, requirements or requests by the SEC staff to the Company and (iii) the Securities Act.

ix. “Stock Purchase Agreement” means the Class A Common Stock Purchase Agreement, dated on or about the date hereof, by and among the Company and the parties thereto.

x. “Stock Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, by and among the Company and the parties thereto, entered into in conjunction with the Stock Purchase Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2. REGISTRATION.

A. MANDATORY REGISTRATION.

i. The Company shall file with the SEC and use its reasonable best efforts to cause to become effective a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a Registration of all of the Registrable Securities) covering the resale of the Registrable Securities as soon as practicable and in no event later than April [—], 2014 (the “Initial Registration Statement”). The Initial Registration Statement filed hereunder, to the extent allowable under the Securities Act, shall state that such Initial Registration Statement also covers such indeterminate number of additional shares of Class A Common Stock as may become issuable upon conversion of the Conversion Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.

ii. Notwithstanding the registration obligations set forth in this Section 2, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company shall promptly inform each of the Purchasers and use its commercially reasonable efforts to

(a) file amendments to the Initial Registration Statement as required by the SEC and/or (b) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09 of the rules adopted under the Securities Act.

iii. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by (a) Registrable Securities not acquired pursuant to the Purchase Agreement (whether pursuant to registration rights or otherwise) and, if Registrable Securities (as defined in the Stock Registration Rights Agreement) are included in such offering, Registrable Securities (as defined in the Stock Registration Rights Agreement) not acquired pursuant to the Stock Purchase Agreement and (b) second by Registrable Securities that are Shares and, if Registrable Securities (as defined in the Stock Registration Rights Agreement) are included in such offering, Registrable Securities (as defined in the Stock Registration Rights Agreement) that are shares issued pursuant to the Stock Purchase Agreement (applied, in the case that some shares may be registered, to all such holders on a pro rata basis based on the total number of unregistered shares held by all such holders, subject to a determination by the SEC that the shares of certain holders must be reduced first based on the number of shares held by such holders).

iv. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clause ii. above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

v. In no event shall the Company include any securities other than Registrable Securities and Registrable Securities (as defined in the Stock Registration Rights Agreement) on any Registration Statement (or enter into any agreement which would require the Company to include any securities other than the Registrable Securities and Registrable Securities (as defined in the Stock Registration Rights Agreement)) on any Registration Statement filed pursuant to this Section 2.A. without the prior written consent of the Purchasers holding at least a majority of the Registrable Securities then outstanding.

B. ALTERNATIVE REGISTRATION.

i. Without limiting the obligations of the Company pursuant to Section 2.A or any remedy available to the Purchasers for the breach thereof, if the Company cannot effect a registration pursuant to Section 2(A) hereof, and the Company receives a request from one or more Purchasers that the Company file a Registration Statement on Form S-1 with respect to at least twenty five percent (25%) of the Registrable Securities, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Purchasers; and (y) as soon as practicable, and in any event within seventy-five (75) days after the date such request is given by the Initiating Holders, file a Registration Statement on Form S-1 under the Securities Act covering all Registrable Securities that the Purchasers have requested to be registered as specified by notice given by each such Purchaser to the Company within twenty (20) days of the date the Demand Notice is given. If the Purchasers intend to distribute the Registrable Securities covered by their request by means of an underwriting, the right of any Purchaser to include such Purchaser’s Registrable Securities in such registration shall be conditioned upon such Purchaser’s participation in such underwriting and the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein. In the event the Purchasers intend to distribute the Registrable Securities by means of an underwriting, and the underwriters advise the Purchasers in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be allocated among such Purchasers, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Purchaser or in such other proportion as shall mutually be agreed to by all such selling Purchasers and other selling holders; provided that if any Registrable Securities (as defined in the Stock Registration Rights Agreement) are included in such underwriting, then the number of Registrable Securities that may be included in the underwriting shall be allocated among the Purchasers requesting registration and the other holders of Registrable Securities (as defined in the Stock Registration Rights Agreement) requesting registration, in proportion (as nearly as practicable) to the number of Registrable Securities and Registrable Securities (as defined in the Stock Registration Rights Agreement) owned by each Purchaser or other selling holder or in such other proportion as shall mutually be agreed to by all such selling Purchasers and other selling holders. The Company shall have no obligation to effect, or to take any action to effect, any registration pursuant to this Section 2(B)(i) after the Company has effected two registrations pursuant to this Section 2(B)(i).

ii. Without limiting any obligation of the Company hereunder or under the Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities or the prospectus contained therein is not available for use and the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Purchasers) any of its Class A Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Purchaser notice of such registration. Upon the request of each Purchaser given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the Registrable Securities that each such Purchaser has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(B)(ii) before the effective date of such registration, whether or not any Purchaser has elected to include Registrable Securities in such registration. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to this Section 2(B)(ii), the Company shall not be required to include any of the Purchasers’ Registrable Securities in such underwriting unless the Purchasers accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not adversely impact the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their discretion determine would adversely impact the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not adversely impact the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Purchasers in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Purchaser or in such other proportions as shall mutually be agreed to by all such selling Purchasers. Notwithstanding the foregoing, in no event shall the number of Registrable Securities and Registrable Securities (as defined in the Stock Registration Rights Agreement) included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering.

C. PAYMENTS BY THE COMPANY.

i. If the Initial Registration Statement or the New Registration Statement, as the case may be, is not declared effective by the SEC on or before 180 days from the date of this Agreement (the “Registration Deadline”) or, (ii) if, after a Registration Statement has been declared effective by the SEC, sales of any of the Registrable Securities covered by such Registration Statement cannot be made pursuant to such Registration Statement because such Registration Statement has been suspended (by reason of a stop order or the Company’s failure to update the Registration Statement or otherwise) except as a result of a permitted Suspension under Section 9, or is otherwise no longer effective, then, without limiting the remedies available to Purchasers pursuant to Section 2(C)(iv), then the Company will make payments to the Purchasers in such amounts and at such times as shall be determined pursuant to this Section 2(C), as liquidated damages and not as a penalty for such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall constitute the Purchasers exclusive monetary remedy). In such event, the Company shall pay to each Purchaser an amount equal to one and one-half percent (1.5%) of the aggregate purchase price paid by Purchaser pursuant to the Purchase Agreement for the Shares with respect to which any unregistered Registrable Securities are then held by the Purchaser for each consecutive or non-consecutive thirty (30) day period after the Registration Deadline and prior to the date the Initial Registration Statement or the New Registration Statement, as the case may be, is declared effective by the SEC, or during which sales of any Registrable Securities covered by a Registration Statement cannot be made pursuant to any such Registration Statement after the Registration Statement has been declared effective; provided, however, that there shall be excluded from each such period any delays which are attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Purchasers) required by the Purchasers in the Registration Statement with respect to information relating to the Purchasers, including, without limitation, changes to the plan of distribution. Such amounts shall be paid in cash within five (5) Trading Days after the end of each thirty (30) day period that gives rise to such obligation.

ii. Notwithstanding the foregoing, in no event shall the Company be obligated to make payments hereunder (a) to more than one Purchaser in respect of the same Registrable Securities for the same period of time or (b) to any one Purchaser in an aggregate amount that exceeds ten percent (10%) of the aggregate price paid by such Purchaser for such Shares.

iii. The Company shall not be liable for liquidated damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in the Initial Registration Statement or the New Registration Statement due solely to SEC Guidance relating to the inclusion of such Registrable Securities in a Registration Statement from the time that it is determined that such Registrable Securities are not permitted to be registered. In such case, the liquidated damages shall be calculated to only apply to the Registrable Securities which are permitted in accordance with SEC Guidance relating to the inclusion of such Registrable Securities in a Registration Statement to be included in such Initial Registration Statement or such New Registration Statement.

iv. Notwithstanding the foregoing, nothing shall preclude the Purchaser from pursuing or obtaining any available specific performance or other equitable relief in accordance with applicable law.

3. OBLIGATIONS OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

A. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each such Registration Statement effective pursuant to Rule 415 at all times until no Registrable Securities thereunder remain outstanding (the “Registration Period”), and, during such period, comply with the provisions of the Securities Act in order to enable the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

B. In connection with the Company’s registration obligations hereunder, the Company shall (a) not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), (i) furnish to each Purchaser copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of the Purchasers (it being acknowledged and agreed that if a Purchaser does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then such Purchaser shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which any Purchaser reasonably objects in good faith; provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable.

C. The Company will use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

D. In connection with the effectiveness of each Registration Statement, the Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement within one (1) Trading Day of the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective; and such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

E. The Company shall use its reasonable best efforts to (i) register and qualify the Registrable Securities covered by Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as each Purchaser who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(C), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its certificate of incorporation or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

F. The Company shall notify each Purchaser who holds Registrable Securities of the time when a supplement to any prospectus forming a part of a Registration Statement has been filed and of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus. If the Company has delivered a Prospectus and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify each Purchaser who holds Registrable Securities covered by such prospectus and, if requested, such Purchasers shall immediately cease making offers of Registrable Securities pursuant to such prospectus and return all copies of such prospectus to the Company. The Company shall promptly provide the Purchasers with revised prospectuses and, following receipt of the revised prospectuses, the Purchasers shall be free to resume making offers of the Registrable Securities.

G. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Initial Registration Statement or the New Registration Statement, as applicable.

H. The Company shall cooperate with the Purchasers who hold Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Registration Statements and enable such certificates to be in such denominations or amounts, as the case may be, as Purchasers may reasonably request and registered in such names as the Purchasers may request.

I. At the reasonable request of any Purchaser holding Registrable Securities covered by a Registration Statement, the Company shall prepare and file with the SEC such amendments (including post effective amendments) and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

J. The Company shall use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed.

K. The Company shall cooperate with any registered broker though which a Purchaser proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any of the Purchasers and the Company shall pay the filing fee required for such filing within two (2) business days of the request therefor.

4. OBLIGATIONS OF THE PURCHASERS. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

A. It shall be a condition precedent to the obligations of the Company under Sections 2 and 3 with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Trading Days prior to the first anticipated filing date of the Initial Registration Statement or the New Registration Statement, as the case may be, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

B. Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

C. Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(D) or 9, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(D) or 9.

5. EXPENSES OF REGISTRATION. All reasonable expenses incurred by the Company or the Purchasers in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Purchasers, shall be borne by the Company, excluding underwriting discounts, selling commissions and similar costs which shall be borne by the Purchasers.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

A. To the fullest extent permitted by law, notwithstanding any termination of this Agreement, the Company will indemnify, hold harmless and defend (i) each Purchaser who holds such Registrable Securities, each of their (ii) the directors, officers, partners, members, managers, stockholders, employees and agents, (iii) each person who controls any Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, and (iv) each of the directors, officers, partners, members, managers, stockholders, employees and agents of each such controlling person (each, an “Indemnified Person”), from and against any and all losses, claims, damages, liabilities, costs, (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the

Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii), collectively, “Violations”). Subject to the restrictions set forth in Section 6(C) with respect to the number of legal counsel, the Company shall reimburse the Purchasers and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the obligations of the Company contained in this Section 6(A): (i) shall not apply to the extent that a Claim arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto, (B) the failure of a Purchaser to comply with Section 4(C) or (C) the use by a Purchaser in connection with any sale or sales of Registrable Securities of a prospectus containing any untrue statement or omission of a material fact following notification by the Company in writing that such prospectus contains an untrue statement or omission of a material fact and receipt by the Purchaser of a corrected prospectus; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 10 hereof.

B. Each Purchaser who holds such Registrable Securities agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(A), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and subject to Section 6(C) such Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that (I) the obligations of a Purchaser contained in this Section 6(B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld, and (II) the Purchaser shall be liable under this Agreement (including this Section 6(B) and Section 7) for only that amount as does not exceed the gross proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 10 hereof.

C. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the threat or commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines, based upon the reasonable opinion of counsel, that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchasers holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Purchasers if it holds Registrable Securities included in such Registration Statement), if the Purchasers are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

D. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim.

E. No indemnifying party shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include the giving by the claimant to such Indemnified Party a release from all liability in respect to such claim or litigation.

7. CONTRIBUTION. To the extent any indemnification by an indemnifying party required by the terms of this Agreement is prohibited or limited by law, the indemnifying party, in lieu of indemnifying the Indemnified Party, agrees to contribute with respect to any amounts for which it would otherwise be liable under Section 6 up to the amount paid or payable by the indemnifying party as a result of the Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the amount of gross proceeds received by such seller from the sale of such Registrable Securities. The relative fault of the Company and the Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit each Purchaser to sell securities of the Company to the public, so long as the Registration Statement is effective and such Purchaser holds Registrable Securities, without registration (“Rule 144”), the Company agrees to:

i. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

ii. furnish to each Purchaser so long as such Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities under Rule 144 without registration.

9. SUSPENSION OF USE OF PROSPECTUS. Subject to Section 2(C), the Company may, by written notice to the Purchasers, (i) delay the filing of, or effectiveness of, a Registration Statement; or (ii) suspend such Registration Statement after effectiveness and require that the Purchasers immediately cease sales of Registrable Securities pursuant to such Registration Statement, if (a) the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement would result in a Violation and that the Company needs time to prepare an amendment or supplement to disclose such information or (b) the Company reasonably believes that the disclosure of such information is not, in the good faith judgment of the Board of Directors of the Company, in the best interests of the Company, in which case the Company shall furnish to the Purchasers a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company to disclose such material nonpublic information or events in the prospectus included in the registration statement (a “Suspension”). The Company shall not disclose such information or events to any Purchaser. If the Company requires the Purchasers to cease sales of Registrable Securities pursuant to a Suspension, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statements covering such Registrable Securities, and/or give written notice to the Purchasers authorizing them to resume sales pursuant to the Registration Statements. If, as a result thereof, the prospectuses included in the Registration Statements have been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectuses with the notice to the Purchasers given pursuant hereto, and the Purchasers shall make no offers or sales of Registrable Securities pursuant to the Registration Statements other than by means of such revised prospectus. The Company shall not cause a Suspension on more than two occasions during any twelve (12) month period or for more than thirty (30) days per such occasion.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Purchaser to any Permitted Transferee under the Purchase Agreement to which all or any portion of the Registrable Securities are transferred if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement; provided that in the event that only a portion of the Registrable Securities of such Purchaser are transferred, only the Purchaser or only one Permitted Transferee designated by such Purchaser shall have the right to exercise rights hereunder on behalf of all holders of such Purchaser’s Registrable Securities.

11. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Purchasers holding at least a majority of the Registrable Securities then outstanding. Unless a Purchaser otherwise agrees, each amendment hereto must similarly affect each Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Purchaser and the Company.

12. UNDERWRITING. If at any time or from time to time during the effectiveness of a Registration Statement the Purchasers holding a majority of Registrable Securities propose to sell twenty five percent (25%) or more of the Registrable Securities held by such Purchasers, such Purchasers may, by notice to the Company, require that such sale occur through a firm commitment underwritten offering (or any other type of underwritten offering specified by such Purchasers) and, in such event, (i) the Company will promptly give written notice of such planned underwritten offering to all other Purchasers holding of Registrable Securities and will include in such registration (subject to any cutbacks demanded by the managing underwriter, which shall be imposed pro rata among the Purchasers holding such Registrable Securities on the basis of the number of Registrable Securities owned by each such Purchasers and subject to the other provisions of this Agreement) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the receipt of the Company’s notice, (ii) the Company shall have the right to select the managing underwriter, subject to the approval (which may not be unreasonably withheld or denied) of the Purchasers holding a majority of the Registrable Securities to be included in such offering, and (iii) the Company shall promptly amend the Registration Statement to include any information reasonably requested to be included therein by the underwriters or Purchasers holding Registrable Securities. Purchasers holding Registrable Securities may request an underwritten offering pursuant to this Section 12 on not more than four (4) occasions in the aggregate (provided that no more than two (2) requests may be made in any one calendar year and a minimum of 90 days must elapse between the making of any such requests), it being understood that (x) the foregoing limitations applicable to underwritten offerings shall not be deemed to limit the obligations of the Company under this Agreement to keep the Registration Statement effective for the time period specified therein for use in connection with non-underwritten offerings and (y) the Purchasers holding Registrable Securities requesting such underwritten offering will be entitled to withdraw such request (such withdrawal to be effective only if (A) made within forty (40) days of the Company’s delivery of the notice to holders contemplated by clause (i) of this Section 12 or (B) made upon the failure to sell at least fifty percent (50%) of the Registrable Securities requested to be included in such underwritten offering. If requested by the underwriters for any underwritten offering pursuant to a registration contemplated by this Section 12, the Company shall enter into a customary underwriting agreement with the underwriters for such offering. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6. In connection with an underwritten public offering pursuant to this Section 12, the Company shall (i) cooperate with the selling holders of Registrable Securities, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling holders or the underwriters in connection therewith, (ii) obtain customary opinions and “cold comfort” letters and (iii) participate, to the extent reasonably requested by the managing underwriter for the offering or the selling holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors upon reasonable notice to the Company and at mutually agreed-upon times and locations among the Company, the managing underwriter and the Purchasers) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

13. MISCELLANEOUS.

A. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

B. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified, (ii) when received by email or confirmed facsimile, or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchasers as follows or at such other addresses as the Company or the Purchasers may designate upon ten (10) days’ advance written notice to the other party:

If to the Company:

KiOR, Inc.

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Telephone: 281-694-8700

Fax: 281-694-8799

Email: John.Karnes@kior.com

Email: Chris.Artzer@kior.com

with a copy simultaneously transmitted by like means to:

Wilmer Cutler Pickering Hale and Dorr LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention: Peter Buckland

Facsimile: (650) 858-6100

Email: Peter.Buckland@wilmerhale.com

If to a Purchaser, at its address as set forth on the Schedule of Purchasers attached to the Purchase Agreement.

C. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

D. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

E. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

F. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

G. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

H. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

I. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

J. All consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement shall be made by the Purchasers holding at least a majority of the Registrable Securities then outstanding (determined as if all Shares then outstanding had been converted into Registrable Securities) held by all Purchasers.

K. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

L. For purposes of this Agreement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “Trading Day” means any day on which the Nasdaq Global Select Market, or if the Common Stock is not then traded on the Nasdaq Global Select Market the principal securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

KIOR, INC.,
a Delaware corporation

By:
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

VNK MANAGEMENT, LLC

By:
Name:	Neal Bhadkamkar
Title:	Manager

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

KFT TRUST, VINOD KHOSLA, TRUSTEE

By:
Name:	Vinod Khosla
Title:	Trustee

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

PURCHASERS:

KHOSLA VENTURES III, LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

Purchasers

KHOSLA VENTURES III, LP

KFT TRUST, VINOD KHOSLA, TRUSTEE

VNK MANAGEMENT, LLC

EXHIBIT E

Subordination Agreement

SUBORDINATION AGREEMENT

among

KIOR, INC,

as Parent

and Certain of its Subsidiaries,

as Grantors

and

Khosla Ventures III LP,

as First-Lien Agent

and

1538731 Alberta Ltd.,

as Second-Lien Agent

Dated as of October [    ], 2013

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6.7 Bankruptcy Code Section 1111(b)(2)	29

6.8 Limitations	29

SECTION 7. Reliance; Waivers; Etc.	29

7.1 Reliance	29

7.2 No Warranties or Liability	30

7.3 No Waiver of Lien Priorities	30

7.4 Waiver of Liability	31

7.5 Obligations Unconditional	32

7.6 Certain Notices	32

SECTION 8. Miscellaneous	33

8.1 Conflicts	33

8.2 Effectiveness; Continuing Nature of this Agreement; Severability	33

8.3 Amendments; Waivers	34

8.4 Information Concerning Financial Condition of the Parent and its Subsidiaries	34

8.5 Subrogation	35

8.6 Application of Payments; Consent to Certain Changes	35

8.7 Submission to Jurisdiction; Waivers	36

8.8 Notices	37

8.9 Further Assurances	37

8.10 Applicable Law	37

8.11 Binding on Successors and Assigns	37

8.12 Specific Performance	37

8.13 Headings	38

8.14 Counterparts; Fax or Other Transmission	38

8.15 Authorization	38

8.16 No Third Party Beneficiaries; Effect of Agreement	38

8.17 Provisions Solely to Define Relative Rights	38

8.18 Grantors; Additional Grantors	39

8.19 No Agency	39

8.20 Recitals Incorporated Herein	39

ii

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT dated as of October [    ], 2013 is entered into by and among KiOR, INC., a Delaware corporation (the “Parent”), each other Grantor (as defined below) from time to time party hereto, Khosla Ventures III LP, in its capacity as administrative agent under the First-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First-Lien Agent”), 1538731 Alberta Ltd. , in its capacity as second-lien agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacities from time to time, the “Second-Lien Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Parent, each other Grantor from time to time party thereto, the “Purchasers” from time to time party thereto (as further defined below, the “First-Lien Lenders”), and the First-Lien Agent, have entered into that certain Note Purchase Agreement dated as of October 18, 2013 (as the same may be further amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “First-Lien Purchase Agreement”), providing for the incurrence of indebtedness by the Parent to the First-Lien Lenders, including new advances to be made to the Parent on the date hereof in the amount of $42.5 million, which obligations are guaranteed by the other Grantors, all as provided therein;

WHEREAS, the Parent, each other Grantor from time to time party thereto, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee, the “Lenders” from time to time party thereto (as further defined below, the “Second-Lien Lenders”), and the Second-Lien Agent, have entered into that certain Loan and Security Agreement dated as of January 26, 2012 (as amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “Second-Lien Loan Agreement”), pursuant to which the Second-Lien Lenders have advanced the original principal amount of $90 million to the Parent and the other Grantors, and the Parent and the other Grantors have issued notes to the Second-Lien Lenders, all as provided therein;

WHEREAS, under the Second Lien Loan Agreement, the aggregate principal amount of $50 million was advanced by Vinod Khosla, as trustee of the KFT Trust, Vinod Khosla, Trustee under the Second Lien Loan Agreement on and after the date of the first amendment thereof. Pursuant to the terms of the Second Lien Loan Agreement, such $50 million principal, plus interest and fees, totaling the aggregate amount of $53,197,307.58, shall be automatically converted into notes in the principal amount of $53,197,308 issued under the First-Lien Purchase Agreement on the date hereof;

WHEREAS, the obligations of the Grantors under the First-Lien Credit Documents will be secured by all or substantially all of the personal property assets and certain real estate of the Grantors, pursuant to the terms of the First-Lien Security Documents, subject to certain limited exceptions as described therein; and

1

WHEREAS, the obligations of the Grantors under the Second-Lien Loan Documents are secured by all or substantially all of the personal property assets and certain real estate of the Grantors pursuant to the terms of the Second-Lien Security Documents, subject to certain limited exceptions as described therein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agent” means, as the context requires, collectively, the First-Lien Agent, the Second-Lien Agent and the Control Agent.

“Agreement” means this Subordination Agreement, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or other government action to close in the State of New York.

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First-Lien Collateral or Second-Lien Collateral.

“Comparable Second-Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Control Agent” has the meaning set forth in Section 5.5 hereof.

“Control Assets” has the meaning set forth in Section 5.5 hereof.

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“Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Claimholders.

“Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First-Lien Credit Documents and termination of all commitments of the First-Lien Lenders to lend or otherwise extend credit under the First-Lien Credit Documents, and (b) payment in full in cash, or, in the case of contingent obligations, cash collateralization of all other First-Lien Obligations (including indemnification obligations in respect of known contingencies and fees, costs or charges accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such fees, costs or charges would be allowed or allowable in the proceeding) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“First-Lien Agent” has the meaning set forth in the recitals hereto.

“First-Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations (including proceeds and products thereof).

“First-Lien Credit Documents” means the First-Lien Purchase Agreement, the other Transaction Documents (as defined in the First-Lien Purchase Agreement), and each of the other agreements, documents, and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation, to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or Refinanced from time to time as permitted hereunder.

“First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, the First-Lien Lenders and the First-Lien Agent, together with their respective successors and assigns.

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“First-Lien Lenders” means the “Lenders” from time to time party to, and as defined in, the First-Lien Purchase Agreement, together with their respective successors and assigns.

“First-Lien Obligations” means all Secured Obligations under (and as defined in) the First-Lien Purchase Agreement and under the other First-Lien Credit Documents, provided that the aggregate principal amount (excluding any payment-in-kind interest accrued from time to time thereunder) of, without duplication, all loans, notes or similar instruments provided for under the First-Lien Purchase Agreement or any other First-Lien Credit Document (or any Refinancing thereof) in excess (the “Excess Amount”) of the Maximum First-Lien Principal Amount, and any interest relating to the Excess Amount, shall not constitute First-Lien Obligations for purposes of this Agreement. “First-Lien Obligations” shall in any event include: (a) all interest (other than interest on the Excess Amount) accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Credit Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, but in any event not in excess of 300 basis points above the rate of interest provided for under the First-Lien Credit Documents as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate), (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First-Lien Agent and the First-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding , and (c) all obligations and liabilities of each Grantor under each First-Lien Credit Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable (but in any event not including any obligations excluded pursuant to the proviso in the preceding sentence).

“First-Lien Purchase Agreement” has the meaning set forth in the recitals hereto, as amended, modified, restated, supplemented, replaced or Refinanced from time to time as permitted hereunder.

“First-Lien Release” has the meaning given such term in Section 5.1.

“First-Lien Security Documents” means the First-Lien Purchase Agreement and any other agreement, document, mortgage, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified, or Refinanced from time to time as permitted hereunder.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Grantors” means collectively, the Parent and each of the Subsidiaries of the Parent which is, from time to time, a co-borrower or guarantor under or in respect of the First-Lien Purchase Agreement or the Second-Lien Loan Documents and that has executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.

“Indebtedness” means all Obligations that constitute “Indebtedness” within the meaning of the First-Lien Purchase Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loans” means a “Note” or “Notes” under (and each as defined in) the First-Lien Purchase Agreement.

“Maximum First-Lien Principal Amount” means $95,967,308.

“Maximum Second-Lien Principal Amount” means $90,000,000.

“New Agent” has the meaning set forth in Section 5.6 hereof.

“Non-Collateral Assets” means (i) any deposit account of a Grantor with respect to which neither the First-Lien Agent nor the Second-Lien Agent have control (as contemplated by Article 8 of the UCC), but excluding any proceeds of Collateral in such deposit account, (ii) commercial tort claims of a Grantor as to which neither the First-Lien Agent nor the Second-Lien Agent has been granted a lien or a security interest with the requisite detail under Article 9 of the UCC, (iii) other personal property assets of the Grantors in which a secured party must perfect a Lien in a manner other than the filing of a financing statement under Article 9 of the UCC and as to which neither the First-Lien Agent nor the Second-Lien Agent has attempted to so perfect its Lien and (iv) the proceeds of each of the types of assets referred to in clauses (i) through (iii) above, but solely to the extent such proceeds do not otherwise constitute Collateral; and in each case under clauses (i) through (iv) above, for so long as the applicable asset remains Non-Collateral Assets pursuant to Section 2.3(b) hereof. For the avoidance of doubt, any asset that constitutes Collateral hereunder shall not be Non-Collateral Assets for purposes hereof.

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“Permitted Second-Lien Payments shall mean:

(i) payment of the entire amount (or any part) of Second-Lien Obligations on February 1, 2016 (being the final stated maturity date of the Second-Lien Obligations) or such later date as the Second-Lien Claimholders and the Grantors may expressly agree in writing and otherwise in accordance with the terms of the Second-Lien Loan Agreement;

(ii) the Warrants (as defined in the Second-Lien Loan Agreement as in effect on the date hereof);

(iii) payments of interest (including default interest) on a paid-in-kind basis and not in cash; and

(iv) payments of costs and expenses to the Second-Lien Claimholders in an aggregate amount not to exceed $100,000 during any trailing twelve-month period during the term of this Agreement,

in each instance, due and payable in accordance with the terms of the Second-Lien Loan Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Permitted Subordinated Securities” shall mean:

(i) any notes or other debt securities issued in substitution of all or any portion of the Second-Lien Obligations that are subordinated, including in right of payment, to the First-Lien Obligations (or any notes or other securities issued in substitution of all or any portion of the First-Lien Obligations) at least to the same extent that the Second-Lien Obligations is subordinated to the First-Lien Obligations pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to the Grantors and the First-Lien Creditors than the terms contained in the Second-Lien Loan Documents; and

(ii) an increase in the principal amount of loans under the Second-Lien Loan Agreement, in each instance, reflecting the capitalization of any Permitted Second-Lien Payments.

“Person” means any natural person, limited partnership, general partnership, joint venture, firm, corporation, association, limited liability company, limited liability partnership, joint stock company, trust, bank, trust company, land trust, business trust or other enterprise, or any Governmental Authority or other entity.

“Possessory Collateral” means all Collateral in the possession of the Control Agent or its respective agents or bailees, to the extent that possession thereof is taken to perfect a Lien thereon under the UCC or other applicable local law.

“Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.

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“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness, but excluding for purposes of this Agreement, any conversion of all or any portion of the Second-Lien Obligations into the Natchez Debt Financing (as defined in the Second-Lien Loan Agreement as in effect on the date hereof) in accordance with the terms thereof. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second-Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations (including proceeds and products thereof).

“Second-Lien Agent” has the meaning set forth in the preamble of this Agreement.

“Second-Lien Claimholders” means, at any relevant time, the holders of Second-Lien Obligations at such time, including, without limitation, the Second-Lien Lenders and the Second-Lien Agent, together with their respective successors and assigns.

“Second-Lien Lenders” means, collectively, each “Lender” under, and as defined in, the Second-Lien Loan Agreement.

“Second-Lien Loan Documents” means the Second-Lien Loan Agreement, the Second-Lien Security Documents, and each of the other notes, agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time as permitted hereunder.

“Second-Lien Loan Agreement” has the meaning set forth in the recitals hereto.

“Second-Lien Obligations” means all Secured Obligations under (and as defined in) the Second-Lien Loan Agreement and the other Second-Lien Loan Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Agent and the Second-Lien Claimholders on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or

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Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“Second-Lien Security Documents” means the Second-Lien Loan Agreement and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, restated, supplemented, modified or Refinanced from time to time as permitted hereunder.

“Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.

“Senior Covenant Default” shall mean any “Event of Default” under the First-Lien Purchase Agreement, other than a Senior Payment Default.

“Senior Default Notice” shall mean a written notice from the First-Lien Agent to the Second-Lien Agent pursuant to which the Second-Lien Claimholders are notified of the existence of a Senior Covenant Default or Senior Payment Default, as the case may be, which notice shall reference this Agreement and which incorporates a reasonably detailed description of such Senior Covenant Default or Senior Payment Default.

“Senior Payment Default” shall mean a Default or Event of Default described in Section 8.1 of the First-Lien Purchase Agreement or any other Default or Event of Default resulting from the failure of any Grantor to pay, on a timely basis, any principal, interest, fees or other obligations under any First-Lien Credit Document, including, without limitation, in each case, any default in payment of First-Lien Obligations after acceleration thereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement,

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instrument or other document as from time to time amended, supplemented, restated or otherwise modified as permitted hereunder, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) a reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2. Subordination; Priority of Liens.

2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral or any actual or alleged defect in any of the foregoing, and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the First-Lien Credit Documents or the Second-Lien Loan Documents to the contrary, or any other circumstance whatsoever, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Agent or any First-Lien Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Agent, any Second-Lien Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations, and (c) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien securing the Second-Lien Obligations pari passu with, or to give the Second-Lien Agent or Second-Lien Claimholders any preference or priority relative to, any Lien securing the First-Lien Obligations with respect to the Collateral or any part thereof. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Parent, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that (i) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) and (ii) the grant of Liens securing payment and performance of the First-Lien Obligations and the grant of Liens securing payment and performance of the Second-Lien Obligations are two separate grants and create two separate and distinct Liens with each such Lien securing only the First-Lien Obligations or the Second-Lien Obligations, as the case may be.

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2.2 Prohibition on Contesting Liens. Each of the Second-Lien Agent, for itself and on behalf of each Second-Lien Claimholder, and the First-Lien Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) take any action to challenge or contest, or support any other Person in contesting or challenging, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or the Second-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First-Lien Agent or, to the extent provided in Section 3, any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 2.1 hereof.

2.3 No New Liens; Non-Collateral Assets. (a) So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that the Parent shall not, and shall not permit any other Grantor or Subsidiary to, (i) grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted or contemporaneously grants to the First-Lien Agent a Lien on such asset or property to secure the First-Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the First-Lien Agent or (ii) grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any First-Lien Obligation unless it has also granted or contemporaneously grants to the Second-Lien Agent a Lien on such asset or property to secure the Second-Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the Second-Lien Agent; provided that the Parent shall provide notice to each Agent if the First-Lien Agent or the Second-Lien Agent has been granted a security interest or becomes perfected with respect to any additional Liens on any asset or property to secure the First-Lien Obligations or the Second-Lien Obligations, as applicable, and in such event, the Parent or such other Grantor or Subsidiary, as applicable, shall contemporaneously grant such additional Liens, or take such additional action as is necessary to perfect any Liens so granted, in favor of the First-Lien Agent or the Second-Lien Agent, as applicable. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Agent and the other First-Lien Creditors, the Second-Lien Agent, on behalf of itself and the other Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second-Lien Loan Document hold and be deemed to have held such Lien for the benefit of the First-Lien Agent as security for the First-Lien Obligations (and all amounts received by or distributed to any of them pursuant to or as a result of the Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2). All proceeds of such additional Collateral shall in any event be applied in accordance with

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this Agreement. It is acknowledged and agreed that certain actions with respect to the perfection of Collateral in favor of the First-Lien Agent may be completed by the Grantors after the date hereof as agreed in the First-Lien Credit Documents, and until such time, there shall not be a breach of this Agreement as a result of the Second-Lien Agent but not the First-Lien Agent, being perfected.

(b) The First-Lien Agent and the Second-Lien Agent acknowledge and agree there may be certain limited assets of the Grantors that constitute Non-Collateral Assets at a particular time of reference. In connection therewith, the First-Lien Agent and the Second-Lien Agent further acknowledge and agree that, in the event that the First-Lien Agent exercises its rights to perfect a Lien in all or any portion of the Non-Collateral Asset, from and after the date upon which the First-Lien Agent or the Second-Lien Agent takes steps to perfect its Lien therein, such other Non-Collateral Asset (or the applicable portion thereof) shall constitute Collateral for all purposes hereof and shall no longer be Non-Collateral Assets hereunder. Upon the perfection of its Lien in any such Non-Collateral Asset by the First-Lien Agent, the Parent or applicable Grantor shall grant to the Second-Lien Agent a Lien on such Non-Collateral Asset and cooperate with the Second-Lien Agent in order to perfect such Lien in favor of the Second-Lien Agent, with any such Lien to be subject to the terms of this Agreement and to be subordinate to the Lien in such Collateral in favor of the First-Lien Agent on the same basis as the other Liens securing the First-Lien Obligations.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral shall not be more expansive than, and shall be, except to the extent provided herein, identical to, the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the parties hereto agree, subject to the other provisions of this Agreement:

(i) to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First-Lien Collateral and the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the Persons having First-Lien Obligations and Second-Lien Obligations;

(ii) to make the form, documents and agreements creating or evidencing the First-Lien Collateral and the Second-Lien Collateral materially the same, other than with respect to the first and second lien nature of the liens and the priorities hereunder; and

(iii) that any Subsidiary of the Parent that is a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement shall also be a guarantor or co-obligor of the Second-Lien Obligations and vice versa.

2.5 Payment Subordination. Without limiting the foregoing provisions of this Section 2, and notwithstanding any other provision of this Agreement, the parties hereto agree as follows:

(a) Subordination. The payment of any and all of the Second-Lien Obligations is hereby expressly subordinated, to the extent and in the manner set forth herein, to the Discharge of First-Lien Obligations. Each First-Lien Creditor, whether now outstanding or

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hereafter arising, shall be deemed to have acquired First-Lien Obligations in reliance upon the provisions contained herein. The parties hereto intend that this Agreement be enforceable in any Insolvency or Liquidation Proceeding.

(b) Restriction on Payments. Notwithstanding any provision of the Second-Lien Loan Documents to the contrary, no payment (whether made in cash, securities or other property or by set-off) of principal, interest or any other amount due with respect to the Second-Lien Obligations shall be made or received, and no Second-Lien Claimholder shall exercise any right of set-off or recoupment with respect to any Second-Lien Obligations, until the Discharge of First-Lien Obligations; provided, however, except as provided in the immediately succeeding sentence or in Section 2.5(c) and subject to the provisions of Section 2.5(d), any Grantor may make and each Second-Lien Claimholder may accept Permitted Second-Lien Payments; and provided, further, that nothing in this Agreement shall be construed to prohibit or to require the consent of Parent or of any First Lien Creditor to the conversion of all or any portion of the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents. Notwithstanding the foregoing, no Grantor may make, and no Second-Lien Claimholder may receive:

(i) any payment of principal, interest or any other amount with respect to the Second-Lien Obligations if, at the time of such payment or immediately after giving effect thereto, a Senior Payment Default exists and the Second-Lien Claimholders shall have received a Senior Default Notice specifying such existence; provided that nothing in this clause (i) shall limit a Second-Lien Claimholder’s obligations under Section 2.5(d); or

(ii) subject to the penultimate sentence of this Section 2.5(b), any payment of principal, interest or any other amount with respect to the Second-Lien Obligations if, at the time of such payment or immediately after giving effect thereto, the Second-Lien Claimholders shall have received a Senior Default Notice from the First-Lien Agent stating that a Senior Covenant Default exists or would be created by the making of such payment.

The Grantors may resume Permitted Second-Lien Payments (and may make any Permitted Second-Lien Payments) missed due to the application of clause (i) or clause (ii) of this Section 2.5(b)):

A. in the case of a Senior Payment Default referred to in clause (i) of this Section 2.5(b), upon the cure or waiver thereof in accordance with the terms of the First-Lien Purchase Agreement; or

B. in the case of a Senior Covenant Default referred to in clause (ii) of this Section 2.5(b), upon the earlier to occur of (x) the cure or waiver thereof in accordance with the terms of the First-Lien Purchase Agreement, and (y) the expiration of 180 days from the date on which the applicable Senior Default Notice was received.

Notwithstanding any provision of this Section 2.5(b) to the contrary:

(1) no Senior Covenant Default existing on the date any notice is given pursuant to clause (ii) of this Section 2.5(b) shall, unless the same shall have ceased to exist for a period of at least ninety (90) consecutive days, be used as a basis for any subsequent such notice; and

(2) no more than two (2) Senior Default Notices may be sent pursuant to clause (ii) of this Section 2.5(b) during any consecutive 365 day period and no more than six (6) Senior Default Notices may be sent pursuant to clause (ii) of this Section 2.5(b) during the term of this Agreement.

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The provisions of this Section 2.5(b) shall not apply to any payment with respect to which Section 2.5(c) would be applicable. For purposes of clarification, the term “payment” does not include the accrual of interest, fees or other amounts under the Second-Lien Loan Documents.

(c) Insolvency or Liquidation Proceedings.

(i) In the event of any Insolvency or Liquidation Proceeding with respect to any Grantor or any of its properties: (i) the Discharge of First-Lien Obligations shall occur before any payment (whether made in cash, securities or other property) of or with respect to the Second-Lien Obligations shall be made by, or from the assets or estate of, such Grantor (other than Permitted Subordinated Securities); and (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Second-Lien Obligations (other than Permitted Subordinated Securities), shall be paid or delivered directly to First-Lien Agent (to be applied by First-Lien Agent in accordance with the terms of the First-Lien Purchase Agreement to the repayment of any and all then outstanding First-Lien Obligations) until Discharge of First-Lien Obligations, and each Second-Lien Claimholder irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries.

(ii) If any holder of Second-Lien Obligations has not filed any proof of claim or other instrument of similar character necessary to enforce the obligations of any Grantor in respect of the Second-Lien Obligations (a “Proof of Claim”) held by such holder within fifteen (15) days before the expiration of the time to file the same, then and in such event, but only in such event, First-Lien Agent may notify such holder of such fact which notification must be in writing and include a statement to the effect that First-Lien Agent may pursuant to this Section 2.5(c), if such Proof of Claim is not so filed by such holder of Second-Lien Obligations at least five (5) days before the expiration of the time to file the same, as an attorney-in-fact for such holder of Second-Lien Obligations, file such Proof of Claim on behalf of such holder of Second-Lien Obligations. At any time within five (5) days prior to the expiration of the time to file such Proof of Claim, if such holder of Second-Lien Obligations has not so filed the same, First-Lien Agent may (if it has complied with the notice provisions in the immediately preceding sentence), as attorney-in-fact for such holder of Second-Lien Obligations and at the expense of the Grantors, file such Proof of Claim and such holder of Second-Lien Obligations appoints Agent as an attorney-in-fact for such holder of Second-Lien Obligations, to so file any such Proof of Claim; provided, that First-Lien Agent shall have no obligation to make any such filings. In the event the First-Lien Agent makes any filing in accordance with the authority granted hereby, no holder of Second-Lien Obligations shall be entitled to amend or otherwise modify such filing except solely to the extent necessary to correct any factual errors. Notwithstanding the foregoing, the holders of Second-Lien Obligations shall nevertheless retain, exclusively, all rights to enforce and to vote all Proofs of Claim and otherwise to act in any Insolvency or Liquidation Proceeding in their capacity as such holders of Second-Lien Obligations (including the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the fullest extent provided by applicable law but subject to the terms of Sections 2.5 and Section 6.

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(iii) The First-Lien Obligations shall continue to be treated as First-Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of each Agent, the First-Lien Creditors and the Second-Lien Claimholders even if all or part of the First-Lien Obligations or the Liens securing the First-Lien Obligations are subordinated, set aside, avoided or disallowed in connection with any such Insolvency or Liquidation Proceeding, other than as a result of a ruling by a court of competent jurisdiction, in a final and non-appealable judgment, that the First-Lien Obligations is equitably subordinated to the Second-Lien Obligations as a result of the bad faith or willful misconduct of the holders of First-Lien Obligations but only to the extent that such determination results in the Second-Lien Claimholders recovering less in such Insolvency or Liquidation Proceeding than such Person would have recovered had the First-Lien Obligations not been equitably subordinated. This Agreement shall be reinstated if at any time any payment of any of the First-Lien Obligations is rescinded or must otherwise be returned by any holder of the First-Lien Obligations or any representative of such holder and the First-Lien Obligations, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(d) Incorrect Payments. If (a) any payment (whether made in cash, securities or other property) not permitted under this Agreement is received by any Second-Lien Claimholder on account of the Second-Lien Obligations before the Discharge of First-Lien Obligations, or (b) any payment (whether made in cash, securities or other property (other than Permitted Subordinated Securities)) is received by any Second-Lien Claimholder on account of the Second-Lien Obligations when a Senior Payment Default exists and such Second-Lien Claimholder is notified of such Senior Payment Default within ten (10) days after the date on which such payment of Second-Lien Obligations was scheduled to be made, then each such payment (including any subsequent payment in respect of the Second-Lien Obligations made during the continuation of such Senior Payment Default) shall be paid over promptly to First-Lien Agent, or its designated representative, for application (in accordance with the First-Lien Purchase Agreement) to the payment of the First-Lien Obligations then remaining unpaid, until the Discharge of the First-Lien Obligations.

(e) Restriction on Action by Second-Lien Claimholders. Until the Discharge of First-Lien Obligations has occurred, no Second-Lien Claimholder shall, without the prior written consent of First-Lien Agent, take any action to collect, enforce payment or accelerate any of the Second-Lien Obligations, exercise any of the remedies with respect to the Second-Lien Obligations set forth in any of the Second-Lien Loan Documents or that otherwise may be available to any Second-Lien Claimholder, either at law or in equity, by judicial proceedings (including by filing an Insolvency or Liquidation Proceeding) or otherwise (an “Enforcement Action”), except that (x) upon the occurrence and during the continuance of an event of default under the Second-Lien Loan Documents, the Second-Lien Claimholders may deliver to the Grantors a notice of acceleration provided such acceleration is not effective until the earliest of the dates specified in clause (i) through (iv) below, (y) the Second-Lien Claimholders may take legal action seeking specific performance or injunctive relief against any Grantor to enforce covenants (other than covenants to pay any of the Second-Lien Obligations) contained in the

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Second-Lien Loan Documents; provided that such action does not require the making of any payments to the Second-Lien Claimholders, and (z) as provided in the following sentence. Upon the earliest to occur of:

(i) the passage of 180 days from the earlier of (a) the date of First-Lien Agent’s receipt of a notice that an event of default has occurred under the Second-Lien Loan Documents if the event of default described therein shall not have been cured or waived within such period in accordance with the Second-Lien Loan Documents or (b) the date on which a Senior Default Notice is given effectuating a payment block pursuant to Section 2.5(b);

(ii) final maturity of all then outstanding First-Lien Obligations (by acceleration or otherwise);

(iii) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor;

(iv) the institution or commencement by First-Lien Agent of any action to foreclose upon any material portion of the First-Lien Collateral; or

(v) the stated final maturity of the Second-Lien Obligations (i.e., February 1, 2016 or such later date as the Second-Lien Claimholders and the Grantors may expressly agree in writing and otherwise in accordance with the terms of the Second-Lien Loan Agreement), the Second-Lien Claimholders may, upon five (5) Business Days’ prior written notice to First-Lien Agent, in respect of Enforcement Actions taken pursuant to clause (i) above, which notice may be given during such 180-day period, take Enforcement Actions; provided, that in the event the Second-Lien Claimholders shall be permitted to take Enforcement Actions solely as a result of the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor(s) pursuant to clause (ii) above, such Enforcement Actions may only be taken with regard to such Grantor(s) and, for purposes of clarification, not with respect to any other Grantors.

SECTION 3. Enforcement.

3.1 Exercise of Remedies. Without limiting the provisions of Section 2.5: (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent or any other Grantor: (i) the Second-Lien Agent and the other Second-Lien Claimholders will not exercise or seek to exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Claimholder is a party or holds a perfected interest through the Control Agent) or institute or commence, or join with any Person in commencing, any action or proceeding against the Parent or any other Grantor with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution), and will not contest, protest, seek to enjoin or object to any foreclosure proceeding or action brought by the First-Lien Agent or any other First-Lien Creditor or any other exercise

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by the First-Lien Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Credit Documents or otherwise, or contest, protest, seek to enjoin or object to the forbearance by the First-Lien Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Agent shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Agent or any other Second-Lien Claimholder; provided, that, (A) subject to Section 2.5(c), in any Insolvency or Liquidation Proceeding commenced by or against the Parent or any other Grantor, the Second-Lien Agent may file a proof of claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Agent may take any action (not adverse to the priority of the First-Lien Obligations and Liens on the Collateral securing the First-Lien Obligations, or the rights, remedies and claims of the First-Lien Agent or the other First-Lien Creditors) in order to preserve, perfect or protect (but not enforce) its Lien on the Collateral in a manner not otherwise inconsistent with the terms of this Agreement, (C) the Second-Lien Claimholders shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Claimholders, including any claim secured by the Collateral, if any, in each case in a manner not otherwise inconsistent with the terms of this Agreement and not adverse to the priority of the First-Lien Obligations and Liens on the Collateral securing the First-Lien Obligations or the rights, remedies and claims of the First-Lien Agent or other First-Lien Creditor, (D) the Second-Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case subject to the terms of this Agreement (including, without limitation, Sections 2.5 and 5.4 hereof) and in accordance with the terms of this Agreement, (E) the Second-Lien Claimholders shall be entitled to join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by First-Lien Agent, to the extent that such action could not reasonably be expected to interfere materially with such foreclosure or proceeding, but no Second-Lien Claimholder may receive any proceeds thereof unless expressly permitted herein, and (E) the Second-Lien Claimholders shall be entitled to bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any First-Lien Creditor, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second-Lien Obligations unless the proceeds of such bid are otherwise sufficient to cause the Discharge of First-Lien Obligations. In exercising rights and remedies with respect to the Collateral, the First-Lien Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

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(b) Notwithstanding the preceding Section 3.1(a), but subject to Section 2.5, Second-Lien Claimholders may exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral or exercise rights with respect to a Lien securing a Second-Lien Obligation if (i) 180 days have elapsed since Second-Lien Agent notified First-Lien Agent that the Second-Lien Obligations were due in full as a result of acceleration or otherwise (the “Standstill Period”), (ii) the First- Lien Creditors are not then diligently pursuing any applicable remedy with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise, (iii) any acceleration of the Second-Lien Obligations has not been rescinded, and (iv) no Grantor is not then a debtor in an Insolvency or Liquidation Proceeding.

(c) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First-Lien Agent pursuant to Sections 2.5(d) and 4.2, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the rights of the Second-Lien Agent and the other Second-Lien Claimholders with respect to the Collateral are limited to the right to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein, to receive a share of the proceeds thereof, if any, in accordance with the terms of the Second-Lien Loan Documents and applicable law, after the Discharge of First-Lien Obligations has occurred, and to exercise only such other rights as are expressly permitted herein.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), the Second-Lien Agent, for itself and on behalf of the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Agent and the other Second-Lien Claimholders will not take any action that would enjoin, hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First-Lien Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Claimholders may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Claimholders.

(d) The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Credit Documents.

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(e) Cooperation. Subject to its rights after the expiration of the Standstill Period and subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that, unless and until the Discharge of First-Lien Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, pursuant to any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second-Lien Security Documents or any other Second-Lien Loan Document or otherwise.

3.2 Actions Upon Breach. (a) If any Second-Lien Claimholder, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor with respect to the Collateral or against the Collateral, any First-Lien Creditor may intervene and interpose as a defense or dilatory plea the making of this Agreement, in its name or in the name of such Grantor.

(b) Should any Second-Lien Claimholder or First-Lien Creditor, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the First-Lien Agent or the Second-Lien Agent, as applicable, (in its own name or in the name of the relevant Grantor), or any other First-Lien Creditor or Second-Lien Claimholders, as applicable, with the prior written consent of the applicable Agent, (i) may obtain relief against such First-Lien Creditor or Second-Lien Claimholder by injunction, specific performance or other appropriate equitable relief, it being understood and agreed by the parties that (x) the non-breaching party’s damages from the actions of the breaching party may at that time be difficult to ascertain and may be irreparable, and (y) each such breaching party waives any defense that the non-breaching party cannot demonstrate damage or be made whole by the awarding of damages, and (ii) shall be entitled to damages from the breaching parties, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds of Collateral received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral or under a plan of reorganization upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor,

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shall be applied by the First-Lien Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of First-Lien Obligations, the First-Lien Agent shall deliver to the Second-Lien Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.

4.2 Payment Turnover. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (including any distribution in respect of the Collateral) received by the Second-Lien Agent or any other Second-Lien Claimholders in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Collateral or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) or that is otherwise inconsistent with this Agreement (including Section 2.5 hereof) shall be segregated and held in trust and promptly paid over to the First-Lien Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such other Second-Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5. Other Agreements.

5.1 Releases of Liens.

(a) If, in connection with:

(i) the exercise of the First-Lien Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral;

(ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted or not prohibited under the terms of the First-Lien Credit Documents and the Second-Lien Loan Documents (whether or not an “event of default” thereunder or under any Second-Lien Loan Document has occurred and is continuing), whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder; or

(iii) any agreement between the First-Lien Agent and any Grantor to release the First-Lien Agent’s Lien on any portion of the Collateral;

there occurs the release by the First-Lien Agent of any of its Liens on any part of the Collateral (each, a “First-Lien Release”), then the Liens, if any, of the Second-Lien Agent, for itself and for the benefit of the other Second-Lien Claimholders, on such Collateral shall be, except as otherwise provided in this Section 5.1(a), automatically, unconditionally and simultaneously released, and, upon receipt of notice in writing, the Second-Lien Agent, for itself or on behalf of any such Second-Lien Claimholders, promptly shall, except as otherwise provided in this Section 5.1(a), execute and deliver to the First-Lien Agent or such Grantor such termination statements,

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releases and other documents as the First-Lien Agent or such Grantor may request, and/or which the Grantor has provided to the Second-Lien Agent, to effectively confirm such release; provided, however, that, (i) if the Liens securing the First-Lien Obligations are released in connection with the Discharge of First-Lien Obligations (without a contemporaneous incurrence of new or replacement First-Lien Obligations), the Second-Priority Liens on the Collateral will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the First-Lien Obligations secured by the Collateral) and (ii) any release effected or occasioned by the terms of this Section 5.1 by Second-Lien Agent of any Lien in favor of Second-Lien Agent or any of the Second-Lien Claimholders shall not extend to or otherwise affect any of the rights of Second- Lien Collateral Agent or any Second-Lien Claimholder arising under the Second-Lien Loan Documents to any proceeds of any disposition of any Collateral occurring in connection with such First-Lien Release, provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of this Agreement. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary as a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement in accordance with the First-Lien Purchase Agreement (whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder), the guarantee or other obligations in favor of the Second-Lien Claimholders, if any, made or incurred by such Subsidiary will automatically be released and discharged as and when, but only to the extent, such Subsidiary is released and discharged as a borrower, guarantor or co-obligor under the First-Lien Credit Documents.

(b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Agent, for itself and on behalf of the Second-Lien Claimholders, hereby irrevocably constitutes and appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent or such other Second-Lien Claimholder or in the First-Lien Agent’s own name, from time to time in the First-Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

5.2 Insurance. The First-Lien Agent (on behalf of the First-Lien Creditors) shall be named as first loss payee under all insurance policies maintained from time to time by any Grantor (other than liability policies) and the Second-Lien Agent (on behalf of the Second-Lien Claimholders) shall be named as the second loss payee on such policies of insurance. The First-Lien Agent and the Second-Lien Agent shall be named additional insureds on all liability insurance policies maintained from time to time by any Grantor. The First-Lien Agent will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering the Collateral, and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Collateral. If the Second-Lien Agent or any other Second-Lien Claimholder shall, at any time, receive from the insurer any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Sections 2.5(c)

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and 4.2 of this Agreement. It is acknowledged and agreed that certain actions with respect to insurance may be completed by the Grantors after the date hereof as agreed in the First-Lien Credit Documents, and until such time, there shall not be a breach of this Agreement as a result of non-compliance with this Section 5.2.

5.3 Amendments to Second-Lien Loan Documents and First-Lien Credit Documents.

(a) Without the prior written consent of the First-Lien Agent, no Second-Lien Loan Document may be amended, restated, supplemented, modified or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new Second-Lien Loan Document, would contravene the provisions or intent of this Agreement, the First-Lien Purchase Agreement, or any other First-Lien Credit Document (it being understood that the Second-Lien Agent may rely upon an opinion of counsel to the Parent to make any determination as to whether the requirements of this Section 5.3 have been complied with). The Parent, each other Grantor and the Second-Lien Agent each agree that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Agent):

“Notwithstanding anything herein to the contrary, the Second-Lien Obligations and the lien and security interest granted to the Second-Lien Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Second-Lien Agent hereunder are subordinated and subject to the provisions of that certain Subordination Agreement, dated as of October __, 2013 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), among KiOR, Inc., the other Grantors from time to time party thereto, Khosla Ventures III LP, in its capacity as the initial First-Lien Agent, and 1538731 Alberta Ltd., in its capacity as the initial Second-Lien Agent thereunder. In the event of any conflict between the terms of the Subordination Agreement and this Agreement, the terms of the Subordination Agreement shall govern and control.”

(b) Without limiting the foregoing provisions of Section 5.03(a), each Grantor, the First-Lien Agent (for itself and on behalf of each other First-Lien Creditor) and the Second-Lien Agent (for itself and on behalf of each other Second-Lien Claimholder) hereby agrees that, without the prior written consent of the First-Lien Agent, no Second-Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second-Lien Loan Document, would (a) increase the principal amount of the Second-Lien Obligations in excess of the Maximum Second-Lien Principal Amount (other than as a result of the capitalization (and not payment in cash or cash equivalents) of any Permitted Second-Lien Payments), (b) require any payment of interest in cash until the final stated maturity of the Second-Lien Obligations or increase the applicable interest rate margins under the Second-Lien Loan Documents (including, for the avoidance of doubt, any pay-in-kind interest margins) by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (c) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) or of interest on Indebtedness under the Second-Lien Loan Documents,

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(d) change any default or event of default provisions set forth in the Second-Lien Loan Documents in a manner materially adverse to the First-Lien Creditors, (e) change the prepayment provisions set forth in the Second-Lien Loan Documents in a manner materially adverse to the First-Lien Creditors, (f) add to the Collateral under the Second-Lien Loan Documents other than as specifically permitted by this Agreement or (g) otherwise materially increase the obligations of the Grantors or the other loan parties thereunder or confer additional rights on the Second-Lien Claimholders in a manner materially adverse to the First-Lien Creditors. The Second-Lien Obligations may be Refinanced, in whole or in part and without the consent of the First-Lien Agent or any of the First-Lien Creditors, if (i) such Refinancing complies with the restrictions in the previous sentence, (ii) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second-Lien Loan Agreement and (iii) the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c) In the event the First-Lien Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Agent, the other First-Lien Creditors, the Parent or any other Grantor thereunder, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the Comparable Second-Lien Security Document without the consent of the Second-Lien Agent or the other Second-Lien Claimholders and without any action by the Second-Lien Agent, the Parent or any other Grantor, provided, that (A) any such amendment, restatement, waiver or consent that is prejudicial to the rights of the Second-Lien Claimholders (other than by virtue of their relative priorities and rights and obligations hereunder) and does not affect the First-Lien Agent or the other First-Lien Creditors in a like or similar manner shall not apply to the Comparable Second-Lien Security Document without the consent of the Second-Lien Agent, it being agreed that any release contemplated by Section 5.1 hereof shall be deemed not to be prejudicial to the rights of the Second-Lien Claimholders, (B) written notice of such amendment, restatement, waiver or consent shall have been given to the Second-Lien Agent no less than five Business Days prior to the effectiveness thereof (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent), (C) no such modification may, without the prior consent of the Second-Lien Agent, release any Second-Lien Collateral, except to the extent such release is otherwise permitted or required hereby (including Section 6.1) and there is a corresponding release of First-Lien Collateral and (D) no such modification will, without the prior consent of the Second-Lien Agent, impose any additional duties on the Second-Lien Agent.

(d) Without the prior written consent of the Second-Lien Agent, no First-Lien Credit Document may be amended, restated, supplemented or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new First-Lien Credit Documents, amends or modifies the terms, as in effect on the date hereof, of the mandatory conversion to Equity Interests of the First-Lien Obligations in a manner materially adverse to the Second-Lien Claimholders, including without limitation: (i) any conversion of the First-Lien Obligations into Equity Interests other than common stock of the Parent; (ii) any modification of the conversion price formula in a manner that would yield a lower conversion price compared to such formula in the absence of such modification; and (iii) any increase in the aggregate dollar amount of the Financing Event, as defined in First-Lien Credit Documents.

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5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement (including Section 2.5 hereof), the Second-Lien Agent and the other Second-Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second-Lien Loan Documents and applicable law, it being agreed by the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) that the waivers and other agreements made herein by the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) shall bind it (and each of the Second-Lien Claimholders) in their capacity as an unsecured creditor. Except as otherwise set forth in this Agreement (and subject in any event to any lien subordination provisions in the Second-Lien Loan Agreement and the other Second-Lien Loan Documents), nothing in this Agreement shall prohibit the receipt by the Second-Lien Agent or any other Second-Lien Claimholder of payments on the Second-Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Second-Lien Agent or any other Second-Lien Claimholder of rights or remedies as a secured creditor with respect to the Collateral (including setoff or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or (ii) otherwise in contravention of this Agreement. In the event the Second-Lien Agent or any other Second-Lien Claimholder becomes a judgment lien creditor in respect of Collateral as a result of any enforcement of its rights, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.

5.5 Control Agent for Perfection. (a) The First-Lien Agent, on behalf of itself and the First-Lien Creditors, and the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, each hereby appoint Khosla Ventures III LP as its collateral agent (in such capacity, together with any successor in such capacity from time to time, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) with respect to the Possessory Collateral and all, if any, Collateral consisting of deposit accounts, securities accounts or commodity accounts (the “Control Assets”), solely for purposes of perfecting the Liens of such parties on the Possessory Collateral and such Control Assets. The Control Agent accepts such appointment and agrees to hold the Possessory Collateral and any Control Assets in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Possessory Collateral or Control Assets, subject to the terms and conditions of this Section 5.5 as gratuitous bailee and/or gratuitous agent for perfection for the benefit of the other Agent as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the U.C.C.

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(b) Until the Discharge of First-Lien Obligations has occurred, the Control Agent, the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) each hereby agrees that the First-Lien Agent shall have the sole and exclusive authority to give instructions to, and otherwise direct, the Control Agent in respect of the Possessory Collateral and Control Assets (such instructions and directions to be consistent with this Agreement) and shall be entitled to deal with the Possessory Collateral and Control Assets in accordance with the terms of the First-Lien Credit Documents and this Agreement as if the Liens of the Second-Lien Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Agent’s rights under the First-Lien Credit Documents and neither the Second-Lien Agent nor any Second-Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First-Lien Agent in any respect. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First-Lien Agent in accordance with the First- Lien Credit Agreement. The First-Lien Creditors and the Second-Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First-Lien Creditors are required to do so for the First-Lien Agent in accordance with the First-Lien Purchase Agreement and the Second-Lien Claimholders are required to do so for the Second-Lien Agent in accordance with the Second-Lien Loan Documents.

(c) The Control Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Agent or any Second-Lien Claimholder, including, without limitation, any obligation to assure that any of the Possessory Collateral or Control Assets is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. In acting on behalf of the Second-Lien Agent and the Second-Lien Claimholders and the First-Lien Agent and the First-Lien Creditors, the duties or responsibilities of the First-Lien Agent under this Section 5.5 shall be limited solely (i) to physically holding or controlling (to the extent physical delivery has been made or control has been effected and has not been terminated by the applicable depository bank or securities intermediary) the Possessory Collateral or Control Assets delivered to the Control Agent by any Grantor as agent for the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) for purposes of perfecting the Lien held by the First-Lien Agent and the Second-Lien Agent and (ii) delivering such collateral as set forth in Section 5.5(e).

(d) Neither the Control Agent nor the First-Lien Agent shall have by reason of the Second-Lien Loan Documents (including, without limitation, the Second-Lien Security Documents), the First-Lien Credit Documents (including, without limitation, the First-Lien Security Documents), this Agreement or any other document, a fiduciary relationship or any fiduciary duties in respect of the First-Lien Creditors, the Second-Lien Agent or any other Second-Lien Claimholder.

(e) Upon the Discharge of First-Lien Obligations, the Control Agent shall deliver whatever Possessory Collateral or Control Assets it has in its possession (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Agent or as the

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Second-Lien Agent shall otherwise lawfully direct (solely to the extent such Possessory Collateral or Control Assets constitute Collateral), if any Second-Lien Obligations remain outstanding, and second, to the Parent or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Possessory Collateral and Control Assets). The First-Lien Agent further agrees to take all other action reasonably requested by such Person, at such Parent’s sole cost and expense, in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Without limiting the foregoing, upon the Discharge of First-Lien Obligations, at the request of the Parent or the Second-Lien Agent, the First-Lien Agent will use commercially reasonable efforts to promptly deliver an appropriate termination or other notice confirming such Discharge of First-Lien Obligations to the applicable depositary bank, issuer of uncertificated securities or securities intermediary, if any, with respect to deposit account collateral, money market mutual fund or similar collateral, or securities account collateral.

(f) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ notice to the First-Lien Agent and the Second-Lien Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First-Lien Agent and the Second-Lien Agent, the Control Agent shall deliver to the First-Lien Collateral Agent the Possessory Collateral and Control Assets, together with any necessary endorsements (or otherwise allow the First-Lien Agent to obtain control of such Possessory Collateral and Control Assets) or as a court of competent jurisdiction may otherwise direct and the First-Lien Agent shall accept and succeed to the role of the Control Agent with respect to the Possessory Collateral and Control Assets, whereupon the First-Lien Agent shall assume all of the duties and comply with all of the obligations of the “Control Agent” as set forth in the foregoing clauses (a) through (e).

5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If the Discharge of First-Lien Obligations occurs in connection with any Refinancing of the First-Lien Obligations, or if the Grantors subsequently incur First-Lien Obligations, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing or subsequent First-Lien Obligations shall automatically be treated as “First-Lien Obligations” for all purposes of this Agreement, including for purposes of the Lien and payment priorities and rights in respect of Collateral set forth herein, and the agent under the First-Lien Credit Documents evidencing or relating to such Refinancing shall be the First-Lien Agent for all purposes of this Agreement (and, if there is no agent relating to such Refinancing, any lender, bank, or financial institution holding any obligations thereunder shall be deemed First-Lien Agent for all purposes hereunder). Upon receipt of an officer’s certificate stating that the Parent or other Grantors have entered into Refinancing of the First-Lien Obligations (which certificate shall include the identity of the new agent, such agent, the “New Agent” and state that the Refinancing is permitted hereunder), the Second-Lien Agent shall promptly, at Parent’s sole cost and expense, enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First-Lien Obligations under the new First-Lien Credit Documents are secured by assets of

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the Grantors of the type constituting First-Lien Collateral that do not also secure the Second-Lien Obligations, then the Second-Lien Obligations shall be secured at such time by a second-priority lien on such assets to the same extent provided in the Second-Lien Loan Documents with respect to the other First-Lien Collateral. The Second-Lien Agent shall not be charged with knowledge of such reinstatement until it receives written notice from the First-Lien Agent, New Agent or the Parent of the occurrence of such reinstatement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. (a) Until the Discharge of the First-Lien Obligations has occurred, if the Parent or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Agent shall desire to permit the use of Cash Collateral on which the First-Lien Agent or any other creditor of the Parent or any other Grantor has a Lien or agrees to permit the Parent or any other Grantor to obtain post-petition financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such Post-Petition Financing shall not exceed an aggregate amount equal to $15,000,000 in excess of the Maximum First-Lien Principal Amount, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose, seek to enjoin or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing (or to the priming of, or to the granting of the Liens pari passu with, the Liens securing the Second-Lien Obligations; provided that the Liens granted in connection with such post-petition financing also prime, or are pari passu with, the Liens securing the First-Lien Obligations) and will not request adequate protection or any other relief in connection therewith that is inconsistent with Section 6.3 (except as expressly agreed in writing by the First-Lien Agent) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing incurred in compliance with this Section 6.1, the Liens of the Second-Lien Claimholders on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred.

(b) Until the Discharge of the First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, seek to enjoin, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any, or substantially all of the, Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets (and their Liens thereon are simultaneously being released) so long as either (i) the Liens of Second-Lien Claimholders attach to the net proceeds thereof on the same basis and priority as the Liens held

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by the Second-Lien Claimholders on such Collateral, and the Liens remain subject to the terms of this Agreement or (ii) the proceeds of a disposition of Collateral received by First-Lien Agent in excess of those necessary to achieve the Discharge of First-Lien Obligations, are distributed in accordance with the U.C.C. and applicable law. If requested by the First-Lien Agent in connection therewith, the Second-Lien Agent shall affirmatively consent to such a sale or disposition.

6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Agent, or (ii) oppose any request by the First-Lien Agent or any First-Lien Creditor to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding, provided that the Second-Lien Agent shall not be prohibited, as a result of the foregoing, from exercising the rights provided to it under Section 6.3(b).

6.3 Adequate Protection. (a) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First-Lien Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the First-Lien Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the First-Lien Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, except as expressly provided in this Section 6.3.

(b) In any Insolvency or Liquidation Proceeding, if the First-Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of Cash Collateral or Post-Petition Financing, then the Second-Lien Agent, on behalf of itself or any of the other Second-Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First-Lien Obligations, such use of Cash Collateral or any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement, the First-Lien Security Documents and the Second-Lien Security Documents.

6.4 No Waiver; Voting Rights. (a) Nothing contained herein shall prohibit or in any way limit the First-Lien Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Agent or any other Second-Lien Claimholder, including the seeking by the Second-Lien Agent or any other Second-Lien Claimholder of adequate protection or the assertion by the Second-Lien Agent

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or any other Second-Lien Claimholder of any of its rights and remedies under the Second-Lien Loan Documents or otherwise; provided, however, that this Section 6.4 shall not limit the rights of the Second-Lien Claimholders expressly provided under Section 3.1 or Section 6.3. Neither the First-Lien Agent nor any First-Lien Creditors shall object to or otherwise contest, and if necessary, will consent to, the adequate protection contemplated by Section 6.3(b).

(b) The Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) agrees that, in any Insolvency or Liquidation Proceeding, neither the Second-Lien Agent nor any other Second-Lien Claimholder shall support (or join with or support any party in doing so) any plan of reorganization or disclosure statement of any Grantor unless such disclosure statement and plan are not inconsistent with this Agreement and (x) provide for the Discharge of First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) is otherwise accepted by the class of holders of the First-Lien Obligations voting thereon. Subject to the foregoing, the Second-Lien Claimholders shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

6.5 Avoidance Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding to disgorge or otherwise to turn over or otherwise pay to the estate of the Parent or any other Grantor any amount for any reason (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any and all amounts received by the Second-Lien Agent or any Second-Lien Claimholder from or in respect of Collateral or the proceeds thereof on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First-Lien Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.

6.6 Post-Petition Interest. (a) Neither the Second-Lien Agent nor any other Second-Lien Claimholder shall oppose or seek to challenge any claim by the First-Lien Agent or any other First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees, premiums, costs or expenses to the extent of the value of the Liens securing the First-Lien Obligations (it being understood and agreed that such value shall be determined without regard to the existences of any Liens securing the Second-Lien Obligations and that neither the Second-Lien Agent nor any other Second-Lien Claimholder shall oppose the positions taken by the First-Lien Agent with respect to value); it being further understood that neither the First-Lien Agent nor any other First-Lien Creditor shall be entitled to post-petition interest relating to any Excess Amount. Regardless of whether any such claim for pre- or post-petition interest, fees, premiums, costs, expenses or other charges is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to

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provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees, premiums, costs, expenses or other charges through distributions from the Collateral made pursuant to the provisions of this Agreement even though such interest, fees, costs, expenses or other charges are not allowed or allowable against the bankruptcy estate of the Parent or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

6.7 Bankruptcy Code Section 1111(b)(2). The Second-Lien Agent, for itself and on behalf of the other Second-Lien Claimholders, waives any claim any such Second-Lien Claimholder may hereafter have against any First-Lien Creditor arising out of (a) the election by any First-Lien Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

6.8 Limitations. Without limiting any other right, remedy or limitation in this Agreement in favor of the First-Lien Agent and the other First-Lien Creditors, so long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Agent, none of the Second-Lien Claimholders shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code, (ii) assert or support any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First-Lien Obligations for costs or expenses of preserving or disposing of any Collateral (provided that this clause will not preclude the Second-Lien Agent or the Second-Lien Claimholders from supporting a plan of reorganization permitted by Section 6.4(b)) or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees, premiums, costs or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Agent or any other Second-Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Credit Document or this Agreement. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, acknowledges that it and the other Second-Lien Claimholders

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have, independently and without reliance on the First-Lien Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the Second-Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, acknowledges and agrees that each of the Second-Lien Agent and the other Second-Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, acknowledges and agrees that each of the First-Lien Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First-Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First-Lien Agent and the First-Lien Creditors shall have no duty to the Second-Lien Agent or any of the Second-Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent or any other Grantor (including under the First-Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Priorities. (a) No right of the First-Lien Creditors, the Control Agent or the First-Lien Agent or any of them to enforce any provision of this Agreement or any First-Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent or any other Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Credit Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the First-Lien Agent or the First-Lien Creditors, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent and the other Grantors under the First-Lien Credit Documents and the rights of the Second-Lien Agent and the Second-Lien Claimholders expressly set forth in this Agreement), the First-Lien Creditors, the First-Lien Agent and any of them may, at any time and from time to time in accordance with the First-Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Agent or any other Second-Lien Claimholder, without incurring any liabilities to the Second-Lien Agent or any other Second-Lien Claimholder and without impairing or releasing the priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Agent or any Second-Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

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(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Parent or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Credit Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Parent or any other Grantor to the First-Lien Creditors or the First-Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First-Lien Obligation or any other liability of the Parent or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against the Parent or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Parent or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and

(vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

(c) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Waiver of Liability. (a) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby waives any claim against the Control Agent, any First-Lien Creditor or the First-Lien Agent, arising out of any and all actions which the Control Agent, the First-Lien Creditors or the First-Lien Agent may take or permit or omit to take with respect to:

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(i) the First-Lien Credit Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that the Control Agent, the First-Lien Creditors and the First-Lien Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the Control Agent, the First-Lien Agent nor any First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent or any other Grantor or upon the request of the Second-Lien Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Claimholder by accepting the benefits of the Second-Lien Loan Documents agrees that neither the Control Agent, the First-Lien Agent nor any other First-Lien Creditor (in directing the Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agent and the other First-Lien Creditors and the Second-Lien Agent and the other Second-Lien Claimholders, respectively, hereunder (including the payment and Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)	any lack of validity or enforceability of any First-Lien Credit Document or any Second-Lien Loan Document or any setting aside or avoidance of any Lien;

(b)	any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Credit Document or any Second-Lien Loan Document;

(c)	any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(d)	the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent or any other Grantor; or

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(e)	any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Agent or any Second-Lien Claimholder in respect of this Agreement.

7.6 Certain Notices. (a) Promptly upon the satisfaction of the conditions set forth in clauses (a), (b), (c) and (d) of the definition of Discharge of First-Lien Obligations, the First-Lien Agent will endeavor to deliver written notice confirming same to the Second-Lien Agent; provided that the failure to give any such notice shall not result in any liability of the First-Lien Agent or the First-Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon (or as soon as practicable following) the commencement by the First-Lien Agent of any enforcement action or the exercise of any remedy with respect to, in each case, any Collateral (including by way of a public or private sale of Collateral), the First-Lien Agent will endeavor to notify the Second-Lien Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First-Lien Collateral Agent or the First-Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Credit Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control. Without limitation of the foregoing, notwithstanding any waivers by the Second-Lien Claimholders of liabilities and/or duties of the Second-Lien Agent, none of such waivers shall be effective with respect to the rights of the First-Lien Agent or the First-Lien Creditors under this Agreement.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of payment and lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Agent or any other Second-Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Agent, on behalf of itself and the other Second-Lien Claimholders, hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement, which is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any

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jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent or any other Grantor shall include the Parent or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Agent, the other Second-Lien Claimholders and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Loan Documents terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the First-Lien Agent, the other First-Lien Creditors and the First-Lien Obligations, First-Lien Obligations, either (x) the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 5.6 (including that such date shall be deemed not to have occurred in the event of any contemporaneous or subsequent Refinancing of the First-Lien Obligations) or Section 6.5 of this Agreement and except to the extent any such term or provision, by its terms, survives any Discharge of First-Lien Obligations or (y) the date of conversion of all of the outstanding First-Lien Obligations into common stock of the Parent in accordance with the terms of the First-Lien Purchase Agreement.

8.3 Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement shall be made unless the same shall be in writing signed on behalf of each party hereto; provided neither the Parent nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected thereby; provided further that additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement.

(b) Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither Parent nor any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent the liabilities, duties or obligations of the Parent or such Grantor are increased, expanded, or made more burdensome to the Parent or such Grantor, as the case may be, as a result of such amendment, modification or waiver.

8.4 Information Concerning Financial Condition of the Parent and its Subsidiaries. The First-Lien Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Agent and the Second-Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The First-Lien Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Agent or any other Second-Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the

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event the First-Lien Agent or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Agent or any other Second-Lien Claimholder, it or they shall be under no obligation (w) to make, and the First-Lien Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Second-Lien Agent and the other Second-Lien Claimholders shall have no duty to advise the First-Lien Agent or any other First-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second-Lien Agent or any of the Second-Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First-Lien Agent or any other First-Lien Creditor, it or they shall be under no obligation (w) to make, and the Second-Lien Agent and the Second-Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets (in each case of Collateral or proceeds thereof) that the Second-Lien Claimholders or Second-Lien Agent pay over to the First-Lien Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Agent and the other Second-Lien Claimholders shall be subrogated to the rights of the First-Lien Agent and such other First-Lien Creditors; provided that, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby agrees not to assert or enforce any or all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of the Parent and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Agent or the other Second-Lien Claimholders and paid over to the First-Lien Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not, as between the Parent and the Guarantor, on the one hand, and the Holders, on the other hand, relieve or reduce any of the Obligations owed by the Parent or any other Grantor under the First-Lien Credit Documents.

8.6 Application of Payments; Consent to Certain Changes. All payments received by the First-Lien Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 5.1(a) hereof, release of any security

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constituting Collateral which may at any time secure any part of the First-Lien Obligations and to the addition of , or the release of in accordance with the terms hereof, any other Person primarily or secondarily liable therefor; provided, that the parties hereto agree that (x) the Parent shall not, and shall not permit any other Grantor to, substitute or exchange any security constituting Collateral under this Section 8.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged asset or property to secure the Second-Lien Obligations and has taken all actions reasonably requested by the Second-Lien Agent to perfect such new Liens, and (y) in furtherance of Section 2.4(ii) hereof, with respect to any Person added or released as a guarantor pursuant to this Section 8.6, the parties will enter into such documentation as is necessary to ensure that the guarantors (and the Collateral pledged by such guarantors) for the First-Lien Obligations and the Second-Lien Obligations shall be identical.

8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

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AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN CREDIT DOCUMENTS AND THE SECOND-LIEN LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8 Notices. All notices to the Second-Lien Claimholders and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Agent and the First-Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. Each of the First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, the Parent and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Agent or the Second-Lien Agent may reasonably request to effectuate the terms of and the payment and lien priorities contemplated by this Agreement. Each Second-Lien Claimholder, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Agent, on its behalf.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Agent, the other First-Lien Creditors, the Second-Lien Agent, the other Second-Lien Claimholders, the Control Agent, the Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement unless (i) the First-Lien Agent consents to such assignment in writing and (ii) such assignment is permitted under the Second-Lien Loan Agreement or is otherwise consented to by the Second-Lien Agent.

8.12 Specific Performance. Each of the First-Lien Agent and the Second-Lien Agent may demand specific performance of this Agreement. Each of the First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, and the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Agent or the Second-Lien Agent, as the case may be.

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8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts; Fax or Other Transmission. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Claimholder, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.

8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First-Lien Agent, the Second-Lien Agent, the Control Agent and their respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Claimholders. No other Person (including the Parent and the Grantors, except as otherwise expressly provided in Section 5.3(b) and 8.3(b)) shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors, on the one hand, and the Second-Lien Claimholders, on the other hand. None of the Parent, any other Grantor or any other creditor thereof shall have any rights hereunder (other than, with respect to the Parent and the other Grantors, the right to enforce any provision hereunder to the extent that such provision expressly addresses the Parent’s or such Grantors’ performance obligations under the Second-Lien Loan Documents). Nothing in this Agreement is intended to or shall impair the obligations of the Parent or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First-Lien Credit Documents and the Second-Lien Loan Documents, respectively.

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8.18 Grantors; Additional Grantors. It is understood and agreed that the Parent and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent which becomes a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement or a borrower, guarantor or co-obligor under the Second-Lien Loan Agreement after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First-Lien Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the First-Lien Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement or a borrower, guarantor or co-obligor under the Second-Lien Loan Agreement after the date hereof at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19 No Agency. This Agreement shall not create any agency relationship between the First-Lien Agent or the Control Agent, on the one hand, and Second-Lien Agent, on the other hand (it being understood that nothing in this Section 8.19 shall modify, affect or diminish the rights, obligations, covenants or duties of the Control Agent pursuant to Section 5.5 of this Agreement).

8.20 Recitals Incorporated Herein. The preamble and recitals to this Agreement are incorporated herein by this reference.

[Signatures on following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the date first written above.

FIRST-LIEN AGENT:

KHOSLA VENTURES III LP

By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP,

in its capacity as First-Lien Agent

By:
Name: Title:

Notice Address: See Schedule 1 SECOND-LIEN AGENT: 1538731 Alberta Ltd., in its capacity As Second-Lien Agent

By:
Name: Title:
Notice Address: See Schedule 1

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

CONTROL AGENT: KHOSLA VENTURES III LP By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP, in its capacity as Control Agent

By:
Name: Title:

Notice Address: See Schedule 1

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

PARENT: KIOR, Inc.

By:
Name: Fred Cannon Title: President
Notice Address: See Schedule 1

GRANTORS: KIOR COLUMBUS LLC

By:
Name: Fred Cannon Title: President
Notice Address: See Schedule 1

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

Schedule 1

Notice Information

Khosla Ventures III, LP, As First-Lien Agent and Collateral Agent

2128 Sand Hill Road

Menlo Park, CA 94025

Facsimile: 650-926-9590

Telephone: 650-376-8500

1538731 Alberta Ltd., in its capacity As Second-Lien Agent

c/o Alberta Investment Management Corporation

1100 – 10830 Jasper Avenue

Edmonton, Alberta T5J 2B3

Attention: Chief Legal Counsel and Corporate Secretary

Facsimile: 780-392-3897

Telephone: 780-392-3835

KiOR, Inc., as Parent

Kior Columbus LLC, as Grantor

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Facsimile: 281-694-8799

Telephone: 281-694-8700

EXHIBIT F

Registration Statement Questionnaire

KIOR, INC.

13001 Bay Park Road

Pasadena, Texas 77507

October         , 2013

To:	The Selling Stockholders set forth on Exhibit A

Re:	Resale Registration Statement

Ladies and Gentlemen:

As you know, KiOR, Inc. (the “Company”) is in the process of preparing a registration statement the (“Registration Statement”) covering the resale of certain shares of the Company’s Class A Common Stock acquired or to be acquired by you pursuant to the Senior Secured Convertible Promissory Note Purchase Agreement, dated October 18, 2013 (the “Agreement”), by and among the Company and the purchasers named therein (the “Purchasers”).

In accordance with Section 5.2 of the Agreement, the Company requests that you complete the enclosed Registration Statement Questionnaire and return it to the attention of Shahzia Rahman, WilmerHale, 950 Page Mill Road, Palo Alto, CA 94304, so that it is received no later than October         , 2013.

You are reminded that sales under the Registration Statement may be made only after the Registration Statement has been declared effective by the Securities and Exchange Commission.

If you require additional information, you may contact Shahzia Rahman at (650) 858-6122 (fax number: (650) 858-6100).

REGISTRATION STATEMENT QUESTIONNAIRE

To:	KiOR, Inc.

c/o Shahzia Rahman, Esq.

WilmerHale

950 Page Mill Road

Palo Alto, CA 94034

Reference is made to (i) the Agreement and (ii) the Registration Rights Agreement, dated October __, 2013, by and among the Company and the Purchasers (the “Registration Rights Agreement”).

Pursuant to Section 5.2 of the Agreement, the undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the Registration Statement contemplated by Section 5.2 of the Agreement.

(1) Name and Contact Information:

Full legal name of record holder:

Address of record holder:

Social Security Number or Taxpayer identification number of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

E-mail address of contact person:

(2) Beneficial Ownership of Registrable Securities (as defined in the Registration Rights Agreement):

(a) Number of Registrable Securities owned by Selling Stockholder:

(b) Number of Registrable Securities requested to be registered:

(3) Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (2)(a).

Type and amount of other securities beneficially owned by the Selling Stockholder:

(4) Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(5) Plan of Distribution:

Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Securities listed above in Item (2) in accordance with the “Plan of Distribution” section set forth therein:

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities, except in accordance with the Registration Rights Agreement.

(6) Selling Stockholder Affiliations:

(a) Is the Selling Stockholder a registered broker-dealer?

(b) Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(c) If the answer to Item (6)(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(d) If the answer to Item (6)(b) is yes, did the Selling Stockholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(e) If the answer to Item (6)(b) is yes, did the Selling Stockholder, at the time of purchase of the Registrable Securities, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

Note: If the Selling Stockholder is an affiliate of a broker-dealer and did not purchase its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities, the Company may be required to identify the Selling Stockholder as an underwriter in the Registration Statement, any amendments thereto and the related prospectus.

(7) Voting or Investment Control over the Registrable Securities:

If the Selling Stockholder is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above:

Pursuant to the Registration Rights Agreement, the undersigned acknowledges that the Company may, by written notice to the undersigned, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of Registrable Securities pursuant to the Registration Statement under certain circumstances described in the Registration Rights Agreement. At any time that such notice has been given, the undersigned may not sell Registrable Securities pursuant to the Registration Statement.

The undersigned hereby further acknowledges that pursuant to the Registration Rights Agreement, the undersigned shall indemnify, hold harmless and defend, to the same extent and in the same manner as set forth in Section 6(A) of the Registration Rights Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act, as amended, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act of 1933, as amended, or the Exchange Act, as amended to the extent required by Section 6(B) of the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

The undersigned has reviewed the answers to the above questions and affirms that the same are true and correct as of the date hereof. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated: October __, 2013
Signature of Record Holder (Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)

Exhibit A

[LIST OF SELLING STOCKHOLDERS]

Disclosure Schedules

Schedule 1A

Existing Permitted Indebtedness

1.	KiOR, Inc.

Indebtedness in the principal amount not to exceed $33,801 outstanding on the First Closing minus the amount of any principal repayments in respect thereof to Dell Financial Services L.L.C. and its successors and assigns.

Indebtedness in the principal amount not to exceed $11,117 outstanding on the First Closing minus the amount of any principal repayments in respect thereof to GreatAmerica Leasing Corporation and its successors and assigns.

Indebtedness of $301,413 as of the First Closing under that certain Premium Finance Agreement, dated July 2013, between IPFS Corporation and Kior, Inc.

Indebtedness in connection with credit card reimbursement obligations owed to Silicon Valley Bank from time to time in the maximum amount not to exceed $200,000 at any time outstanding.

Indebtedness of $108,593 as of the First Closing owed to Cisco Systems Capital.

Indebtedness of $10,000 as of the First Closing owed to CIT.

Indebtedness of $30,897 as of the First Closing owed to Wells Fargo.

2.	KiOR Columbus LLC

None.

Schedule 1B

Existing Permitted Investments

KiOR, Inc. has the following Investments as of the First Closing:

Name of Subsidiary	Jurisdiction of Organization or Formation	Organizational Identification Number	Percentage of Equity Interests Owned
Kior Columbus LLC	Delaware	4881599	Wholly owned

Schedule 1C

Permitted Liens

1.	Kior, Inc.

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Wells Fargo Capital Finance	DE Secretary of State	7/26/2010 2010 2593535 7/27/2010 2010 2594798	Equipment and related property Equipment and related property	Lab equipment leased from Quantum Analytics

Dell Financial Services L.L.C.	DE Secretary of State	10/3/2011 2011 2904228	Equipment and software and related property	Computer equipment leased

De Lage Landen Financial Services, Inc.	DE Secretary of State	9/23/2009 2009 3035521	Equipment and related property	Forklift lease

GreatAmerica Leasing Corporation	DE Secretary of State	12/28/11 2011 4981414	Equipment and related property	Copier equipment leased

IPFS Corporation	N/A	N/A	All right, title and interest in certain D & O insurance policies and certain related property	Premium Finance Agreement, dated July 2013, between IPFS Corporation and Kior, Inc.

Name of Lienholder	UCC Filing Jurisdiction	Initial UCC Filing Date and No.	Description of Collateral Covered by Lien	Description of Obligations Secured by Lien
Silicon Valley Bank	N/A	N/A	Deposit accounts and any and all monies at any time held therein with all interest and income thereon, all documents, instruments and agreements evidencing the deposit account and all renewals and replacements of, additions to and proceeds of the same	Credit Card obligations

2.	Kior Columbus LLC

None.

Schedule 1

Subsidiaries

KiOR, Inc. has the following Subsidiaries:

Name of Subsidiary	Jurisdiction of Organization or Formation
Kior Columbus LLC	Delaware

Schedule 4.3

Consents and Authorizations

As of the First Closing, the Company has not obtained the approval of the stockholders for the issuance of shares of common stock upon conversion of the Notes and upon the Second Closing, which the Company intends to obtain following the First Closing. In addition, the Company may need to file an application with NADSAQ for the listing of additional shares in connection with the shares of common stock to be issued upon conversion of the Notes and upon the Second Closing, which it will file prior to such issuances.

UCC-1 financing statement filings with the Secretary of State of the State of Delaware.

Filings with the United States Patent and Trademark Office and the United States Copyright Office.

Schedule 4.8

Tax Matters

None.

Schedule 4.9

Intellectual Property Claims

None.

Schedule 4.10

Intellectual Property

None.

Schedule 4.11

Company Products

None.

Schedule 4.13

Employee Loans

None.

Schedule 4.14

Capitalization and Subsidiaries

Obligor	Classes of Stock	Authorized Shares	Shares Outstanding
KiOR, Inc.	Class A Common Stock Class B Common Stock Preferred Stock	322,800,000 (250,000,000 shares of Class A Common Stock, 70,800,000 shares of Class B Common Stock, 2,000,000 shares of Preferred Stock)	55,122,484 shares of Class A Common Stock, 51,511,234 shares of Class B Common Stock[1]
Kior Columbus LLC	N/A	N/A	100% owned by KiOR, Inc.

[1]	As of August 2, 2013, as stated in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 9, 2013. Since August 2, 2013, the Company has not issued any equity or equity linked securities other than (i) shares of Class A Common Stock issued in connection with the exercise of stock options granted prior to such date and (ii) warrants to purchase an aggregate of 812,031 shares of Class A common stock issued to KFT Trust, Vinod Khosla, Trustee in connection with the Company’s borrowing under the Loan and Security Agreement, dated as of January 26, 2012, as amended.

Schedule 4.15

Commercial Tort Claims

None.

Schedule 4.19

Filings

None.

Schedule 4.20

Contracts

None.

Schedule 4.23

Litigation

The Company and certain of its officers have been named in a lawsuit filed on August 20, 2013 in the United States District Court for the Southern District of Texas (Berry v. KiOR, Inc., 4:13-cv-02443). The lawsuit asserts claims under the federal securities laws, specifically Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder. The complaint does not specify damages, but alleges generally that the Company did not make proper disclosures regarding the timing and quantity of projected production at the Company’s Columbus, Mississippi facility. The Company and the officers individually named dispute all allegations and intend to vigorously defend these claims.